As filed with the Securities and Exchange Commission on May 31, 1996

                                           SEC Registration No. 33-64977

                SECURITIES AND EXCHANGE COMMISSION

                         AMENDMENT NO. 2

                 FORM S-1 REGISTRATION STATEMENT

                 UNDER THE SECURITIES ACT OF 1933

                      CONTOUR MEDICAL, INC.
      (Exact Name of Registrant as Specified in its Charter)

        Nevada                         3842                    77-0163521
(State or Other Juris-    (Primary Standard Industrial     (IRS Employer Iden-
diction of Incorpora-      Classification Code Number)      tification Number)
tion)

        3340 Scherer Drive, St. Petersburg, Florida 33716
                          (813) 572-0089
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)

                     Donald F. Fox, President

        3340 Scherer Drive, St. Petersburg, Florida 33716
                          (813) 572-0089
    (Name, Address and Telephone Number of Agent for Service)

                            Copies to:
                       Jon D. Sawyer, Esq.
                       Jon D. Sawyer, P.C.
                1401 Seventeenth Street, Suite 460
                     Denver, Colorado  80202
                          (303) 295-2355
_____________________________________________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _X_

__________________________________________________________________________________________

                      CALCULATION OF REGISTRATION FEE
Title of Each Class  Proposed Maxi-  Proposed Maximum      Amount of
 of Securities to     Amount to be     mum Offering     Aggregate Offer-
Registration
  be Registered        Registered      Price Per Unit      ing Price
Fee

Common Stock,           125,186         $4.2857<F2>     $  536,512.50       $
185.00
$.001 Par Value<F1>     Shares          Per Share

Common Stock,           315,000         $4.2857<F4>     $1,350,000.00       $
465.52
$.001 Par Value<F3>     Shares            Per Share

Common Stock,           630,000         $3.92857<F6>    $2,475,000.00       $
853.45
$.001 Par Value<F5>     Shares          Per Share

Common Stock,           577,500         $2.078<F8>      $1,200,000.00       $
413.79
$.001 Par Value<F7>     Shares          Per Share

Common Stock,           369,619         $5.25<F10>      $1,940,499.75       $
669.14
$.001 Par Value<F9>     Shares          Per Share

                                                Total   $7,502,012.25
$2,586.90<F11>

                               (See Notes on following sheet)
<FN1>
Issuable upon exercise of the Registrant's Class B Warrants outstanding.
<FN2>
Based on the exercise price of the Class B Warrants.
<FN3>
Issuable upon the exercise of the Registrant's Class C Warrants outstanding.
<FN4>
Based on the exercise price of the Class C Warrants.
<FN5>
Issuable upon the conversion of the Registrant's Series A Convertible Preferred Stock outstanding.
<FN6>
Estimated based on the closing price of the Registrant's Common Stock as reported on the Nasdaq Small Cap Market on December 8, 1995.
<FN7>
Shares issuable upon the exercise of Consultants' Warrants.
<FN8>
Based on the average exercise price of the Consultants' Warrants.
<FN9>
To be offered by a selling shareholder.
<F10>
Estimated based on the closing price of the Registrant's Common Stock as reported on the Nasdaq Small Cap Market on May 28, 1996.
<FN11>
Of this amount $1,917.76 was paid at the time of the initial filing and
$669.14
is being paid with this Amendment.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                      CONTOUR MEDICAL, INC.

         Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form S-1) and Form of Prospectus.

      Item Number and Caption              Heading in Prospectus

 1.   Forepart of the Registration         Outside Front Cover Page;
      Statement and Outside Front          Inside Front Cover Page
      Cover Page of Prospectus

 2.   Inside Front and Outside Back        Inside Front Cover Page;
      Cover Pages of Prospectus            Outside Back Cover Page

 3.   Summary Information, Risk            Prospectus Summary; Risk
      Factors and Ratio of Earnings        Factors; The Company
      to Fixed Charges

 4.   Use of Proceeds                      Use of Proceeds

 5.   Determination of Offering Price      Description of Securities;
                                           Selling Shareholder

 6.   Dilution                             Not Applicable

 7.   Selling Security Holders             Selling Shareholder


 8.   Plan of Distribution                 Outside Front Cover Page;
                                           Plan of Distribution;
                                           Selling Shareholder

 9.   Description of the Securities to     Description of Securities
      be Registered

10.   Interest of Named Experts and        Not Applicable
      Counsel

11.   Information With Respect to
      the Registrant:

      (a)  Description of Business         The Company; Business

      (b)  Description of Properties       Business -- Facilities

      (c)  Legal Proceedings               Not Applicable

      (d)  Market Price; Dividends and     Price Range of Common Stock;
           Related Stockholder Matters     Dividend Policy; Risk Factors;
                                           Description of Securities

      (e)  Financial Statements            Financial Statements

      (f)  Selected Financial Information  Selected Financial Information

      (g)  Supplementary Financial         Not Applicable
           Information

      (h)  Management's Discussion and     Management's Discussion and
           Analysis of Financial Condi-    Analysis of Financial Condi-
           tion and Results of Opera-      tion and Results of Operations
           tions

      (I)  Disagreements with Accountants  Not Applicable

      (j)  Directors and Officers          Management

      (k)  Executive Compensation          Management

      (l)  Security Ownership              Security Ownership of Management
                                           and Principal Shareholders

      (m)  Certain Relationships and       Management; Certain Transactions
           Related Transactions

12.   Disclosure of Commission Posi-       Not Applicable
      tion on Indemnification for
      Securities Act Liabilities

                                 SUBJECT TO COMPLETION; DATED MAY 31, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               CONTOUR MEDICAL, INC.

                   125,186 Shares of Common Stock Issuable Upon
                           Exercise of Class B Warrants
                   315,000 Shares of Common Stock Issuable Upon
                           Exercise of Class C Warrants
                   630,000 Shares of Common Stock Issuable Upon
                Conversion of Series A Convertible Preferred Stock
                   577,500 Shares of Common Stock Issuable
                      Upon Exercise of Consultants' Warrants
                   369,619 Shares of Common Stock Offered by
                           Selling Shareholder

     Included in the securities offered hereby are 125,186 shares of common stock, $.001 par value ("Common Stock") underlying Class B redeemable common stock purchase warrants (the "Class B Warrants") of the Company. Also included in the securities offered hereby are 315,000 shares of Common Stock underlying Class C redeemable common stock purchase warrants (the "Class C Warrants"). The Class B Warrants and Class C Warrants were issued as part of units sold in two separate private offerings conducted by the Company. Each Class B Warrant entitles the holder to purchase 1.05 shares of Common Stock at an exercise price of $4.50 until July 15, 1996, subject to earlier redemption by the Company. Each Class C Warrant entitles the holder to purchase 1.05 shares of Common Stock at an exercise price of $4.50 through February 24, 1999, subject to earlier redemption by the Company. (See "DESCRIPTION OF SECURITIES.")

     Also included in the securities offered hereby are 630,000 shares of Common Stock of the Company issuable upon the conversion of the Company's Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued as part of Units sold in a private offering conducted by the Company. Each share of Series A Convertible Preferred Stock is convertible into 1.05 shares of Common Stock, unless redeemed by the Company. (See "DESCRIPTION OF SECURITIES.")

     Also included in the securities offered hereby are 577,500 shares of the Common Stock underlying certain common stock purchase warrants which were issued to consultants of the Company ("Consultants Warrants"), which entitle the holders to purchase shares of Common Stock at exercise prices of $1.4286 and $2.8571 per share. (See "DESCRIPTION OF SECURITIES.")

     Also included in the securities offered hereby are 369,619 shares of Common Stock being offered by a Selling Shareholder. None of the proceeds from the sale of the Common Stock by the Selling Shareholder will be received by the Company.

     The Company's Common Stock currently trades in the Nasdaq Small Cap Market under the symbol "CTMI", and on May 28, 1996, the closing price of the Common Stock was $5.25. (See "PRICE RANGE OF COMMON STOCK.")

                               __________________

     THESE ARE SPECULATIVE SECURITIES. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.
                               ___________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ___________________

                                                   Underwriting     Proceeds
                                    Price to      Discounts and      to the
                                Warrant Holders  Commissions<FN1> Company<FN2>

Per Share on Exercise of
  Class B Warrants               $   4.2857            -0-         $   4.2857
Total                            $  536,512            -0-         $  536,512
_____________________________________________________________________________

Per Share on Exercise of
  Class C Warrants               $   4.2857            -0-         $   4.2857
Total                            $1,350,000            -0-         $1,350,000
_____________________________________________________________________________

Per Share on Exercise of
  Consultants' Warrants<FN3>     $    2.078            -0-         $    2.078
Total                            $1,200,000            -0-         $1,200,000

<FN1>
No commissions or fees will be paid in connection with the exercise of the Class B Warrants, Class C Warrants or Consultants' Warrants.
<FN2>
Before deducting expenses of this offering estimated at $30,000.
<FN3>
Based on the average exercise price of the Consultants' Warrants.

         The date of this Prospectus is _________, 1996.


                      ADDITIONAL INFORMATION

     A Registration Statement on Form S-1, including amendments thereto, relating to the securities offered hereby has been filed by the Company with the Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. However, all material elements of such contracts and documents are disclosed in this Prospectus. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

    The Company is subject to the reporting requirements of Section 13(a) and to the proxy requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected or copied at the public reference facilities at the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices in New York, 7 World Trade Center, New York, New York 10048, and in Chicago, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents can be obtained at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

THE COMPANY

     Contour Medical, Inc. and its Michigan and Florida subsidiaries (the "Company") manufactures a full line of orthopedic care and rehabilitation products in addition to a full line of disposable surgical products. The orthopedic and rehabilitative products include pads and positioning aids for x-rays, CAT scans, mammograms and MRI's; braces for reconstructive rehabilitation after surgery; and finger spreaders, leg spreaders and leg positioning devices to prevent atrophy and speed recovery from surgery. Sterile and non-sterile products such as sponges, swabs, instrument holders, equipment covers and drapes make up the Company's disposable product line.

     In addition to the standard product lines offered, the Company offers customers the benefit of specialty manufacturing. The Company's staff assists in total product development from concept to completed product manufacturing and distribution.

     In 1994, the Company began manufacturing and marketing its "REDI NURSE SYSTEM[TM]" product line, which provides custom packaged procedural trays for use in clinics and nursing homes as well as by home health care nurses. The Company also designs and fabricates disposable medical products for sports medicine applications.

     Beginning in 1995, the Company commenced distribution of medical supply products to nursing home and retirement facilities owned, leased or managed by Retirement Care Associates, Inc., the Company's majority shareholder. The Company has now expanded this activity to other nursing home operators and other health care providers.

     In March 1996, the Company acquired AmeriDyne Corporation ("AmeriDyne"), a bulk medical supply company based in Jackson, Tennessee. AmeriDyne distributes supplies to hospitals, clinics, physicians, pharmacies, nursing homes and other health care providers in Tennessee, Arkansas, Mississippi, Alabama, Illinois, Texas, Kentucky, Missouri and Virginia.

THE OFFERING

      Common Stock Outstanding            5,214,223 Shares<FN1>

      Securities Offered Upon
      Exercise of Class B Warrants        125,186 Shares of Common Stock

      Securities Offered Upon
      Exercise of Class C Warrants        315,000 Shares of Common Stock

      Securities Offered Upon
      Conversion of Series A
      Convertible Preferred Stock         630,000 Shares of Common Stock

      Securities Offered Upon
      Exercise of Consultants'
      Warrants                            577,500 Shares of Common Stock

      Common Stock Outstanding
      After Offerings by Company          6,861,909 Shares<FN1>

      Common Stock Offered by             369,619 Shares
      Selling Shareholder

      Nasdaq Small Cap Market
      Symbol                              CTMI

__________________
<FN1>
As of May 31, 1996. Does not include 415,275 shares of Common Stock issuable upon the exercise of outstanding options. (See "MANAGEMENT.")

     RISK FACTORS: The purchase of these securities involves a high degree of risk. Prospective investors should review carefully and consider the factors described under "RISK FACTORS."

     USE OF PROCEEDS: The proceeds from the offering will be used for general corporate purposes. (See "USE OF PROCEEDS.")

     SUMMARY FINANCIAL DATA: The following table sets forth certain selected financial data with respect to the Company and is qualified in its entirety by reference to the financial statements and notes thereto included in this Prospectus.

Balance Sheet Data:

                              At
                           March 31,    At June 30,        At December 31,
                             1996          1995          1994          1993

Current Assets           $ 7,538,754    $4,351,326    $1,129,398    $1,224,496
Total Assets              10,560,542     5,176,426     1,484,568     1,878,465
Current Liabilities        3,502,493     1,377,578       410,162       829,200
Working Capital            4,036,261     2,973,748       719,236       395,296
Long-Term Debt             1,369,234       907,711       554,323          -0-
Shareholders' Equity       5,688,815     2,891,137       520,083       648,765

Statement of Income Data:

                            For the Nine Months        For the Six Months
                              Ended March 31,            Ended June 30,
                             1996         1995         1995          1994

Sales                     $8,529,915   $3,375,007    $3,568,459    $1,929,200
Net Income (Loss)            403,357      (58,655)      111,373      (478,798)
Net Income (Loss) Per
  Common Share            $      .07   $     (.01)   $      .02    $     (.20)

Weighted Average Shares
  and Share Equivalents
  Outstanding              4,885,602    4,520,799     4,786,126     2,341,996

Cash Dividends Per Share        -0-          -0-           -0-           -0-

                                       For the Year Ended December 31,
                                       1994          1993          1992

Sales                               $3,945,745    $3,618,359    $3,440,701
Net Income (Loss)                     (529,182)      (73,536)       79,126

Net Income (Loss) Per
 Common Share                       $     (.20)   $     (.05)   $      .07

Weighted Average Shares
 and Share Equivalents
 Outstanding                         2,688,927     1,434,466     1,180,407

Cash Dividends Per Share                  -0-           -0-           -0-


                           RISK FACTORS

     The securities offered hereby represent a speculative investment and involve a high degree of risk of a loss of part or all of the investment. Therefore, prospective investors should read this entire Prospectus and carefully consider the following risk factors in addition to the other information set forth elsewhere in this Prospectus prior to making an investment.


     1. ADVANCES MADE TO MAJORITY SHAREHOLDER AND DEPENDENCE ON SALES TO FACILITIES CONTROLLED BY IT. The Company has engaged in a number of transactions with its majority shareholder, Retirement Care Associates, Inc. ("Retirement Care"), as well as facilities owned, leased or controlled by it. In particular, as of March 31, 1996, the Company had advanced $613,563 to Retirement Care on an interest-free basis. In addition, during the nine months ended March 31, 1996, and the six months ended June 30, 1995, the Company sold approximately $2,999,000 and $1,426,000, respectively, in bulk medical supplies to nursing homes and retirement facilities owned, leased or managed by Retirement Care, and such sales represented approximately 35% and 40% of the Company's sales during such periods, respectively. As of March 31, 1996, such facilities owed the Company $1,584,209 in accounts receivable in connection with such sales. The Company is dependent upon the continuation of sales to the affiliated facilities and the payment of amounts owed by Retirement Care and the affiliated facilities.


      2. ACQUISITION OF AMERIDYNE CORPORATION. On March 1, 1996, the Company acquired AmeriDyne Corporation ("AmeriDyne"), a bulk medical supply company based in Jackson, Tennessee. During the ten months ended February 29, 1996, AmeriDyne had a net loss of approximately $92,000. There can be no assurance that this acquisition will contribute to the profitability of the Company.

     3. ARBITRARY OFFERING PRICE. The prices at which the Class B Warrants, Class C Warrants and Consultants' Warrants may be exercised were arbitrarily determined by the Company. The exercise prices bear no relationship to objective criteria of value.

     4. PROCEEDS OF WARRANT EXERCISES NOT ALLOCATED. The net proceeds from the exercise of the Class B Warrants, Class C Warrants and Consultants' Warrants have not been designated to be used for a specific purpose by the management of the Company. Persons who exercise their Class B, Class C Warrants or Consultants' Warrants will be trusting their funds to management, who will have broad discretion in determining specific expenditures of the funds. Accordingly, this uncertainty increases the risk of an investment in the Company since investors do not have an opportunity to review and evaluate the specific expenditures which may be made by the Company. The Company does not intend to use the funds to make acquisitions of other businesses, and has no present plans or discussions related to possible future acquisitions. See "USE OF PROCEEDS."

     5. RETENTION OF CONTROL BY RETIREMENT CARE ASSOCIATES, INC. Retirement Care Associates, Inc. ("Retirement Care") beneficially owns 61.5% of the Company's Common Stock outstanding. Since cumulative voting in the election of Directors is not permitted, it presently has the power to elect all of the Directors of the Company.

     6. POTENTIAL ADVERSE IMPACT OF GOVERNMENT REGULATION AND HEALTHCARE REFORM. The healthcare supply industry is not highly regulated at present. Therefore, the Company has not been directly impacted by governmental regulations in the healthcare area. The Company is unable to determine to what extent, if any, regulation of medical supplies may be proposed or adopted or, if adopted, the favorable or unfavorable impact, if any, they would have on the Company's operations. In addition, there can be no assurance that future healthcare reform will not negatively impact the Company, or its major customers.

     7. COMPETITION. The Company is a small manufacturing concern engaged in a specialized niche of the health care supply business. It therefore competes with all of the health care product manufacturers, substantially all of which are better capitalized and have significantly greater resources than does the Company.

     8. SUCCESS DEPENDENT ON MANAGEMENT. Success of the Company depends on the active participation of Donald F. Fox, Gerald J. Flanagan and Scott F. Lochridge. The Company has employment agreements with Mr. Flanagan and Mr. Lochridge, but has no agreement with Mr. Fox. Further, the Company has not obtained "key-man" insurance on any of these persons. The loss of the services of any of these persons could adversely affect the development of the Company's business.

     9. PRODUCT LIABILITY. Due to the nature of the business of the Company, it faces substantial potential liability in connection with the sale and consumption of its products. The Company carries liability insurance in the amount of $1,000,000 per occurrence and also carries an umbrella excess liability insurance policy which has a $2,000,000 per occurrence limit with an aggregate limit of $2,000,000. It is possible that liabilities arising out of use of the products of the Company could have a severe effect on the Company.

     10. DIVIDEND POLICY. The Company has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend, among other things, upon the Company's future earnings, requirements for capital improvements and financial condition. As a result, investors may never receive any income from the ownership of the Company's Common Stock.


                           THE COMPANY

     The Company was organized in the State of Nevada under the name Master Acquisitions, Inc. in April 1987. Its name was changed to Best Acquisitions, Inc. in March 1988, and in 1989, the Company conducted an initial public offering as a "blank check" company seeking business opportunities. In 1991, the Company's name was again changed to Associated Healthcare Industries, Inc. ("AHII"). The Company was a development stage company operating in the health care industry prior to the acquisition of all of the issued and outstanding stock of the Michigan and Florida Subsidiaries in May 1993, as discussed below. In connection with the acquisition of the stock of the Michigan and Florida Subsidiaries, the Company's name was changed to Contour Medical, Inc. on June 30, 1993.

     On May 14, 1993, effective as of January 1, 1993, the Company acquired all of the issued and outstanding stock of the Michigan and Florida Subsidiaries in exchange for the issuance of (I) 1,000,000 shares of the Company's Class D Redeemable Preferred Stock and 666,666 Class D Warrants (valued by the parties at $6,000,000); and (ii) 666,669 shares of the Company's Class C Convertible Preferred Stock (valued by the parties at $2,000,000). In April 1994, all Class D Redeemable Preferred Stock and Class D Warrants were exchanged for shares of Class One Convertible Preferred Stock and Common Stock.

     The Michigan Subsidiary operates from a 30,000 square foot company-owned facility located on twelve acres in Grand Blanc, Michigan, approximately 50 miles north of Detroit and about 15 minutes from Flint. The Michigan Subsidiary was established in 1974 to develop and manufacture products for the imaging industry. These product lines today include a full line of pads and positioning aids for X-rays, MRI, CAT and mammography usages. The business has further diversified its orthopedic products used in therapy procedures for patient's recovery from surgery, and prolonged immobilization resulting from disease or nerve damage. The Michigan Subsidiary's products are primarily reusable products which typically can be used for one to two years.

     In 1984, the Michigan Subsidiary's management decided to diversify its operations into the disposable products market, and established a sister company in St. Petersburg, Florida, the Florida Subsidiary. The Florida Subsidiary began manufacturing disposable, sterile and non-sterile single-use products for hospital, surgical and emergency room environments in 1984.
These products include bags, covers and drapes for protection of equipment and patients in these special procedure areas. Additional products have been developed for the kit-packers "kit" market. Products for this market include foam products such as sponges, prep swabs and instrument holders which are included in the kits sold by other manufacturers.

     In 1994, the Florida Subsidiary's operation was expanded to include the new REDI NURSE SYSTEM[TM] production. In this connection, the warehouse facility in St. Petersburg was expanded to include an additional 12,500 square feet of warehouse space to accommodate increased product orders for the established products and new product lines.

     On September 30, 1994, Retirement Care Associates, Inc. ("Retirement Care") acquired 889,003 shares of the Company's outstanding Common Stock and all 2,000,000 shares of the Company's Class One Convertible Preferred Stock from three persons who were Officers and Directors of the Company. Subsequently, Retirement Care converted the Class One Convertible Preferred Stock into 2,100,000 shares of Common Stock. The Common Stock acquired by Retirement Care in these transactions represented approximately 63% of the Company's Common Stock outstanding after the completion of these transactions. Retirement Care's beneficial ownership is currently 61.5%.

     Retirement Care acquired the stock from William D. Gabriele, Rudolph J. Dallessandro and Howard E. Hagon in exchange for shares of Retirement Care's common and preferred stock. In connection with the exchange of shares, Messrs. Gabriele, Dallessandro and Hagon each resigned as Officers and Directors of the Company, and each resigned as employees within 90 days of the closing. Following these resignations, three new Directors of the Company selected by Retirement Care were elected. These three persons also serve as directors of Retirement Care.

     Retirement Care is a publicly-held company (listed on the New York Stock Exchange) which is engaged in the management and operation of retirement care and long-term nursing home facilities in the Southeastern United States. Although Retirement Care now has three representatives on the Board of Directors, it does not intend to take an active role in the day-to-day management of the Company.

     Beginning in 1995, the Company commenced distribution of medical supply products to nursing home and retirement facilities owned, leased or managed by Retirement Care. The Company has now expanded this activity to other nursing home operators and other health care providers.

    On March 1, 196, the Company acquired AmeriDyne Corporation ("AmeriDyne") through a merger with a newly formed, wholly-owned subsidiary of the Company. The Company issued 369,619 shares of its Common Stock and paid $250,000 to Scott F. Lochridge, the sole shareholder of AmeriDyne, for his shares of AmeriDyne in the merger. AmeriDyne is a bulk medical supply company based in Jackson, Tennessee which has annual sales of approximately $10 million. Scott
F. Lochridge will continue to serve as the President of AmeriDyne which will operate as a wholly-owned subsidiary of the Company. The shares issued to Mr. Lochridge in the merger represent approximately 7.1% of the shares of the Company's Common Stock outstanding after the transaction.

     In July 1993 the Company effected a 1 for 13 reverse stock split and in March 1996 the Company effected a 1.05 for 1 forward stock split. All financial information and share data in this prospectus gives retroactive effect to these stock splits.

     The Company's principal executive offices are located at 3340 Scherer Drive, St. Petersburg, Florida 33716, and its telephone number is (813) 572-0089.


                         PRICE RANGE OF COMMON STOCK

      The Company's Common Stock is traded in the over-the-counter market, and since September 21, 1995, has been traded on the Nasdaq Small Cap Market under the symbol "CTMI." The following table sets forth the closing high and low bid prices of the Company's Common Stock as reported by the OTC Bulletin Board for the periods indicated prior to September 21, 1995, and by The Nasdaq Stock Market thereafter. These prices are believed to be representative inter-dealer quotations, without retail markup, markdown or commissions, and may not represent prices at which actual transactions occurred.

                                                            Bid<FN1>
      Quarter Ended                                     High         Low

      March 31, 1993 . . . . . . . . . . . . .         $2.97        $0.87
      June 30, 1993. . . . . . . . . . . . . .         $2.60        $0.99
      September 30, 1993 . . . . . . . . . . .         $2.86        $0.25
      December 31, 1993. . . . . . . . . . . .         $2.14        $0.48

      March 31, 1994 . . . . . . . . . . . . .         $2.14        $0.95
      June 30, 1994. . . . . . . . . . . . . .         $1.90        $0.48
      September 30, 1994 . . . . . . . . . . .         $1.90        $1.67
      December 31, 1994. . . . . . . . . . . .         $4.76        $1.90

      March 31, 1995 . . . . . . . . . . . . .         $4.88        $3.38
      June 30, 1995. . . . . . . . . . . . . .         $5.24        $3.57
      September 30, 1995 . . . . . . . . . . .         $7.62        $4.17
      December 31, 1995. . . . . . . . . . . .         $5.95        $3.81

      March 31, 1996 . . . . . . . . . . . . .         $6.07        $4.05

___________________

<FN1>
As restated to give retroactive affect to a 1 for 13 reverse stock split which occurred in July 1993, and a 1.05 for 1 forward stock split which occurred in March 1996.


     A recent closing price for the Common Stock is set forth on the cover page of this Prospectus. As of May 6, 1996, there were approximately 105 record holders of the Company's Common Stock. Based on securities position listings, the Company believes that there are approximately 500 beneficial holders of the Company's Common Stock.



                                 DIVIDEND POLICY

     The Company has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend, among other things, upon the Company's future earnings, requirements for capital improvements and financial condition. The Company does, however, intend to consider additional stock dividends in the future.

     The Company's ability to pay any cash dividends on the Company's Common Stock in the future will be limited by the dividend requirements of the Company's Series A Convertible Preferred Stock. (See "DESCRIPTION OF SECURITIES.")

                          SELECTED FINANCIAL INFORMATION

     The following table sets forth certain selected financial data with respect to the Company, and is qualified by reference to the financial statements and notes thereto filed herewith:

BALANCE SHEET DATA:
                                 At                   At
                           March 31, 1996        June 30, 1995

Current Assets              $ 7,538,754            $4,351,326
Total Assets                 10,560,542             5,176,426
Current Liabilities           3,502,493             1,377,578
Working Capital               4,036,261             2,973,748
Long-Term Debt                1,369,234               907,711
Shareholders' Equity          5,688,815             2,891,137

                                            At December 31,
                         1994        1993       1992        1991        1990
Current Assets        $1,129,398  $1,224,496  $1,054,020  $1,078,858
$1,054,994
Total Assets           1,484,568   1,878,465   1,375,726   1,427,362
1,593,793
Current Liabilities      410,162     829,200     601,727     653,178
500,091
Working Capital          719,236     395,296     452,293     425,680
554,903
Long-Term Debt           554,323        -0-      480,000     559,311
696,229
Shareholders' Equity     520,083     648,765     293,999     214,973
397,473

STATEMENT OF INCOME DATA:

                             For the Nine Months        For the Six Months
                               Ended March 31,            Ended June 30,
                              1996         1995          1995        1994

Sales                      $8,529,915   $3,375,007    $3,568,459  $1,929,200
Net Income (Loss)             403,357      (58,655)      111,373    (478,798)
Net Income (Loss)Per
 Common Share              $      .07   $     (.01)   $      .02  $     (.20)

Weighted Average Shares
 and Share Equivalents
 Outstanding                4,885,602    4,520,799     4,786,126   2,341,996

Cash Dividends
  Per Common Share                -0-          -0-           -0-         -0-

                                  For the Year Ended December 31,
                       1994         1993        1992        1991        1990

Sales               $3,945,745  $3,618,359  $3,440,701  $3,516,135  $3,960,958
Net Income (Loss)     (529,182)    (73,536)     79,126      20,383     387,765
Net Income (Loss)
 Per Common
 Share              $     (.20) $     (.05) $      .07  $      .03  $      .56

Weighted Average
 Shares and Share
 Equivalents Out-
 standing            2,688,927   1,434,466   1,180,407     689,123     689,123

Cash Dividends
  Per Common Share         -0-         -0-         -0-         -0-         -0-


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of sales for the periods indicated:

                     Nine Months
                       Ended          Six Months
                      March 31,      Ended June 30,    Year Ended December 31,
                    1996    1995     1995     1994      1994    1993    1992

Sales              100.0%  100.0%    100.0%  100.0%    100.0%  100.0%  100.0%
Cost of Sales       72.4%   63.5%     71.3%   73.8%     64.5%   57.0%   51.0%
Gross Profit        27.6%   36.5%     28.7%   26.2%     35.5%   43.0%   49.0%
Operating
  Expenses          20.6%   36.9%     23.6%   34.1%     40.1%   44.9%   43.6%
Income (Loss)
  Before Income
  Taxes (Benefit)    7.2%   (1.7%)     4.6%  (24.8%)   (13.4%)  (3.5%)   3.0%
Income Taxes
  (Benefit)          2.5     --       1.5%     --        --    (1.4%)   0.7%
Net Income (Loss)    4.7%   (1.7%)     3.1%  (24.8%)   (13.4%)  (2.0%)   2.3%


NINE MONTHS ENDED MARCH 31, 1996, COMPARED TO NINE MONTHS ENDED MARCH 31, 1995

     As a result of the factors discussed below, for the nine months ended March 31, 1996, the Company had net income of $403,357 compared to a net loss of $(58,655) for the nine months ended March 31, 1995.

     Sales increased $5,154,908 for the nine months ended March 31, 1996, as compared to 1995. Approximately $690,000 of this increase was due to increased demand for the Company's traditional product lines and approximately $570,000 of the increase resulted from sales of pre-packaged kits and bulk medical supplies to customers other than nursing homes, and approximately $896,000 of the increase resulted from the AmeriDyne acquisition. Approximately $2,999,000 of the sales increase was attributed to sales of bulk medical supplies and pre-packaged kits to nursing homes managed or operated by the Company's Parent. Approximately $330,000 of these nursing home sales represent sales of the pre-packaged kits and the remainder of $2,669,000 represents sales of bulk medical supplies to the nursing homes.

     Gross profit for the nine months ended March 31, 1996, was $2,358,052 or 28% of sales, as compared to $1,231,686 or 37% of sales, for the same period of the previous year. The decrease in gross profit as a percentage of sales is primarily due to the fact that pre-packaged kits and bulk medical supply products have lower gross profit margins.

     Operating expenses for the nine month period ending March 31, 1996, were $1,760,156 as compared to $1,244,429 in 1995. The operating expenses increased by approximately $348,900 as the result of higher administrative and marketing costs due to the increased level of sales and overall business activity, and approximately $166,800 of the increase resulted from the new AmeriDyne subsidiary.

SIX MONTHS ENDED JUNE 30, 1995, COMPARED TO SIX MONTHS ENDED JUNE 30, 1994

     As a result of the factors discussed below, the Company had net income of $111,373 for the six months ended June 30, 1995, as compared to a net loss of $478,798 for the six months ended June 30, 1994.

     Sales for the six months ended June 30, 1995, increased to $3,568,459 as compared to $1,929,200 during the same period in 1994, due to growth in sales volume of the existing product lines and the addition of bulk medical supply sales. Approximately $1,426,000 of the sales increase was attributable to sales of bulk medical supplies and pre-packaged kits to nursing homes managed or operated by the Company's parent. These sales, which started during April 1995 represent a new market for the Company. Approximately $175,000 of these nursing home sales represents sales of the Company's prepackaged kits and the remainder of the nursing home sales represents sales of bulk medical supplies. The remaining $213,000 of the overall sales increase was due to an increased demand for the Company's existing product line.

     Gross profit for the six months ended June 30, 1995, was $1,024,083 or 28.7% of sales as compared to $505,500 or 26.2% of sales for the six months ended June 30, 1994. The gross profit percentage remained relatively constant in 1995 as compared to the comparable period in 1994 because the product mix in both periods included about the same percentage of REDI NURSE kits which have a lower gross profit than the manufactured products. The 1995 period included approximately $1,251,000 in sales of bulk medical supplies which also have a lower gross profit, and the 1994 period margin was reduced due to the costs of developing and shipping numerous prototype kits for customer evaluation and introduction prior to FDA approvals. In prior years, the Company had higher gross profit margins because most of the Company's sales were of products manufactured by the Company.

     Operating expenses for the six months ended June 30, 1995, increased to $841,275 as compared to $657,199 for the same period in 1994. Total operating expenses increased approximately $184,000 as a result of the increased staffing necessary to service the increased volumes, but as a percentage of sales they decreased to approximately 24% of sales in 1995 versus 34% of sales in the same period in 1994.

     Net income before taxes for the six months ended June 30, 1995, was $166,091 as compared to a net loss before income taxes for the six months ended June 30, 1994, of $478,798, after deducting offering costs of $305,731.

1994 COMPARED TO 1993

     As a result of the factors discussed below, the Company had a net loss of $529,182 in 1994 as compared to a net loss of $73,536 in 1993.

     Sales for 1994 increased by 9% to $3,945,745 as compared to $3,618,359 in 1993 due to growth in sales of existing product lines and increasing sales in the new REDI NURSE product lines which were introduced during March - April 1994.

     Gross profit for 1994 was $1,399,820 or 35.5% of sales, as compared to $1,557,109 or 43.0% of sales, in fiscal year 1993. The lower gross profit in 1994 resulted from a change in the sales mix of products and the fact that profit margins on the REDI NURSE lines (introduced during March-April 1994) are lower since those products are assembled as opposed to being manufactured.

     Operating expenses in 1994 were $1,580,385 as compared to $1,623,465 in 1993. The operating expenses decreased primarily due to a reduction of litigation related fees and expenses of approximately $55,000.

     The net loss before income taxes in 1994 was $529,182 after deducting offering costs totaling $305,731, as compared to a net loss before income taxes in 1993 of $125,325.

1993 COMPARED TO 1992

     As a result of the factors discussed below, the Company had a net loss of $73,536 in 1993 compared to net income of $79,126 in 1992.

     Sales for 1993 were $3,618,359 as compared to $3,440,701 for 1992. In 1993 the Company lost sales of approximately $700,000 to its major customer, and was able to replace $500,000 in new sales to a new customer.

     Gross profit for 1993 was $1,557,109 or 43.0% of sales, as compared to $1,685,492 or 49% of sales, in fiscal year 1992. The lower gross profit in 1993 resulted from a change in the sales mix of products and production costs of samples and prototypes for the new REDI NURSE SYSTEM[TM] product lines.

     Operating expenses in 1993 were $1,623,465 as compared to $1,499,970 in 1992. The operating expenses increased slightly as the result of higher administrative costs and a one time litigation settlement expense of $85,000 in 1993.

     Net loss before income taxes in 1993 was $125,325 after deducting litigation settlement expenses of $85,000 as compared to net income before income taxes in 1992 of $103,379 after deducting bonuses of $460,000. These bonuses were paid to the operating owners because it resulted in an overall lower effective tax rate for the Company and the owners.

LIQUIDITY AND CAPITAL RESOURCES

     At March 31, 1996, the Company had $4,036,261 of working capital as compared to $2,973,748 on June 30, 1995. The increase was primarily a result of the acquisition of the AmeriDyne subsidiary.

     Operating activities for the nine months ended March 31, 1996 provided cash of $8,824 as compared to operating activities during the nine months ended March 31, 1995, which provided cash of $40,205.

     Inventories increased by approximately $234,000 from June 30, 1995 to March 31, 1996 as a result of increased inventory levels needed to serve the growing nursing home market. Accounts receivable and accounts payable have increased due to the increased level of sales and inventories.

     Cash flows from investing activities used cash of $315,976 during the nine months ended March 31, 1996 as a result of the repayment of $555,338 from the Company's parent which was offset by the use of $549,017 for the acquisition of additional equipment and $322,297 for the AmeriDyne acquisition.

     Cash flow of $279,634 was provided from financing activities in fiscal 1996 versus $2,163,773 in 1995. During the nine months ended March 31, 1996, $193,103 was provided from net bank borrowings, $50,000 was provided by the exercise of stock options and $36,531 was provided by payment of a short-swing liability by a shareholder.

     At June 30, 1995, the Company had $2,973,748 of working capital as compared to working capital of $719,236 at December 31, 1994. The increase in working capital was primarily due to the completion of a private offering of preferred stock which was completed during February 1995.

     Operating activities for the six month period ended June 30, 1995, utilized cash of $1,030,398 as compared to $120,699 for the same period in 1994. The increased utilization of cash resulted primarily from higher receivable and inventory levels, net of increased accounts payable, necessary to support the increase in sales. Operating activities for the years ended December 31, 1994, and 1993 utilized cash of $28,133 and $209,284, respectively, and provided cash flow of $16,897 for the year ended in 1992 (which includes only nine months of operations for the Michigan subsidiary).

     Investing activities for the six months ended June 30, 1995, utilized $1,701,945 of cash, of which $533,054 was for the acquisition of equipment and $1,168,901 was advanced to the Company's majority shareholder as compared to $6,597 of cash used during the six months ended June 30, 1994, which was expended for equipment. The cash flows for the years ended December 31, 1994, 1993 and 1992, were used substantially for the acquisition of additional equipment as needed.

     Cash flow of $2,689,372 was provided from financing activities for the six months ended June 30, 1995, as compared to cash utilized during the six months ended June 30, 1994, of $17,468. During the six months ended June 30, 1995, cash of $2,216,447 was provided from the issuance of preferred stock and exercise of stock options, and $482,622 was provided from equipment financing at favorable long-term rates, utilization of credit line funds of $189,671, all of which was reduced by repayments on bank loans and advances to the Company's majority shareholder totaling of $199,328. For the year ended December 31, 1994, cash flow of $62,833 was provided from financing activities, whereas in 1993 cash flow of $448,944 was provided due to the sale of preferred stock of $430,500, and $130,455 of cash flow from financing activities was used to repay bank loans in 1992.

     At June 30, 1995, the Company has a mortgage payable with Michigan National Bank with an outstanding balance of $491,662, bearing interest at 8.58% with monthly payments of $6,793, including interest, collateralized by real estate; and a second mortgage with a balance of $78,571 with monthly principal payments of $1,190 and interest at prime plus .75% (9.75% at June 30, 1995); and a loan secured by equipment with a balance of $182,622, bearing interest at prime plus .75% with monthly payments of $3,044 including interest. The Company secured an equipment loan with Fidelity Bank with an outstanding balance of $300,000 as of June 30, 1995, interest at prime plus 1% (10% at June 30, 1995), principal of $5,000 plus interest, collateralized by equipment. At June 30, 1995, the Company had a note payable with Barnett Bank with a balance of $23,333, interest at prime plus 1% (10% at June 30, 1995), with principal and interest of $1,667 due monthly, collateralized by accounts receivable, inventory and equipment of the Florida subsidiary.

     The Company currently maintains a total of $1,325,000 in lines of credit with its banks for short-term working capital needs. As of March 31, 1996, $1,097,200 had been borrowed against these lines. Management believes that the Company's working capital, together with anticipated net income from operations and unused lines of credit, will be adequate to meet the Company's needs for liquidity for at least the next twelve months. If additional short-term capital is needed, management believes that the Company's Parent would pay down the amount it owes to the Company.


     The Company presently has no commitments for material capital expenditures.

SEASONALITY AND INFLATION

     The Company's business is relatively consistent and stable on a monthly basis, and has not indicated any seasonality over the past three years.

     In addition, the Company does not believe that inflation has had a material effect on its results from operations during the past three years. There can be no assurance, however, that the Company's business will not be affected by inflation in the future.


                                 USE OF PROCEEDS

     The net proceeds to be realized from the exercise of the Warrants will approximate $506,512 (after deducting $30,000 in offering expenses) if all of the Class B Warrants are exercised, $1,350,000 if all of the Class C Warrants are exercised, and an additional $1,200,000 if all of the Consultants' Warrants are exercised. The net proceeds from the exercise of the Class B Warrants, Class C Warrants and Consultants' Warrants will be used for general corporate purposes, including working capital to support increases in the volume of the Company's sales.

     Pending utilization, management intends to make temporary investment of the proceeds in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper or government obligations. Such investment in interest-bearing assets, if continued for an excessive period of time within the definition of the Investment Company Act of 1940, could subject the Company to classification as an "investment company" under the Act and to registration and reporting requirements thereunder.

     Although the Company presently has no arrangements to do so, some or all of the proceeds from the exercise of the Warrants may be advanced to the Company's majority shareholder, Retirement Care Associates, Inc., until such funds are needed by the Company. Such advances may be made on a non-interest bearing basis.


                                     BUSINESS

GENERAL

     Contour Medical, Inc. and subsidiaries (the "Company") manufactures a full line of orthopedic care and rehabilitation products in addition to a full line of disposable surgical products. The orthopedic and rehabilitative products include pads and positioning aids for x-rays, CAT scans, mammograms and MRI's; braces for reconstructive rehabilitation after surgery; and finger spreaders, leg spreaders and leg positioning devices to prevent atrophy and speed recovery from surgery. Sterile and non-sterile products such as sponges, swabs, instrument holders, equipment covers and drapes make up the Company's disposable product line.

     Since 1994, the Company has also been marketing its "REDI NURSE SYSTEM[TM]" product line, which provides custom packaged procedural trays for use in clinics and nursing homes as well as by home health care nurses. The Company also designs and fabricates disposable medical products for sports medicine applications.

     Beginning in 1995, the Company commenced distributing medical supply products to nursing home and retirement facilities owned, leased or managed by Retirement Care Associates, Inc., the Company's majority shareholder. The Company has now expanded this activity to other nursing home operators and other health care providers.

     In March 1996 the Company acquired AmeriDyne Corporation ("AmeriDyne"), a bulk medical supply company based in Jackson, Tennessee. AmeriDyne distributes supplies to hospitals, clinics, physicians, pharmacies, nursing homes and other health care providers in Tennessee, Arkansas, Mississippi, Alabama, Illinois, Texas, Kentucky, Missouri and Virginia.

PRODUCTS

     The Company provides a full line of orthopedic care and rehabilitation products for patients. These products range from braces designed for reconstructive rehabilitation of patients after surgery to finger spreaders, leg spreaders and leg positioning devices (designed to prevent muscle atrophy and speed recovery after surgery) and a full line of proprietary orthopedic
devices used in rehabilitative therapy procedures.   Some of these products
are utilized for long-term care of wheelchair or bed-bound patients in the hospital and the home. During the six months ended June 30, 1995, positioning aids and orthopedic products accounted for approximately 27% of the Company's sales.

     The Company manufactures disposable surgical procedure products for outpatient surgery, X-ray, radiology and other imaging technology within the hospital, emergency room, integrated patient care facilities and clinic market. These products, such as pads, bags, equipment covers and drapes are used to protect equipment, patient and attending personnel in the surgery or emergency room environment. These products are designed to meet the requirements of infection control for medical, industrial, and institutional applications. In general, these rules require emergency rooms, clinics and similar areas to cover all equipment to protect the patient from infection from prior patients. The Company also produces over 300 configurations of disposable foam products, such as sponges, swabs, prep-swabs, vaginal swabs, instrument rests and holders, pocket liners, and positioning and comfort aids which are used during surgery, emergency treatment, X-ray and radiology procedures. Most products are available for either sterile or non-sterile applications. Specialty items such as face shields, esmark bandages, safety pins, and rubber bands are provided with or as part of the Company's products to fill specific needs within the use environment. Revenues from these disposable surgical and special procedure products comprised approximately 34% of the Company's sales revenue during the six months ended June 30, 1995.

     In addition to the standard product lines offered, the Company offers specialty manufacturing for customers with special product needs. The Company's staff assists in the product development, from concept to completed product manufacturing and distribution.

     During March-April 1994, the Company introduced a new product line named the REDI NURSE SYSTEM[TM] following the grant of four new 510(K) applications by the U.S. Food and Drug Administration. This product line consists of custom packaged procedural trays which can be used for specified applications. The applications for which products are available include wound care, catheter irrigation, catheter insertion, IV therapy and precautionary procedures.

     The Company presently does not sterilize its products. Products requiring sterilization are shipped via truck to the Atlanta, Georgia area, where the products are sterilized, and then sent back to the Company's plant in St. Petersburg. The sterilization process adds approximately a week to the Company's delivery schedule. Once a year, the Company must provide validation of its product sterility to the FDA. The inspection is done on a product load designated by the Company by an inspection company engaged by the Company.
The sterilization validation process generally takes several weeks and results in delayed shipment of the sterilized products to customers. In order to eliminate the delays caused by shipping products out for sterilization, the Company has ordered sterilization equipment which is expected to be installed in the Company's facilities in September 1996. At March 31, 1996, approximately $355,000 had been paid toward the purchase of this equipment.

     Suppliers for the materials used by the Company in manufacturing its products, i.e. foam and plastic, are plentiful. The Company purchases supplies only from companies with proven consistent quality. The Company does not use any recycled materials as it has found the quality of such materials is not consistent.

     The Company's bulk medical supply distribution operations involves the purchase of large quantities of medical supplies from manufacturers and distributing such supplies to nursing homes and other health care providers. Revenues from the sale of bulk medical supplies accounted for approximately 39% of the Company's sales revenue during the six months ended June 30, 1995.

MANUFACTURING

     The Company presently meets product demand by operating its manufacturing and assembly facilities with a single shift, which represents about 40% of the Company's operating capacity. The manufacturing processes used by the Company include plastic molding, contour fabrication of foams and plastics, metal fabrication, specialized foam product coating, and heat sealing and sewing.

     The Company owns and operates a 30,000 square foot facility on approximately 12 acres in Michigan, in which it manufactures imaging and orthocare products. The Company also leases approximately 37,000 square feet in Florida, in which it manufactures its disposable surgical and special procedure products, and produces its new REDI NURSE SYSTEM[TM] product line, as well as an additional 32,000 square feet for its bulk medical supply distribution activities.

SALES, MARKETING AND MARKETS

     Historically, the Company has focused on the disposable and limited life medical product markets for both sterile and non-sterile applications. The Company markets to three distinct markets: (i) the end user; (ii) the dealer, and (iii) the value added reseller ("VAR").

     The following is a historical perspective of the sales mix for the six months ended June 30, 1995, and for the preceding four years in each of these markets, which are further discussed below, for each of the Michigan and Florida Subsidiaries:

                                     MICHIGAN

                      1995         1994         1993         1992         1991

VAR Sales              49%          62%          69%          54%          67%
Dealer Sales           42%          27%          13%          27%          19%
End User (Hospital)
  Sales                 9%          11%          18%          19%          14%

                                     FLORIDA

                      1995         1994         1993         1992         1991

VAR Sales              53%          57%          59%          78%        78.5%
Dealer Sales            4%          12%          27%          14%        14.2%
End User (Hospital)
  Sales                 4%          31%          14%           8%         7.3%
Bulk Supply Sales      39%          --           --           --           --

     During the six months ended June 30, 1995, the Company sold approximately $1,426,000 in products (primarily bulk medical supplies) to facilities owned, leased or managed by Retirement Care Associates, Inc., the Company's majority shareholder. Such sales represented 40% of total sales for the period. However, no individual customer represented more than 10% of total sales during the period.

     During the years ended December 31, 1992, 1993 and 1994, only one customer each year accounted for more than 10% of the Company's combined revenues. Sales to Argon Medical, a division of Henley International, Dallas, Texas, comprised 27% of the Company's revenues in 1992, and sales to Baxter Medical accounted for approximately 13.8% and 23% in 1993 and 1994, respectively.

     END USERS. The end user market is common to all three of these markets, and is made up of three primary care sectors: hospitals, clinics and orthopedic care facilities.

          HOSPITALS. The Company currently focuses on the surgical procedure and emergency room products within the hospital markets. These products, such as bags, equipment covers and drapes, are used to protect equipment, patient and attending personnel in the surgery or emergency room environment. The Company custom manufactures these products to suit the customer's needs. Additionally, the Company produces several disposable foam items, such as a variety of sponges, swabs, instrument holders, and positioning aids, which are used during surgery, emergency treatment, X-ray and radiology procedures. Specialty items, such as face shields, esmark bandages, safety pins and rubber bands, are provided to fill specific needs within the hospital environments.

          The hospital market is a stable market for the Company's disposable product lines designed for use within the traditional roles of health service by the hospital community. The hospital market for disposable products is represented by over 6,000 hospital units. The Company currently deals with approximately 300 of these hospital units. With the spread of Hepatitis B and HIV related diseases, the emphasis on single patient use products and special coatings on multi-use products places the Company in the forefront of the industry within this market niche. Management believes that substantial future growth is available within this market by vertical penetration of additional departments within the hospital.

          CLINICS. At present, the Company is focused on outpatient surgery centers, large integrated care facilities, X-ray, radiology and other imaging technology centers within the clinic market. These facilities have similar product needs as their comparable departments within the hospital markets. According to the American Hospital Association, hospital outpatient surgeries outnumbered inpatient surgeries for the first time in 1990. Hospital inpatient admissions declined by 10%, while outpatient visits grew nearly 44%. Management believes outpatient servicing through clinics shows definite trends for continued aggressive growth through the year 2000 and beyond.

          ORTHOPEDIC CARE FACILITIES. The orthopedic care facility represents a combination of product markets due to its function as a surgery center as well as rehabilitative care center. The Company provides a full line of orthopedic care and rehabilitation products for patients, from braces designed for reconstructive rehabilitation of patients after surgery to a leg spreader device, which would be utilized by a long-term care patient who is wheelchair or bed-bound. These products are utilized in the home and in long-term care facilities.

     DEALERS. The dealer market covers the full spectrum of the Company's product lines. The Company sells its products at a discount to volume dealers which sell the Company's products.

     VAR MARKET. The VAR market consists of original equipment manufacturers (OEM's) and dealers. Many of the foam products produced by the Company are sold to OEM's for use in packaging their kits for special surgical procedures. Additional OEM products include pads and positioning aids for imaging units such as MRI's, CAT scans, and X-rays. The Company's diversified manufacturing capability allows the Company to offer OEM's custom product design.

MARKETING

     Prior to 1993, the Company relied on four marketing methods: sales made by Company management, trade shows, direct order catalogs and referrals from customers. Sales were made directly to OEM's and kit packers by the Company's management, and sales to hospitals were solicited by direct mail catalogues. Accordingly, sales were limited due to time constraints on management imposed by their other duties. The Company currently employs two sales directors, who are responsible for soliciting new business, maintaining contact with the Company's present customer base and directing the efforts of an independent sales representation organization employed by the Company effective July 19, 1994, to market the Company's REDI NURSE SYSTEM[TM] product line to the home healthcare and nursing home industry in the southeast. This sales organization has 11 direct sales representatives who service approximately 4,500 dealers throughout the southeastern U.S. The Company's agreement with the sales organization is for a two year period, and is automatically renewable unless canceled by either party. The Company is required to pay the organization a commission of 10% of sales.

     The independent manufacturer's representative program is intended to provide representation of the Company's products by an established network of sales representatives across the country. The Company hopes to reach new customers in the home health care and nursing home markets, as well as the private clinic markets. In addition, the Company hopes to access new departments within the hospital structure which as yet have not been a part of the Company's markets. Because these institutions have historically purchased products from the Company, the Company is optimistic this new representative program will develop additional uses for existing products as well as providing outlets for new products. New products, such as the REDI NURSE SYSTEM[TM], combine service benefits as well as product benefits which have a wide range of applications in nursing homes and for home healthcare providers.

     The Company is also selling products to its majority shareholder, Retirement Care Associates, Inc., and a warehouse has been stocked to accommodate the medical supply needs of the nursing homes and retirement facilities which it operates or manages. In addition, the Company is now also selling bulk medical supplies to other nursing homes and health care providers.

MARKET EXPANSION

     Nursing homes, adult congregate living facilities and home health care markets are currently expanding markets with expected high growth in the next ten years. The Federal home care budget was $12.5 billion for 1992. The November 18, 1992, issue of "Home Health Line," the home care industry's national independent newsletter, reports conservative estimates for growth at an annual rate of 15-20% or more. The continuing emphasis on cost containment and the continuing AIDS epidemic are two reasons for this projected growth. Additional factors and trends reported as fostering this growth include: the boom in medical technology; care rendered in the patient's home is far less expensive than that delivered in hospitals; the increasing age of our population; patients prefer home care, resulting in faster recovery from illness and injury; and home care offers emotional advantages to people who benefit from the support of family members and the comfort of a familiar environment.

     The Company is introducing new products and product lines, such as its REDI NURSE SYSTEM[TM], which combine service benefits as well as product benefits and have a wide range of applications in the nursing home and home health care markets. Special procedure trays, positioning aids, foam products, are all used within these environments. Special order products, such as procedure trays for use within the home and the nursing home markets, offer ease-of-help, which enable a non-skilled home helper to assist with the health care process after simple instruction. With the changing demographics of the population base moving toward an over sixty-five majority, the Company expects the market for products which can be used by non-skilled home helpers to increase.

     Private radiology centers and walk-in clinics are also markets which are expected to offer avenues of growth. The Company intends to continue to diversify its markets through the development of both products and marketing strategies to provide access to new markets within its manufacturing focus.



AMERIDYNE CORPORATION

     In March 1996, the Company acquired AmeriDyne Corporation ("AmeriDyne") through a merger of that company with a newly-formed wholly-owned subsidiary of the Company. AmeriDyne is a bulk medical supply company based in Jackson, Tennessee, which distributes supplies to hospitals, clinics, physicians, pharmacies, nursing homes and other health care providers in Tennessee, Arkansas, Mississippi, Alabama, Illinois, Texas, Kentucky, Missouri and Virginia.

     AmeriDyne's product line includes approximately 3,500 items maintained in stock and over 150,000 additional items available from over 200 manufacturers. AmeriDyne's sales efforts have emphasized supplies for home health care such as gloves, urological products, wound care products, sponges, etc. However, AmeriDyne's wide range of products also includes medical furniture and equipment such as examination tables, cabinets and carts; diagnostic equipment such as vision and hearing testing equipment, stethoscopes and blood pressure testing equipment; laboratory testing equipment such as microscopes, incubators, blood chemistry analysis and centrifuges; surgical products such as scissors, forceps, scalpels and lasers; and physical therapy and convalescent care equipment such as crutches, walkers, wheelchairs and bathroom safety aids.

     AmeriDyne has had only one customer which has represented over 10% of its sales during the last three years. Sales to Jackson - Madison County General Hospital represented 16%, 17% and 28% of AmeriDyne's sales during the ten months ended February 29, 1996 and its fiscal years ended April 30, 1995 and 1994, respectively.

     AmeriDyne is not dependent on any of the suppliers of the products it distributes.

     Marketing of AmeriDyne's products is handled through a fully dedicated, full time sales staff selling in Tennessee, Arkansas and Mississippi and the distribution of catalogs.



COMPETITION

     The Company is a small manufacturing concern engaged in a specialized niche of the health care supply business. It therefore competes with all of the health care product suppliers, most of which are better capitalized and have significantly greater resources and industry name recognition than does the Company.

     Management is not aware of any companies which offer the product variety, quality and delivery schedule offered by the Company. The Company's competitors in the disposable markets are primarily companies or individuals who establish small bag manufacturing facilities, but are not able to offer the variety of bag sizes, configurations, and consistent quality, as the Company. Larger manufacturers such as Microtech and Xomed, are not direct competitors in these products because they are not focused on specialty disposable products, but rather manufacture primarily for their own use.
These specialized products are offered to customers in limited variety according to their internal usages because of the high fixed overhead of the larger manufacturer relative to the volume of available sales. Therefore, specialty bags make up a very small percentage of their business. The Company believes its competitive edge to be its ability to deliver small or large numbers of its products, in 300 different sizes, and on a same day delivery schedule (except for specialty orders).

     The imaging and orthocare markets are limited by total volume requirements for product. These products represent a significant volume of sales with high profit margins because of the Company's low fixed overheads
and tightly controlled variable costs.   These products are highly specialized
and the Company offers a proprietary line within these products which is not available from the Company's competition. Five companies located across the U.S., which are of a similar size in volume to the Company, represent the primary competition within these markets; however, these companies do not presently offer the product diversity, quality or proprietary design offered by the Company.

     AmeriDyne competes with a number of large medical products distributors. In the home healthcare market, its primary competitors include Gulf South, National Medical and Southland. In this market, AmeriDyne competes by offering customized ordering programs and other specialized services not offered by larger competitors. AmeriDyne competes with Gulf South, Metro Medical and Redline in the nursing home market, emphasizing AmeriDyne's high level of service in this market. AmeriDyne now also offers Medicare reimbursed Enteral and Wound Management products to stay competitive in the nursing home market.

PATENTS AND TRADEMARKS

     The Company has been assigned the rights to two patents on products it markets. The patents expire within the next two years, and are not considered significant to the Company's overall sales or product lines. Letters Patent No. 4370976, dated February 1, 1983, covers a dynamic foam orthosis, a splinting device which is used to straighten and support joints following surgery or trauma. The rights to this Patent were assigned to the Company in 1976 by its inventors, William T. Gabriele and his son, Joseph M. Gabriele.

     The Company also holds the rights to Letters Patent No. 4030719, dated June 21, 1977, covering a child immobilizing device for X-rays, also invented by William T. Gabriele and Joseph M. Gabriele. This device immobilizes infants and young children during a radiographic examination. All of the materials used in the device are radiolucent, thus showing no trace of shadows or foreign artifacts on radiographic film.

     The Company has a registered trademark under the Trademark Act of 1946, as amended, Reg. No. 1,680,218, registered on March 24, 1992, for the Hugger[TM], the child immobilizing device.

     In December 1994, the Company received trademark registration for the REDI NURSE SYSTEM[TM] mark. The Company believes the trademark will contribute to product identification with the Company.

EMPLOYEES

     As of May 1, 1996, the Company had approximately 121 employees, including 66 full-time, including management, and 55 hourly, part-time employees, and AmeriDyne had approximately 33 full-time employees. None of the Company's or AmeriDyne's employees are represented by unions. Management considers its employee labor relations to be good.

FACILITIES

     The Company owns a 30,000 square foot facility located on twelve acres in Grand Blanc, Michigan, sixty miles north of Detroit, from which its Michigan Subsidiary operates. This building is subject to mortgages payable to a banking institution of approximately $570,000 as of June 30, 1995.

     The Company's corporate offices are maintained in the offices of its Florida Subsidiary in St. Petersburg, Florida. The Company leases approximately 65,000 square feet under a lease from an unaffiliated lessor, for which it currently pays $24,521 per month. Beginning on July 1, 1997, the rent will be increased based on changes in the Consumer Price Index on an annual basis. The lease expires on June 30, 2000. The Company believes these facilities are adequate for the Company's present and planned operations.

     AmeriDyne's offices and warehouse facilities are located in Jackson, Tennessee. AmeriDyne leases approximately 33,000 square feet of space at this location including approximately 4,500 square feet of office space, for which it pays a base rent of $8,750 per month. The lease expires on March 31, 1999, but AmeriDyne has an option to extend this lease an additional two years at a rental rate adjusted for changes in the Consumer Price Index.
[/R]
LEGAL PROCEEDINGS

     There are no pending legal proceedings, and the Company is not aware of any threatened legal proceedings to which the Company is a party.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and Executive Officers of the Company are as follows:

            Name                  Age      Positions and Offices Held

      Donald F. Fox               47       President, Treasurer and Chief
                                           Financial Officer

      Gerald J. Flanagan          53       President of Michigan and Florida
                                           Subsidiaries

      Scott F. Lochridge          43       President of AmeriDyne Subsidiary

      R. Scott Williams           33       Vice President - Marketing

      Chris Brogdon               47       Chairman of the Board and Director

      Edward E. Lane              59       Director

      Darrell C. Tucker           37       Director

      Phillip M. Rees             32       Secretary

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company presently has no Nominating Committee, Compensation Committee or Audit Committee.

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     Donald F. Fox - President, Treasurer and Chief Financial Officer. Mr. Fox has been employed by the Company as its President, Treasurer and Chief Financial Officer since April 1996, and served as a consultant to the Company from December 1995 to April 1996. From August 1995 to December 1995, he was a consultant to the City of Roswell, Georgia. From May 1987 to August 1995 he was Chief Financial officer of Argenbright Holdings Limited (US) and The ADI Group Limited (UK). In this capacity Mr. Fox managed the growth of these security and transportation businesses from approximately $11 million in annual sales to approximately $160 million in annual sales during this time period. From March 1986 to May 1987, he was Chief Executive Officer of Juiceco Distributors, Inc., a food service distribution company in Atlanta, Georgia. From November 1982 to March 1986, Mr. Fox was Vice President - Finance of RTM, Inc. which was engaged in restaurant operations. Mr. Fox received a Bachelor's Degree in Business Administration from Georgia State University in 1972 and an MBA Degree from Wharton Graduate School, University of Pennsylvania in 1974.


     Gerald J. Flanagan - President of Michigan and Florida subsidiaries. Mr. Flanagan has been employed by the Company since July 1993, and from July 1993 to April 1996 was President, Treasurer, Chief Financial Officer and a Director of the Company. From 1984 until July 1993, he served as the independent certified public accountant for the Company's Florida subsidiary. Mr. Flanagan has been a certified public accountant for more than 23 years, specializing in international financial transactions and tax. Mr. Flanagan earned a Bachelor of Science in Business Administration degree from St. Mary's College, Winona, Minnesota, in 1963. He has been a certified financial planner in Florida since 1989. From 1969 to 1978, Mr. Flanagan was a treasurer successively for Velsicol Chemical Corp., a subsidiary of Northwest Industries, Chicago, Illinois, and Milton Roy Company, St. Petersburg, Florida, companies listed on the New York Stock Exchange and the American Stock Exchange, respectively. Mr. Flanagan was responsible for cash management, which included establishing international credit lines, cash transfer arrangements, management of world wide banking relationships, including foreign subsidiaries, accounts receivable management, corporate tax policy and investment coordination. From 1979 through 1992, Mr. Flanagan maintained his own public accounting firm specializing in tax, financial planning and management advisory services in St. Petersburg, Florida.

     R. Scott Williams - Vice President - Marketing. Mr. Williams has been employed by the Company since March 1993. From 1988 to 1991, he was an Account Representative for Motorola Communications, Inc., a communication systems manufacturing company. In 1991, he was employed with Med-Equip, Inc., a medical distribution company. From 1991 to 1992, he was Vice President of Sales for Zygiene Medical Technology, Inc., a medical manufacturing company.

     Scott F. Lochridge - President of AmeriDyne Subsidiary. Since 1991, Mr. Lochridge has been President of AmeriDyne Corporation, which has been a wholly-owned subsidiary of the Company since March 1, 1996. He received a Bachelor's Degree in Business from Texas Christian University in 1975.

     Chris Brogdon - Chairman of the Board and Director. Mr. Brogdon has been a Director of the Company since September 30, 1994. He has served as President and a Director of Retirement Care Associates, Inc. ("Retirement Care"), a New York Stock Exchange company, since October, 1991. He also served as Treasurer of Retirement Care, from October, 1991, to November, 1993. He served as Secretary of Capitol Care Management Company, Inc. ("Capitol Care"), a wholly-owned subsidiary of Retirement Care, since July, 1990. Mr. Brogdon has been involved in financing and operating nursing homes and retirement communities since 1982. From 1969 until 1982, Mr. Brogdon was employed in the securities business as a retail salesman. Mr. Brogdon attended Georgia State University in Atlanta, Georgia. Since March, 1987, Mr. Brogdon has been Secretary/Treasurer of Winter Haven Homes, Inc. ("WHH") and since August, 1990, he has been Secretary/Treasurer of National Assistance Bureau, Inc. ("NAB"). Both WHH and NAB are engaged in the business of owning and operating nursing homes and retirement communities. These two companies either own or operate pursuant to long-term leases with options to purchase, or are the sole or managing general partner of limited partnerships that own or lease a total of ten nursing home properties. Mr. Brogdon is also a Director of Perennial Development Corporation, a publicly-held company which provides physical, speech and occupational therapists to nursing homes and other long-term care providers.

     Edward E. Lane - Director. Mr. Lane has been a Director of the Company since September 30, 1994. He has served as Secretary and a Director of Retirement Care since October, 1991. Mr. Lane graduated from the University of Iowa in 1959. From 1961 until 1968, he was self-employed as Gene Lane & Associates where he was engaged in industrial financing with municipal tax exempt bonds. From 1968 until 1971, he was employed by the investment banking firm of Johnson, Lane, Space, Smith & Co. in Atlanta, Georgia. From 1972 until 1984, he was self-employed as Gene Lane & Associates where he was involved with private investment banking principally in the areas of municipal and industrial finance. In 1984, he was involved in the creation of the full service investment banking firm of Lane, McNally & Jackson where he was a principal until the firm was sold and merged into Bay City Securities, Inc. in 1987. In 1988, Mr. Lane co-founded Winter Haven Homes, Inc. to acquire defaulted retirement centers and nursing homes. Mr. Lane also serves as President and a Director of Gordon Jensen Health Care Association, Inc., a nonprofit corporation that owns nine nursing homes and three personal care facilities and National Assistance Bureau, Inc., a nonprofit corporation that owns four health care facilities.

     Darrell C. Tucker - Director. Mr. Tucker has been a Director of the Company since September 30, 1994. He has been a Director of Retirement Care since November, 1991, and Treasurer since November, 1993. Mr. Tucker also serves as President of Capitol Care. He also served as President of Capitol Care from October, 1990, until it was merged into the Company in November, 1992. From September, 1988, to July, 1990, he was a risk manager for Pruitt Corporation where he was involved in insurance management for 30 long-term health care facilities. From April, 1987 to August, 1988, he was Chief Financial Officer for Allgood Health Care, Inc. which managed 12 nursing home facilities. Mr. Tucker received a Bachelors Degree in Accounting from the University of Georgia in 1980.

     Phillip M. Rees - Secretary. Mr. Rees has been Secretary of the Company since October 18, 1994. He has been general counsel for Retirement Care since July 1994. From May 1989 to July 1994, Mr. Rees was an attorney with the law firm of Vincent, Chorey, Taylor & Feil in Atlanta, Georgia. He received a Bachelors Degree in Economics in 1985 and a Juris Doctorate Degree in 1989 from the University of North Carolina.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's Chief Executive Officer and each other executive officer who received compensation in excess of $100,000 for the six months ended June 30, 1995, and the years ended December 31, 1994, 1993 and 1992:

                           Summary Compensation Tables
                                               Annual Compensation
                                                                   Other
                                                                   Annual
Name and Principal                                                 Compen-
     Position                Year       Salary         Bonus       sation

Gerald J. Flanagan,          1995      $ 50,000         -0-          -0-
 President<FN1>              1994      $ 69,250         -0-          -0-
                             1993      $ 75,000         -0-          -0-

William J. Gabriele,         1994      $114,500         -0-          -0-
 Chief Executive             1993      $150,000      $ 70,000        -0-
 Officer<FN2>                1992      $294,000      $285,000        -0-

Rudolf J. Dallessandro,      1994      $ 62,200         -0-          -0-
 Executive Vice Presi-       1993      $100,000         -0-          -0-
 dent (Sales & Market-       1992      $180,000      $110,000        -0-
 ing)<FN2>

Howard H. Hagon,             1994      $ 82,200         -0-          -0-
 Executive Vice Presi-       1993      $100,000         -0-          -0-
 dent (Operations)<FN2>      1992      $ 63,000      $ 65,000        -0-

<FN1>
Mr. Flanagan relinquished his title as President of the Company in April 1996.
<FN2>
These persons resigned as Officers and Directors of the Company on September 30, 1994.

                                       Long-Term Compensation
                                          Awards             Payouts
                                               Securities
                                               Underlying                  All
                                 Restricted     Options/
Other
Name and Principal                 Stock          SARs        LTIP
Compen-
     Position             Year    Award(s)      (Number)     Payouts
sation



Gerald J. Flanagan,       1995       --            --           --         -0-
 President<FN1>           1994       --            --           --         -0-
                          1993       --          262,500        --         -0-

William J. Gabriele,      1994       --            --           --         -0-
 Chief Executive          1993       --            --           --         -0-
 Officer<FN2>             1992       --            --           --         -0-

Rudolf J. Dallessandro,   1994       --            --           --         -0-
 Executive Vice Presi-    1993       --            --           --         -0-
 dent (Sales & Market-    1992       --            --           --         -0-
 ing)<FN2>

Howard H. Hagon,          1994       --            --           --         -0-
 Executive Vice Presi-    1993       --            --           --         -0-
 dent (Operations)<FN2>   1992       --            --           --         -0-
___________________

<FN1>
Mr. Flanagan relinquished his title as President of the Company in April 1996.

<FN2>
These persons resigned as Officers and Directors of the Company on September 30, 1994.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                            and FY-End Option/SAR Values
                                                  Securities Under-  Value
ofUnexer-
                                                    lying Unexer-
cised-in-the
                       Shares                       cised Options
Money\Options/
                     Acquired on                    SARs at FY-End
SARsatFY-End
                      Exercise                       Exercisable/
Exercisable/
      Name            (Number)    Value Realized    Unexercisable
Unexercisable

Gerald J. Flanagan     16,154         $64,617      175,000 / 87,500
$541,668/$270,832

EMPLOYMENT AGREEMENTS

     On January 1, 1993, the Florida Subsidiary and the Michigan Subsidiary executed employment agreements (the "Agreements") with Messrs. Gabriele, Dallessandro and Hagon. Each Agreement provided that the employee was to devote his full time and energy to the Company. The Agreements provided for a base salary for Messrs. Gabriele, Dallessandro and Hagon of $150,000, $100,000 and $100,000, respectively, and incentive quarterly bonuses equal to 15.18%, 5.36% and 4.46%, respectively, of combined net income of the Michigan and Florida Subsidiaries (defined as net operating income before taxes), calculated without giving effect to net operating loss carryforwards or carrybacks. The Agreements further provided for the same medical and life insurance coverage as the Company provides for its other senior executive officers. Each of the Agreements required payment of the employee's full salary through the Scheduled Termination Date, irrespective of whether the employee's employment terminates, the employee renders the services specified or whether such services are deemed satisfactory by the Company. However, each of these persons agreed to cancel their Agreements, and effective December 29, 1994, no further compensation will be paid to these persons.

     In November 1993, effective as of July 1, 1993, the Florida Subsidiary and the Company executed a five year employment agreement with Gerald J. Flanagan. The agreement shall be automatically extended for additional one year periods unless terminated by either party on 60 days' notice. The agreement provides for a base salary of $75,000 per year plus incentive bonuses, and the same medical and life insurance benefits as are provided to the Company's senior executive officers. The agreement contains trade secrets, confidentiality and non-competition covenants. Effective October 1, 1994, Mr. Flanagan's salary was increased to $100,000 per year.

     R. Scott Williams, the Company's Vice President of Marketing, has an employment agreement with the Company pursuant to which he presently receives an annual salary of $75,000. The initial term of this agreement was through February 21, 1995, but is automatically extendable for additional one year periods unless either party gives 60 days' notice of an intent to terminate prior to the end of a term.

     Scott F. Lochridge, President of the Company's AmeriDyne subsidiary, has a two-year employment agreement with AmeriDyne which became effective on March 1, 1996. Under this agreement, Mr. Lochridge will receive a base salary of $150,000 during the first year and $165,000 during the second year. He will also be entitled to performance-based bonuses under a plan to be agreed upon which would allow him to earn up to 30% of his annual salary as additional compensation. Mr. Lochridge is also entitled to a $500,000 term life insurance policy, the beneficiary of which is to be named by him, and a $500 per month automobile allowance.

     Donald F. Fox, who became President of the Company in April 1996, presently has no employment agreement with the Company. He currently receives a salary of $120,000 per year.

NON-QUALIFIED EMPLOYEE STOCK BONUS PLAN

     On April 20, 1993, the Company's Board of Directors and a majority of the owners of its Common Stock approved the adoption by the Company of a Non-Qualified Employee Stock Bonus Plan (the "Plan") to reward individual performance, provide incentives for employee performance, and to attract and retain employees. The Company set aside 1,050,000 shares of its Common Stock under the Plan, which is administered by the Board of Directors. Shares may be awarded to employees of the Company, including its Subsidiaries, at a purchase price of not less than $.01 per share. Options awarded under the Plan will vest over a three year period and are exercisable for a period of five years from date of grant. The only options which have been granted under the Plan are an option to purchase 262,500 shares granted to Gerald J. Flanagan in July 1993, exercisable at $1.905 per share; an option to purchase 105,000 shares granted to R. Scott Williams in October 1994, exercisable at $2.143 per share; and options to purchase an aggregate of 52,500 shares granted to two employees in May 1995, exercisable at $3.714 per share.

1996 STOCK OPTION PLAN

     On February 1, 1996, the Company's Board of Directors adopted the Company's 1996 Stock Option Plan (the "1996 Plan"). The plan must be approved by the Company's shareholders within 12 months of February 1, 1996. The 1996 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 1996 Plan may not exceed 315,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. The option price must be satisfied by the payment of cash.

     The Board of Directors may amend the 1996 Plan at any time, provided that the Board may not amend the 1996 Plan to materially increase the number of shares available under the 1996 Plan, materially increase the benefits accruing to Participants under the 1996 Plan, or materially change the eligible class of employees without shareholder approval.

     On February 1, 1996, the Board of Directors granted non-qualified stock options to purchase an aggregate of 89,250 shares of Common Stock subject to shareholder approval of the 1996 Plan. All of the options are exercisable at $4.643 per share and, once the 1996 Plan is approved by the Company's shareholders, will be fully vested. The options will expire five years after the date of grant.


     Included in options granted on February 1, 1996, are non-qualified stock options granted to Chris Brogdon, Edward E. Lane and Darrell C. Tucker, Directors of the Company, to purchase 26,250 shares each, and non-qualified stock options granted to Phillip M. Rees, Secretary of the Company, to purchase 10,500 shares.



                      SECURITY OWNERSHIP OF
              MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of May 1, 1996, each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all Directors individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                                             Amount of Bene-        Percent
Name and Address of Beneficial Owner         ficial Ownership       Of Class

Retirement Care Associates, Inc.<FN1>         3,290,878 <FN2>         61.5%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Donald F. Fox                                      -0-  <FN3>           --
3340 Scherer Drive
St. Petersburg, FL 33716

Gerald J. Flanagan                              268,155 <FN4>          4.9%
3340 Scherer Drive
St. Petersburg, FL  33716

R. Scott Williams                                78,077 <FN5>          1.5%
3340 Scherer Drive
St. Petersburg, FL  33716

Chris Brogdon                                      -0-  <FN6>           --
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Edward E. Lane                                    9,450 <FN6>          0.2%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Darrell C. Tucker                                 5,250 <FN6>          0.1%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Scott F. Lochridge                              369,619                7.1%
231 Bobick Drive
Jackson, TN 39301

All Directors and Executive Officers            730,551               13.2%
as a Group (7 Persons)

__________________
<FN1>
Retirement Care Associates, Inc. ("Retirement Care") is a publicly-held corporation of which Chris Brogdon is President, Director and a principal hareholder; Edward E. Lane is Secretary, Director and a principal shareholder; Darrell C. Tucker is a Director and a President of a subsidiary; and Michael
P. Traba and Julian S. Daley are Directors.

In addition, Connie Brogdon, the wife of Chris Brogdon, is a principal shareholder of Retirement Care. The following sets forth the percentage ownership beneficially held by such persons in Retirement Care:

                     Chris Brogdon               23.3%
                     Edward E. Lane              22.0%
                     Darrell C. Tucker            4.4%
                     Michael P. Traba             1.1%
                     Julian S. Daley              0.2%
                     Connie Brogdon              23.3%
<FN2>
Includes 44,625 shares underlying Class C Warrants held by Retirement Care Associates, Inc. and 89,250 shares of Common Stock into which shares of Series A Convertible Preferred Stock held by Retirement Care Associates, Inc. may be converted.
<FN3>
Does not include shares underlying stock options held by Mr. Fox under the 1996 Stock Option Plan because the options are contingent on shareholder approval of such plan.
<FN4>
Represents 31,905 shares of Common Stock held by Mr. Flanagan and 236,250 shares issuable upon the exercise of currently exercisable stock options held by Mr. Flanagan.
<FN5>
Includes 8,077 shares of Common Stock held directly by Mr. Williams and 70,000 shares issuable upon the exercise of currently exercisable stock options held by him.
<FN6>
Does not include shares held by Retirement Care Associates, Inc. of which such person is an officer, director and/or principal shareholder. Also does not include shares underlying stock options granted to these persons under the Company's 1996 Stock Option Plan because the options are contingent on shareholder approval of such plan.



                             CERTAIN TRANSACTIONS

     During 1994, Retirement Care Associates, Inc., the Company's majority shareholder, advanced the Company $165,000. This was repaid without interest during February 1995.

     In connection with the acquisition of the Michigan and Florida Subsidiaries in May, 1993, the Company issued (i) 1,000,000 shares of the Company's Class D Redeemable Preferred Stock and 666,666 Class D Warrants (valued by the parties at $6,000,000); and (ii) 666,669 shares of the Company's Class C Convertible Preferred Stock (valued by the parties at $2,000,000). The shares were allocated among the shareholders of the Michigan and Florida Subsidiaries as follows: the first 33,333 shares of Class C Preferred Stock were allocated to Rudolph J. Dallessandro (having a value for purposes of the transaction of $100,000); and the remaining stock to trusts owned by each of Messrs. Gabriele, Dallessandro and Hagon in accordance with the following percentages: 60.72% to William J. Gabriele, 21.43% to Rudolph
J. Dallessandro and 17.85% to Howard H. Hagon. Trusts owned by Messrs. Gabriele, Dallessandro and Hagon also received a total of 666,669 Class D Warrants. In April 1994, all shares of Class D Redeemable Preferred Stock and Class D Warrants held by Messrs. Gabriele, Dallessandro and Hagon, who were then Officers and Directors of the Company, were exchanged for 2,000,000 shares of Class One Convertible Preferred Stock, and were canceled.

     On April 23, 1993, Joseph L. DuRant, a former Officer and Director of the Company, executed a promissory note in the amount of $22,500, bearing interest at a rate of 10% per annum, payable to the Company. The note was secured by Mr. DuRant's shares of Common Stock in the Company. This note was repaid in full during 1994.

     In February 1995, Retirement Care Associates, Inc. ("Retirement Care"), the Company's majority shareholder, purchased 85,000 shares of Series A Preferred Stock and 42,500 Class C Redeemable Common Stock Purchase Warrants for a total of $340,000 in cash as part of a private offering conducted by the Company. Also in February 1995, the Company advanced $1,168,901 out of the proceeds of the private offering to Retirement Care. The advance to Retirement Care is due on demand and is interest free. This transaction was approved by the only disinterested member of the Board of Directors based on an understanding among the Board members that Retirement Care will repay the advance as the Board determines the Company needs the money. In addition, if the Company needs to borrow money from Retirement Care, as it did in 1994, Retirement Care will loan the money on an interest free basis. It is the Company's policy that all transactions with affiliates, including major shareholders and members of management, must be approved by a majority of the disinterested directors.

     During the nine months ended March 31, 1996, and the six months ended June 30, 1995, nursing home and retirement facilities owned, leased or managed by Retirement Care purchased a total of approximately $2,999,000 and $1,426,000, respectively, in bulk medical supplies from the Company. The sales made to these facilities are at the same prices the Company would receive from non-affiliated persons. As of March 31, 1996, such facilities owed the Company $1,584,209 in accounts receivable in connection with such sales.

     Retirement Care has guaranteed a $250,000 line of credit of the Company from a commercial bank. As of March 31, 1996, $248,800 had been drawn on this line of credit.

     Retirement Care has also guaranteed loans and lines of credit of the Company's AmeriDyne subsidiary totaling approximately $1,255,000. As of March 31, 1996, approximately $1,040,000 was outstanding under these obligations.

     Scott F. Lochridge, the President of AmeriDyne, holds a promissory note from AmeriDyne dated March 1, 1996, in the principal amount of $176,419. The note bears interest at 10% per annum and is payable in 36 equal monthly installments of $5,693 commencing April 1, 1996.



                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital stock of the Company includes 76,000,000 shares of $.001 par value Common Stock. All shares have equal voting rights and, when issued, are fully paid and non-assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all the Directors.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and any preferences on Preferred Stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. The shares of Common Stock presently outstanding are, and the shares of Common Stock to be sold pursuant to this offering will be, upon issuance, fully paid and non-assessable.

     Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

CLASS B WARRANTS

     The following discussion is a summary of certain terms and provisions of the Class B Warrants contained in the Warrant Agreement between the Company and American Securities Transfer, Inc. (the "Warrant Agent").

     Each Class B Warrant entitles the holder to purchase, at a price of $4.50, 1.05 shares of Common Stock until July 15, 1996. Beginning on July 15, 1995, the Company may redeem the Class B Warrants at $.0001 per Warrant upon 30 days' prior written notice in the event that the reported bid price of the Common Stock is at least $4.52 for at least 20 business days prior to the mailing of the notice of redemption.

     Any Warrantholder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the shares of Common Stock underlying the Class B Warrants and, after the redemption date, any outstanding Class B Warrants will become void and be of no further force or effect. If the Company does not redeem the Class B Warrants, the Class B Warrants will expire, become void and be of no further force or effect on conclusion of the exercise period. All of the Class B Warrants must be redeemed if any are to be redeemed.

     The Company has authorized and reserved for issuance the shares of Common Stock issuable upon exercise of the Class B Warrants. When delivered, all shares of Common Stock issued upon exercise of the Class B Warrants will be duly and validly authorized and issued, fully paid and non-assessable, and no preemptive rights or rights of first refusal will exist with respect thereto.

     A Class B Warrant may be exercised upon surrender of the Class B Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Securities Transfer, Inc., the Warrant Agent, with the "Form of Election to Purchase" of the Class B Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of shares with respect to which the Class B Warrant is being exercised.

     The exercise price of the Class B Warrants and the number of shares to be obtained upon exercise of the Class B Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Class B Warrants, unless exercised, will not be entitled to participate in the assets of the Company. Holders of the Class B Warrants have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Class B Warrants.

CLASS C WARRANTS

     The following discussion is a summary of certain terms and provisions of the Class C Warrants contained in the Warrant Agreement between the Company and American Securities Transfer, Inc. (the "Warrant Agent").

     Each Class C Warrant entitles the holder to purchase, at a price of $4.50, subject to adjustment, 1.05 shares of Common Stock during the period commencing February 25, 1996, until three years after such date. At any time during the period the Class C Warrants are exercisable, the Company may redeem the Class C Warrants at $.05 per Warrant upon 45 days' prior written notice in the event that (1) there is a current registration statement in effect covering the shares underlying the Class C Warrants; (2) the Common Stock is trading on NASDAQ, the American Stock Exchange or some other equivalent exchange; and (3) the closing bid price of the Common Stock exceeds $7.00 for 20 of 30 consecutive trading days ending not more than five days prior to the mailing of the notice of redemption.

     The Class C Warrants may only be redeemed if a current registration statement is in effect. Any Warrantholder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the shares of Common Stock underlying the Class C Warrants and, after the redemption date, any outstanding Class C Warrants will become void and be of no further force or effect. If the Company does not redeem the Class C Warrants, the Class C Warrants will expire, become void and be of no further force or effect on conclusion of the exercise period.
All of the Class C Warrants must be redeemed if any are to be redeemed.

     The Company has authorized and reserved for issuance the shares of Common Stock issuable upon exercise of the Class C Warrants. When delivered, all shares of Common Stock issued upon exercise of the Class C Warrants will be duly and validly authorized and issued, fully paid and non-assessable, and no preemptive rights or rights of first refusal will exist with respect thereto.

     A Class C Warrant may be exercised upon surrender of the Class C Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Securities Transfer, Inc., the Warrant Agent, with the "Purchase Form" on the third page of the Class C Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of shares with respect to which the Class C Warrant is being exercised.

     The exercise price of the Class C Warrants and the number of shares to be obtained upon exercise of the Class C Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Class C Warrants, unless exercised, will not be entitled to participate in the assets of the Company. Holders of the Class C Warrants have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Class C Warrants.

SERIES A CONVERTIBLE PREFERRED STOCK

     The authorized capital stock of the Company includes 1,265,000 shares of Series A Convertible Preferred Stock, $.001 par value, of which 600,000 shares are currently outstanding. Holders of the Series A Convertible Preferred Stock are entitled to receive cumulative dividends of 4% or $0.16 per share annually, payable on a semi-annual basis, beginning from the date of issuance. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of the Series A Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $4.00. Each share of Series A Convertible Preferred Stock is entitled to one
(1) vote and votes together with the holders of the Common Stock as a single class.

     Beginning on February 25, 1996, each share of the Series A Convertible Preferred Stock may be converted into 1.05 shares of the Company's Common Stock, and the conversion rights will continue until such shares have been redeemed. The conversion rate shall be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock.

     Beginning on February 25, 1998, shares of the Series A Convertible Preferred Stock may be redeemed, at the Company's option. The redemption price shall be $4.00 per share together with accrued and unpaid dividends to the redemption date.

     If fewer than all of the outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine. There is no mandatory redemption or sinking fund obligation with respect to the Series A Convertible Preferred Stock. In the event that the Company has failed to pay accrued and unpaid dividends on the Series A Convertible Preferred Stock, it may not redeem any of the then outstanding shares of the Series A Convertible Preferred Stock until all such accrued and unpaid dividends and (except with respect to shares being redeemed) the then current semi-annual dividends have been paid in full.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series A Convertible Preferred Stock to be redeemed at the address shown on the stock transfer books of the Company. After the date of notice, but only until the redemption date, holders of the Series A Convertible Preferred Stock will continue to have the right to convert their shares into Common Stock. After the redemption date, dividends will cease to accrue on the shares of Series A Convertible Preferred Stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest.

CONSULTANT'S WARRANTS

     On October 10, 1994, the Company issued warrants to purchase shares of its Common Stock to JDK & Associates, Inc., a consultant to the Company.
These warrants are exercisable to purchase up to 315,000 shares of Common Stock at $1.4286 per share during the two year period commencing on October 10, 1995. The Company has agreed to register the shares of Common Stock issuable upon the exercise of these warrants under the Securities Act of 1933, as amended.

     On November 1, 1994, the Company also issued warrants to purchase shares of its Common Stock to Cohig & Associates, Inc. ("Cohig") pursuant to an agreement dated November 1, 1994, pursuant to which Cohig will provide certain financial advisory and investment banking services for the Company. These warrants are exercisable to purchase up to 210,000 shares of Common Stock at $2.857 per share during the four year period commencing November 1, 1995, and Cohig has piggyback registration rights.

     On November 1, 1994, the Company also issued warrants to purchase shares of its Common Stock to Daniel Duquette ("Duquette") pursuant to an agreement dated November 1, 1994, pursuant to which Duquette will provide certain financial advisory consulting services for the Company. These warrants are exercisable to purchase up to 52,500 shares of Common Stock at $2.857 per share during the two year period commencing November 1, 1995, and Duquette has piggyback registration rights.

TRANSFER AND WARRANT AGENT

     American Securities Transfer, Inc., 938 Quail Street, No. 101, Lakewood, Colorado 80215, serves as Transfer and Warrant Agent for the Company's Common Stock, Class B Warrants, and Class C Warrants.


                               PLAN OF DISTRIBUTION

WARRANTS

     The shares of Common Stock issuable upon the exercise of the Class B Warrants, the Class C Warrants and the Consultant's Warrants are being offered by the Company through its officers and directors who will receive no commissions or other direct or indirect compensation or remuneration in connection therewith. They will, however, be reimbursed for their out-of-pocket expenses. The securities are offered on a best efforts, "any or all" basis. Proceeds from exercise of any of the Warrants will be deposited directly into Company bank accounts and will not be subject to any escrow or other similar requirement. In an attempt to induce exercise of the Warrants, officers and directors of the Company may communicate with Warrant holders by mail, telephone or in person. This Prospectus will be delivered to all Warrant holders of record as of the date hereof. Any supplement or amendment to this Prospectus will be provided to all Warrant holders of record on the date the same is filed with or declared effective by the Securities and Exchange Commission, as applicable.

     The Class B Warrants are exercisable at a price of $4.50 to purchase 1.05 shares of Common Stock through July 15, 1996. Persons who wish to exercise their Class B Warrants must deliver an executed Warrant with the Form of Election to Purchase, duly executed, accompanied with payment in check or money order payable to "American Securities Transfer, Inc." (the "Warrant Agent"). All payments must be received by the Warrant Agent prior to the termination of the exercise period, and Class B Warrants not exercised prior to the termination of the exercise period will expire.

     The Class C Warrants are exercisable at a price of $4.50 to purchase 1.05 shares of Common Stock from February 25, 1996 through February 24, 1999. Persons who wish to exercise their Class C Warrants must deliver an executed Warrant with the form of Election to Purchase, duly executed, accompanied with payment in check or money order payable to "American Securities Transfer, Inc." (the "Warrant Agent"). All payments must be received by the Warrant Agent prior to the termination of the exercise period, and Class C Warrants not exercised prior to the termination of the exercise period will expire.

     The Consultants' Warrants are exercisable at the prices per share and for the terms specified below:

                          Number of Shares     Exercise Price    Expiration
  Name of Consultant     Subject to Warrants     Per Share     Date of Warrant

Cohig & Associates, Inc.
  and Assigns                  210,000            $2.857      October 31,1999
JDK & Associates, Inc.
  and Assigns                  315,000            $1.4286     October 9, 1997
Daniel Duquette                 52,500            $2.857      October 31,1997

In order to exercise their Consultants' Warrants, the holders must deliver an executed Warrant with the Election to Purchase duly executed, accompanied with payment in check or money order payable to "Contour Medical, Inc." for the number of shares subscribed to the Company. All payments must be received by the Company prior to the termination of the exercise period, and to the extent that the Consultants' Warrants are not exercised prior to the termination of the exercise period, they will expire.

SERIES A CONVERTIBLE PREFERRED STOCK

     The shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock are being offered by the Company through its officers and directors who will receive no commissions or other direct or indirect compensation or remuneration in connection therewith. They will, however, be reimbursed for their out-of-pocket expenses. This Prospectus will be delivered to all holders of the Series A Convertible Preferred Stock of record as of the date hereof. Any supplement or amendment to this Prospectus will be provided to all Warrantholders of record on the date the same is filed with or declared effective by the Securities and Exchange Commission, as applicable.

     Commencing on February 25, 1996, each share of Series A Convertible Preferred Stock may be converted into 1.05 shares of Common Stock at the election of the holder, unless earlier redeemed. Persons who wish to convert their Series A Convertible Preferred Stock must deliver an executed stock certificate with the form of Election to Convert, duly executed, to American Securities Transfer, Inc.


                             SELLING SHAREHOLDER

     Included in the securities being offered by this Prospectus are 369,619 shares of Common Stock ("Shares") being offered by Scott F. Lochridge (the "Selling Shareholder"). Mr. Lochridge received the Shares in a transaction in which AmeriDyne Corporation ("AmeriDyne") was merged with a wholly-owned subsidiary of the Company. Mr. Lochridge was the sole shareholder of AmeriDyne, and continues to serve as the President of AmeriDyne (see "Management"). The Shares represent approximately 7.1% of the Company's Common Stock now outstanding.

     The Selling Shareholder represented that he purchased the Shares for investment and with no present intention of distribution or reselling such Shares. However, in recognition of the fact that a holder of restricted securities may wish to be legally permitted to sell his Shares when he deems appropriate, the Company has filed with the Commission under the Securities Act a Form S-1 Registration Statement of which this Prospectus is a part with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.

     The Company has advised the Selling Shareholder that he and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised the Selling Shareholder that in the event of a "distribution" of his shares, the Selling Shareholder, any "affiliated purchasers," or any broker-dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until his or its participation in that distribution is completed. A "distribution" is defined in Rule 10b-6(c)(5)
as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." The Company has also advised the Selling Shareholder that Rule 10b-7 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common Stock in connection with this offering.

     Rule 10b-6 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 10b-6 applies to the offer and sale of any of the Shares, then participating broker-dealers will be obligated to cease market making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market making activities until their participation in the distribution has been completed. If Rule 10b-6 applies to one or more of the principal market makers in the Company's Common Stock, the market price of such stock could be adversely affected.

                                  LEGAL MATTERS

     The legality of the securities of the Company offered will be passed on for the Company by Jon D. Sawyer, P.C., 1401 Seventeenth Street, Suite 460, Denver, Colorado 80202.

                                     EXPERTS

     The financial statements of the Company included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, Independent Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of the Company included in this Prospectus and in the Registration Statement, to the extent and for the periods set forth in their report appearing elsewhere herein, have been audited by Pender Newkirk & Company, Certified Public Accountants, and are included herein in reliance on the authority of such firm as experts in accounting and auditing.

     The financial statements of AmeriDyne Corporation included in this Prospectus and in the Registration Statement, to the extent and for the periods set forth in their reports appearing elsewhere herein, have been audited by Cowart & Rich, Certified Public Accountants, and are included herein in reliance on the authority of such firm as experts in accounting and auditing.

     The financial statements of AmeriDyne Corporation included in this Prospectus and in the Registration Statement, to the extent and for the periods set forth in their reports appearing elsewhere herein, have been audited by Laney, Boteler & Killinger, Certified Public Accountants and are included herein in reliance on the authority of such firm as experts in accounting and auditing.



                          INDEX TO FINANCIAL STATEMENTS
                                                                   Page(s)

CONTOUR MEDICAL, INC.

Consolidated Balance Sheets as of March 31, 1996
(Unaudited) and June 30, 1995. . . . . . . . . . . . . . . . . . .F-1, F-2

Consolidated Statements of Operations for the nine months
ended March 31, 1996 and 1995 (Unaudited). . . . . . . . . . . . .   F-3

Consolidated Statement of Stockholders' Equity for the
nine months ended March 31, 1996 (Unaudited) . . . . . . . . . . .   F-4
Consolidated Statements of Cash Flows for the nine months
ended March 31, 1996 and 1995 (Unaudited). . . . . . . . . . . . .F-5, F-6

Notes to Consolidated Financial Statements (Unaudited) . . . . ..F-7 to F-10


Reports of Independent Certified Public Accountants . . . . . . . .   F-11

Consolidated Balance Sheets as of June 30, 1995, and
the years ended December 31, 1994 and 1993. . . . . . . . . . . . .   F-13

Consolidated Statements of Operations for the six months ended
June 30, 1995 and 1994, and the years ended December 31,
1994, 1993 and 1992. . . . . . . . . . . . . . . . . . . . . . . . .  F-15

Consolidated Statements of Shareholders' Equity for the six
months ended June 30, 1995 and 1994, and the years ended
December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . .  F-16

Consolidated Statements of Cash Flows for the six
months ended June 30, 1995 and 1994, and the years ended
December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . .  F-22

Notes to Consolidated Financial Statements . . . . . . . . . . . .F-23 to F-33


AMERIDYNE CORPORATION

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . .  F-34

Balance Sheet as of February 29, 1996. . . . . . . . . . . . . . . .F-35, F-36

Statement of Loss and Retained Earnings for the ten months
ended February 29, 1996. . . . . . . . . . . . . . . . . . . . . . .  F-37

Statement of Cash Flows for the ten months ended
February 29, 1996. . . . . . . . . . . . . . . . . . . . . . . . . .  F-38

Notes to Financial Statements. . . . . . . . . . . . . . . . . . .F-39 to F-43


Independent Auditor's Report . . . . . . . . . . . . . . . . . . . .  F-44

Balance Sheet as of April 30, 1995 . . . . . . . . . . . . . . . . .F-45, F-46

Statement of Income and Expenses for the twelve months
ended April 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . .  F-47

Statement of Retained Earnings for the twelve months
ended April 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . .  F-48

Statement of Cash Flows for the twelve months ended
April 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . .F-49, F-50

Notes to Financial Statements. . . . . . . . . . . . . . . . . . .F-51 to F-57

Supplementary Information. . . . . . . . . . . . . . . . . . . . . .F-58, F-59


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . .  F-60

Statement of Income and Retained Earnings for the
year ended April 30, 1994. . . . . . . . . . . . . . . . . . . . . .  F-61

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . .F-62, F-66


Independent Auditor's Report . . . . . . . . . . . . . . . . . . . .  F-67

Balance Sheet as of April 30, 1994 . . . . . . . . . . . . . . . . .F-68, F-69

Statement of Income and Expenses for the twelve months
ended April 30, 1994 . . . . . . . . . . . . . . . . . . . . . . . .F-70, F-71

Statement of Cash Flows for the twelve months ended
April 30, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . .F-71, F-73

Notes to Financial Statements. . . . . . . . . . . . . . . . . . .F-74 to F-78

Supplementary Information. . . . . . . . . . . . . . . . . . . . .. F-79, F-80


PRO FORMA FINANCIAL INFORMATION

Proforma Consolidated Financial Statements . . . . . . . . . . . . .  F-81

Pro Forma Consolidated Balance Sheet as of December 31,
1995 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .F-82, F-83

Pro Forma Consolidated Statement of Income for the six
months ended December 31, 1995 (Unaudited) . . . . . . . . . . . . .  F-84

Pro Forma Consolidated Statement of Income for the
twelve months ended June 30, 1995 (Unaudited). . . . . . . . . . . .  F-85

Notes to Proforma Consolidated (Unaudited) Financial
Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-86



              CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                   Consolidated Balance Sheets

                                              March 31,      June 30,
                                                1996           1995
                                            ------------    ----------
                                             (Unaudited)
ASSETS

Current:
  Cash                                      $    68,717     $   96,235
  Accounts receivable - trade
    Related parties (Note 4)                  1,584,209        943,094
    Other                                     2,324,721        760,703
  Inventories (Note 5)                        2,792,021      1,297,394
  Refundable income taxes                        10,680         10,680
  Prepaid expenses and other                    144,843         74,319
  Due from parent (Note 4)                      613,563      1,168,901
                                            -----------     ----------
      Total Current Assets                    7,538,754      4,351,326

Property and Equipment, less
accumulated depreciation (Note 6)             1,012,150        592,243

Other Assets:

  Goodwill                                    1,351,321             --
  Deposit on equipment                          355,454        228,282
  Other                                         302,863          4,575
                                            -----------     ----------
      Total Other Assets                      2,009,638        232,857

                                            $10,560,542     $5,176,426






















   See accompanying notes to consolidated financial statements.

                                   F-1
               CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                   Consolidated Balance Sheets


                                              March 31,       June 30,
                                                1996            1995
                                            -------------   -----------
                                             (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable to banks -
   credit lines (Note 7)                     $ 1,097,200     $  245,600
  Accounts payable                             1,842,547        882,524
  Accrued expenses                               266,903         80,977
  Current maturities of long-term
   debt (Note 8)                                 295,843        168,477
                                              ----------     ----------
      Total Current Liabilities                3,502,493      1,377,578

Long-term debt, less current
maturities (Note 8)                            1,369,234        907,711
                                              ----------     ----------
      Total Liabilities                        4,871,727      2,285,289

Stockholders' Equity:
  Preferred stock - Series A conver-
   tible, $.001 par value, shares
   authorized 1,265,000; issued
   600,000, at aggregate liquidation
   preference                                  2,400,000      2,400,000
  Common stock $.001 par - shares
   authorized 76,000,000; issued
   5,214,223 and 4,802,280 (net of
   $765 discount)                                  4,449          4,037
  Additional paid-in capital                   3,175,418        781,509
  Retained earnings (Deficit)                    108,948       (294,409)
                                              ----------     ----------
      Total stockholders' equity               5,688,815      2,891,137

                                             $10,560,542     $5,176,426















   See accompanying notes to consolidated financial statements.

                                   F-2
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES

              Consolidated Statements of Operations


                                                 Nine Months Ended
                                             March 31,        March 31,
                                               1996             1995
                                            ----------       ----------
                                            (Unaudited)      (Unaudited)

SALES                                       $8,529,915       $3,375,007

COST OF SALES                                6,171,863        2,143,321

GROSS PROFIT                                 2,358,052        1,231,686
                                            ----------       ----------

OPERATING EXPENSES                           1,760,156        1,244,429

OTHER INCOME (EXPENSE)                          13,251          (45,912)
                                            ----------       ----------
INCOME (LOSS) BEFORE INCOME TAXES              611,147          (58,655)

INCOME TAX EXPENSE                             207,790             --
                                            ----------       ----------
NET INCOME (LOSS)                           $  403,357       $  (58,655)

NET INCOME (LOSS) PER COMMON SHARE          $      .07       $     (.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES                                       4,885,602        4,520,799


























   See accompanying notes to consolidated financial statements.

                                   F-3
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES

          Consolidated Statement of Stockholders' Equity
                           (Unaudited)

                                                      Additional   Retained
                                    Common Stock       Paid-in     Earnings
                                  Shares     Amount    Capital     (Deficit)
                                 ---------   ------   ----------   ---------

Balance, June 30, 1995           4,802,350   $4,037   $  781,509   ($294,409)

Exercise of common stock
 options                            26,250       26       49,974          --

Correction of prior conver-
 sions of preferred stock           16,004       16          (16)         --

Gain on sale of stock owned
 by stockholder                         --       --       36,531          --

Acquisition of AmeriDyne
 Corporation                       369,619      370    2,099,630          --

Tax benefit from utilization
 of net operating loss
 carryforward                           --       --      207,790          --

Net income                              --       --           --     403,357

Balance, March 31, 1996          5,214,223   $4,449   $3,175,418    $108,948



























        See accompanying notes to consolidated financial statements.

                                   F-4

                    CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                    Consolidated Statements of Cash Flows


                                                 Nine Months Ended
                                             March 31,        March 31,
                                               1996             1995
                                            ----------       ----------
                                            (Unaudited)      (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                           $   403,357       $ (58,655)

Adjustments to reconcile net income
 (loss) to net cash provided (used) by
 operating activities:

   Depreciation                                 111,863          79,484
   Tax benefit from NOL                         207,790              --
   Changes in assets and liabilities
     net of effects from acquisition
     of AmeriDyne:
     (Increase) decrease in accounts
       receivable                              (825,785)       (325,238)
     (Increase) decrease in inventories        (234,060)       (159,058)
     (Increase) decrease in other
       current assets and other assets           (5,837)         91,245
     Increase (decrease) in accounts
       payable                                  290,257         471,735
     Increase (decrease) in accrued
       expenses and other liabilities            61,239         (59,308)
                                            -----------       ----------
       Net cash provided by operating
         activities                               8,824          40,205

CASH FLOW FROM INVESTING ACTIVITIES:

  Acquisition of equipment                     (549,017)       (196,471)
  Decrease in due from parent                   555,338        (165,000)
  Acquisition of AmeriDyne, net of
    cash acquired                              (322,297)             --
                                            -----------       ---------
      Net cash used by investing
        activities                             (315,976)       (361,471)












   See accompanying notes to consolidated financial statements.

                                   F-5

              CONTOUR MEDICAL, INC. AND SUBSIDIARIES

              Consolidated Statements of Cash Flows


                                                 Nine Months Ended
                                              March 31,        March 31,
                                                1996             1995
                                            ------------     ------------
                                            (Unaudited)      (Unaudited)

CASH FLOWS FROM FINANCING ACTIVITIES:

Deferred offering costs                     $       --       $   (55,767)
Net borrowing (payments) on loans              193,103           (32,254)
Proceeds from exercise of options               50,000            47,794
Payment of short-swing liability
  by shareholder                                36,531                --
Proceeds from issuance of stock                     --         2,204,000
                                            ----------        ----------

Net cash provided by financing
  activities                                   279,634         2,163,773
                                            ----------        ----------
NET INCREASE (DECREASE) IN CASH                (27,518)        1,842,507

CASH BEGINNING OF PERIOD                        96,235            56,998
                                            ----------        ----------

CASH END OF PERIOD                          $   68,717        $1,899,505

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION AND NON-CASH
ACTIVITIES:

  Cash paid for interest                    $  109,168        $   37,938

  Cash paid for income tax                  $      930        $       --




















          See accompanying notes to consolidated financial statements.

                                   F-6
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES

      Notes to Consolidated Financial Statements (Unaudited)

1.   BASIS OF PRESENTATION
     ---------------------
     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the June 30, 1995, audited financial statements for Contour Medical, Inc. The results of operations for the periods ended March 31, 1996 and 1995 are not necessarily indicative of the operating results for the full year.

     The consolidated financial statements include the accounts of Contour Medical, Inc. ("CMI") and its wholly-owned subsidiaries, Contour Fabricators, Inc. ("CFI"), Contour Fabricators of Florida, Inc. ("CFFI") and, since March 1, 1996, AmeriDyne Corporation ("AmeriDyne"), collectively referred to as the Company. All material intercompany accounts and transactions have been eliminated. CMI is a majority-owned subsidiary of Retirement Care Associates, Inc. ("Parent").

     On March 1, 1996,Contour Medical, Inc. acquired AmeriDyne through a merger which was accounted for as a purchase. The Company issued 369,619 shares of its common stock and paid $250,000 to the sole stockholder of AmeriDyne in connection with this purchase.

2.   EARNINGS (LOSS) PER SHARE
     -------------------------
     Earnings (loss) per common share are based on the weighted average number of common shares outstanding during each period after giving effect to a 1.05-for-1 forward stock split which occurred in March 1996. Common stock equivalents have not been included since the effect would be antidilutive. Cumulative dividends in arrears of $24,000, $72,000 and $8,000 related to the Company's Series A preferred stock have been deducted from net income for the three months ended March 31, 1996, nine months ended March 31, 1996 and three and nine months ended March 31, 1995, respectively.

3.   CHANGE IN YEAR END
     ------------------
     The Company changed its fiscal year end from December 31 to June 30 during 1995.

4.   RELATED PARTY TRANSACTIONS
     --------------------------
      During 1995, the Company began distributing medical supplies to health care facilities owned, leased or managed by the Parent. Sales to these facilities approximated $1,582,000 for the three month period ended March 31, 1996, and $3,235,000 for the nine month period then ended. Trade accounts receivable of $1,584,209 and $943,094 were outstanding as of March 31, 1996 and June 30, 1995, respectively, as related to these health care facility sales. Additionally, the Company had an outstanding loan receivable due from its parent company of $613,563 and $1,168,901 as of March 31, 1996 and June 30, 1995, respectively, which is due on demand with no stated interest rate.

                                   F-7
5.   INVENTORIES
     -----------
     Inventories are summarized as follows:

                                         March 31,       June 30,
                                           1996            1995
                                        ----------      ----------

      Raw Materials                     $  297,281      $  259,952
      Work in process                      100,986          58,704
      Finished goods                     2,393,754         978,738
                                        ----------      ----------
                                        $2,792,021      $1,297,394

All inventories are pledged as collateral (see Notes 7 and 8).

6.   PROPERTY AND EQUIPMENT
     ----------------------
     Property and equipment consist of the following:

                                              March 31,         June 30,
                            Useful Lives        1996              1995
                            ------------     ----------        ----------

Land                            --           $   50,000        $   50,000
Building                     5-45 years         596,247           596,247
Machinery and equipment      3-7  years       1,574,756         1,034,568
Furniture and fixtures       5-7  years         129,107           124,651
Leasehold improvements       5    years         181,422            13,923
Vehicles                     3-5  years          58,745             9,109
                                             ----------        ----------
                                              2,590,277         1,828,498
Less accumulated depre-
 ciation                                      1,578,127         1,236,255
                                             ----------        ----------
                                             $1,012,150        $  592,243

All property and equipment are pledged as collateral (see Notes 7 and 8).

7.   NOTES PAYABLE TO BANKS
     ----------------------
     Notes payable to banks consists of the following:

                                               March 31,      June 30,
                                                 1996           1995
                                              ----------     ---------
Borrowings under CMI's and CFFI's $350,000
lines of credit, interest at prime plus 1%
(10% and 9.75% at June 30 and March 31,
1996, respectively), payable monthly,
collateralized by accounts receivable
and inventory                                 $  328,800     $245,600

Borrowings under AmeriDyne's credit
line of $975,000, interest at the bank's
prime plus 1.25% (9.5% at March 31, 1996),
payable monthly, collateralized by all the
Company's assets                                 768,400           --
                                              ----------     --------
                                              $1,097,200     $245,600



                                   F-8
8.   LONG-TERM DEBT
     --------------
     Long-term debt consists of the following:

                                                 March 31,      June 30,
                                                   1996           1995
                                                ----------     ----------

Mortgage payable to bank, bearing interest
at 8.58%, principal and interest of $6,793,
due monthly through 2003, collateralized by
accounts receivable, inventory, equipment
and real property                               $  402,678     $  491,622

Mortgage payable to bank, interest at prime
plus .75% (9.75% and 9.5% at June 30, 1995
and March 31, 1996, respectively), principal
of $1,190 plus interest due monthly through
2000, collateralized by accounts receivable,
inventory, equipment and real property              69,047         78,571

Note payable to bank, interest at prime plus
 .75% (9.75% and 9.5% at June 30, 1995 and
March 31, 1996, respectively), principal and
interest of $3,044 due monthly through May
2000, collateralized by accounts receivable,
inventory, equipment and real property             465,365        182,622

Note payable to bank, interest at prime plus
1% (10% and 9.75% at June 30, 1995 and
March 31, 1996, respectively), principal of
$5,000 plus interest due monthly through
June 2000, collateralized by equipment             255,000        300,000

Note payable to bank, interest at prime plus
1% (10% and 9.75% at June 30, 1995 and March
31, 1996, respectively), principal and
interest of $1,667 due monthly through
August 1996, collateralized by accounts
receivable, inventory and equipment                 10,000         23,333

Union Planters Bank of Jackson, Tennessee
payable in monthly installments of $3,600
including interest at 9.0% and maturing May
15, 1997.  Collateralized by all of the
Company's assets                                    48,696             --

Union Planters Bank of Jackson, Tennessee
payable in monthly installments of $5,266
including interest at 9.0% and maturing
October 12, 1997.  Collateralized by all of
the Company's assets                               223,349             --

Capital lease-G.E. Capital payable in
monthly installments of $205, plus sales
tax.  Interest imputed at 5.39% and
maturing April 1996.  Collateralized by
Canon copier.                                          204             --


                                   F-9
Capital lease-Eaton Financial Corporation
payable in monthly installments of $309,
plus sales tax.  Interest imputed at 14.6%
and maturing June 1997.  Collateralized by
computer equipment.                                  3,744             --

Delta Handling Materials, Inc. note payable
in 36 monthly installments of $533 including
interest at 11.0% and maturing December 1997.
Collateralized by Clark lift truck.                 10,575             --

Note payable-stockholder Scott F. Lochridge.
Payable in 36 monthly installments of $5,693
including interest at 10.0%.  Unsecured.           176,419             --
                                                ----------     ----------
                                                 1,665,077      1,076,18?

Less current portion                               295,843        168,477
                                                ----------     ----------
Total long-term debt                            $1,369,234     $  907,711

     The net book value of property and equipment collateralized under the above debt agreements was $1,012,150 and $592,243 as of March 31, 1996 and June 30, 1995, respectively.

     Certain of the above agreements contain certain financial and operating covenants, including requirements that the Company maintain certain net worth levels and satisfy current and debt-to-net-worth ratios. The Company was in compliance with all debt covenants as of March 31, 1996 and June 30, 1995.































                                   F-10
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Contour Medical, Inc.
St. Petersburg, Florida

We have audited the accompanying consolidated balance sheets of Contour Medical, Inc. (a subsidiary of Retirement Care Associates, Inc.) and Subsidiaries as of June 30, 1995 and December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the six months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Contour Medical, Inc. and Subsidiaries as of June 30, 1995 and December 31, 1994 and the results of their operations and their cash flows for the six months and year then ended in conformity with generally accepted accounting principles.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Orlando, Florida
August 18, 1995, except for the stock split
discussed in Note 10 which is as of March 15, 1996

























                                   F-11
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Contour Medical, Inc.
St. Petersburg, Florida

We have audited the accompanying consolidated balance sheet of Contour Medical, Inc. and Subsidiaries as of December 31, 1993 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992. These consolidated financial statements are the responsibility of the management of Contour Medical, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Contour Medical, Inc. and Subsidiaries as of December 31, 1993 and the results of its operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 in conformity with generally accepted accounting principles.

/s/ Pender Newkirk & Company
Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
January 21, 1994
























                                   F-12
               CONTOUR MEDICAL, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS


                                         June 30,         December 31,
                                           1995         1994       1993
Assets

Current:
  Cash                                  $   96,235  $  139,206  $  150,132
    Accounts receivable -
      trade (Notes 6 and 7):
      Related parties (Note 3)             943,094          -            -
      Other                                760,703     579,941     545,383
    Inventories (Notes 4, 6 and 7)       1,297,394     389,077     423,055
    Refundable income taxes                 10,680       8,180      99,121
    Prepaid expenses and other              74,319      12,994       6,805
    Due from parent (Note 3)             1,168,901          -           -

      Total current assets               4,351,326   1,129,398   1,224,496

Property and equipment,
less accumulated depreciation
(Notes 5, 6 and 7)                         592,243     339,151     391,654

Other assets:
  Deferred offering costs                       -       11,444      257,185
  Deposit on equipment (Note 9)            228,282          -            -
  Other                                      4,575       4,575        5,130

      Total other assets                   232,857      16,019      262,315

                                        $5,176,426  $1,484,568   $1,878,465



























                                   F-13
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS

                                            June 30,        December 31,
                                              1995        1994       1993
Liabilities and Stockholders' Equity

Current liabilities:
  Notes payable to banks (Note 6)         $  245,600  $   55,929  $   80,000
  Accounts payable                           882,524     115,520      92,257
  Accrued expenses                            80,977         142      10,943
  Due to parent                                   -      165,000          -
  Current maturities of long-term
    debt (Note 7)                            168,477      73,571     646,000

       Total current liabilities           1,377,578     410,162     829,200

Long-term debt, less current maturities
  (Note 7)                                   907,711     554,323          -

       Total liabilities                   2,285,289     964,485     829,200

Commitments and contingencies (Note 9)

Redeemable cumulative preferred stock -
  Class D (liquidation preference
  $6,445,056) (Note 10)                           -           -      400,500

Stockholders' equity (Note 10):
  Preferred stock - Class A convertible
    (liquidation preference $99,525,
    net of $74,525 discount)                      -           -       25,000
  Preferred stock - Class B convertible
    (liquidation preference $100,000,
    net of $100,000 discount)                     -           -           -
  Preferred stock - Class E convertible
    (liquidation preference $518,958)             -           -      295,742
  Preferred stock - Series A convertible,
    $.001 par value, shares authorized
    1,265,000; issued 600,000, at
    aggregate liquidation preference       2,400,000          -           -
  Common stock $.001 par - shares
    authorized 76,000,000; issued
    4,802,350, 4,972,190 and 2,308,239
    (net of $765 discount)                     4,037       3,793       1,129
  Additional paid-in capital                 781,509     922,072     140,923
    Deficit                                 (294,409)   (405,782)    185,971

                                           2,891,137     520,083     648,765
  Less treasury stock, at cost                    -           -           -

    Total stockholders' equity             2,891,137     520,083     648,765

                                          $5,176,426  $1,484,568  $1,878,465




   See accompanying notes to consolidated financial statements.

                                   F-14

              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS

                        Six months ended June 30,      Year ended December 31,
                           1995         1994        1994        1993
1992
                                    (unaudited)
(Note1)
Sales (Notes 3 and 11)   $3,568,459  $1,929,200  $3,945,745  $3,618,359
$3,440,701

Cost of sales             2,544,376   1,423,700   2,545,925   2,061,250
1,755,209

     Gross profit         1,024,083     505,500   1,399,820   1,557,109
1,685,492

Selling, general and ad-
  ministrative expenses     841,275     657,199   1,550,385   1,538,465
1,499,970
Litigation settlements
 (Note 9)                       -           -        30,000      85,000
- -
     Income (loss) from
       operations           182,808    (151,699)   (180,565)    (66,356)
185,522

Other income (expenses):
     Offering costs
       (Note 1)                 -      (305,731)   (305,731)        -
- -
  Interest                  (39,098)    (25,582)    (53,627)    (63,758)
(86,584)
     Other                   22,381       4,214      10,741       4,789
4,441

                            (16,717)   (327,099)   (348,617)    (58,969)
(82,143)

Income (loss) before
     taxes on income
     (benefit)              166,091    (478,798)   (529,182)   (125,325)
103,379

Taxes on income (benefit)
     (Note 8)                54,718         -           -       (51,789)
24,253

Net income (loss)        $  111,373  $ (478,798) $ (529,182) $  (73,536) $
79,126

Earnings (loss) per
     common share        $      .02  $     (.20) $     (.20) $     (.05) $
 .07

Weighted average common
     shares outstanding   4,786,126   2,341,996   2,688,927   1,434,466
1,180,407












   See accompanying notes to consolidated financial statements.

                                   F-15
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        Subscribed
Additional
                                    Common Stock        Common Stock
Paid-in
                                  Shares     Amount    Shares  Amount
Capital
Balance, December 31, 1991           9,600   $ 9,600        -     $ -
$12,137
  Net income                           -         -          -       -        -
  Retirement of treasury stock      (2,700)   (2,700)       -       -
(12,137)

Balance, December 31, 1992           6,900     6,900        -       -        -
  Acquisition of CMI            16,315,034    16,315    150,000    75
517,939
  Recapitalization                  (6,900)  (23,215)       -     (75)
(517,939)
  Issuance of stock                180,045        33   (150,000)    -
4,967
  Contribution of stock                -         -          -       -        -
  1-for-13 reverse stock split (15,226,227)      (30)       -       -
30
  Conversion of Class A
    preferred stock                365,704       366        -       -
27,226
  Conversion of Class C
    preferred stock                846,669       847        -       -
404,356
  Issuance of Class E
    preferred stock in
    exchange for common stock     (172,986)      (87)       -       -
(295,656)
  Net loss                             -         -          -       -        -

Balance, December 31, 1993       2,308,239     1,129        -       -
140,923
  Conversion of Class A
    preferred stock                219,182       220        -       -
39,557
  Conversion of Class B
    preferred stock                 33,333        33        -       -
(33)
  Conversion of Class D
    preferred stock and
    warrants                       238,450       238        -       -
75,212
  Conversion of Class E
    preferred stock                172,986       173        -       -
295,569
  Conversion of Class One
    preferred stock              2,000,000     2,000        -       -
370,844
  Net loss                             -         -          -       -        -

Balance, December 31, 1994       4,972,190     3,793        -       -
922,072
  Issuance of Series A
    preferred stock                    -         -          -       -
(214,997)
  Exercise of common stock
    options                         15,385        15        -       -
19,985
  Correction of Class A
    preferred stock conversion         255       -          -       -        -
  Redemption of Class A warrants       -         -          -       -
(40)
  Tax benefit from utilization of
    net operating loss carry-
    forward                            -         -          -       -
54,718
  Retirement of treasury stock    (414,230)      -          -       -        -
 1.05-for-1 forward stock split    228,750       229        -       -
(229)
  Net income                           -         -          -       -        -

Balance, June 30, 1995           4,802,350   $ 4,037        -     $ -
$781,509

   See accompanying notes to consolidated financial statements.

                                   F-16
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Convertible
                                 Retained                           Preferred
Stock
                                 Earnings       Treasury Stock          Series
A
                                 (Deficit)    Shares      Amount    Shares
Amount
Balance, December 31, 1991     $  523,136        2,700   $330,000        -
$    -
  Net income                       79,126           -          -         -
   -
  Retirement of treasury
    stock                        (315,163)      (2,700)  (330,000)       -
   -
Balance, December 31, 1992     $  287,099           -          -         -
$    -
  Acquisition of CMI           (1,039,673)          -          -         -
   -
  Recapitalization              1,039,673           -          -         -
   -
  Issuance of stock                    -            -          -         -
   -
  Contribution of stock                -     5,385,000         -         -
   -
  1-for-13 reverse stock split         -    (4,970,770)        -         -
   -
  Conversion of Class A
    preferred stock               (27,592)          -          -         -
   -
  Conversion of Class C
    preferred stock                    -            -          -         -
   -
  Issuance of Class E
    preferred stock in
    exchange for common stock          -            -          -         -
   -
  Net loss                        (73,536)          -          -         -
   -

Balance, December 31, 1993        185,971      414,230         -         -
   -
  Conversion of Class A
    preferred stock               (14,777)          -          -         -
   -
  Conversion of Class B
    preferred stock                    -            -          -         -
   -
  Conversion of Class D
    preferred stock and
    warrants                      (47,794)          -          -         -
   -
  Conversion of Class E
    preferred stock                    -            -          -         -
   -
  Conversion of Class One
    preferred stock                    -            -          -         -
   -
  Net loss                       (529,182)          -          -         -
   -

Balance, December 31, 1994       (405,782)     414,230         -         -
   -
  Issuance of Series A
    preferred stock                    -            -          -    600,000
2,400,000
  Exercise of common stock
    options                            -            -          -         -
   -
  Correction of Class A
    preferred stock conversion         -            -          -         -
   -
  Redemption of Class A
    warrants                           -            -          -         -
   -
  Tax benefit from utilization
    of net operating loss
    carryforward                       -            -          -         -
   -
  Retirement of treasury stock         -      (414,230)        -         -
   -
  Net income                      111,373           -          -         -
   -
Balance, June 30, 1995         $ (294,409)          -     $    -    600,000
$2,400,000

   See accompanying notes to consolidated financial statements.

                                   F-17
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Redeemable
                     Cumulative            Convertible       Convertible
Convertible
                   Preferred Stock      Preferred Stock    Preferred Stock
Preferred
                       Class D             Class One          Class A
Stock Class B
                   Shares    Amount     Shares    Amount   Shares  Amount
Shares Amount
Balance, December
31, 1991                   -  $      -          -  $     -       -  $    -   -
 $     -
  Net income               -         -          -        -       -       -   -
       -
  Retirement of
    treasury stock         -         -          -        -       -       -   -
       -

Balance, December
31, 1992                   -         -          -        -       -       -   -
       -
  Acquisition of
    CMI             1,000,000        -          -        -   36,325  33,919  2
  100,000
  Recapitalization          -        -          -        -       -  (33,919) -
 (100,000)
  Issuance of stock    74,176   400,500         -        -  334,319  25,000  -
       -

Issuance of stock
  in satisfaction
  of loans                 -         -          -        -       -       -   -
       -
  Conversion of
    Class A pre-
    ferred stock           -         -          -        - (271,119)     -   -
       -
  Conversion of
    Class C pre-
    ferred stock           -         -          -        -       -       -   -
       -
  Issuance of
    Class E pre-
    ferred stock
    in exchange
    for common
    stock                  -         -          -        -       -       -   -
       -
  Acquisition and
    retirement of
    stock                  -         -          -        -       -       -   -
       -
  Net income               -         -          -        -       -       -   -
       -

Balance, December
31, 1993            1,074,176   400,500         -        -   99,525  25,000  2
       -

  Conversion of
    Class A pre-
    ferred stock           -         -          -        -  (99,525)(25,000) -
       -
  Conversion of
    Class B pre-
    ferred stock           -         -          -        -       -       -
(2)        -
  Conversion of
    Class D pre-
    ferred stock
    and warrants   (1,074,176) (400,500) 2,000,000  372,844      -       -   -
       -

       See accompanying notes to consolidated financial statements.

                                         F-18
                  CONTOUR MEDICAL, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Redeemable
                     Cumulative            Convertible       Convertible
Convertible
                   Preferred Stock      Preferred Stock    Preferred Stock
Preferred
                       Class D             Class One          Class A
Stock Class B
                   Shares    Amount     Shares    Amount   Shares  Amount
Shares Amount
  Conversion of
    Class E pre-
    ferred stock           -         -          -        -       -       -   -
       -

  Conversion of
    Class One pre-
    ferred stock           -         -  (2,000,000)(372,844)     -       -   -
       -
  Net loss                 -         -          -        -       -       -   -
       -
Balance, Decem-
ber 31, 1994               -         -          -        -       -       -   -
       -

  Issuance of
    Series A pre-
    ferred stock           -         -          -        -       -       -   -
       -
  Exercise of
    common stock
    options                -         -          -        -       -       -   -
       -
  Correction of
    Class A pre-
    ferred stock           -         -          -        -       -       -   -
       -
  Redemption of
    Class A
    warrants               -         -          -        -       -       -   -
       -
  Tax benefit
    from utiliza-
    tion of net
    operating
    loss carry
    forward                -         -          -        -       -       -   -
       -
  Retirement of
    treasury
    stock                  -         -          -        -       -       -   -
       -

Balance, June
30, 1995                   -   $     -          -  $     -       -   $   -   -
$       -












   See accompanying notes to consolidated financial statements.

                                         F-19

              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Convertible       Class C
                     Cumulative       Preferred      Subscribed
Convertible
                   Preferred Stock      Stock      Preferred Stock
Preferred
                       Class C         Series E        Class A        Stock
Class E
                    Shares  Amount   Shares   Amt  Shares   Amount   Shares
Amount
Balance, December
31, 1991                  -  $     -        -  $-         -  $     -        -
$     -

  Net income              -        -        -   -         -        -        -
     -
  Retirement of
    treasury stock        -        -        -   -         -        -        -
     -

Balance, December
31, 1992                  -        -        -   -        -         -        -
     -
  Acquisition of
    CMI              666,669       -   325,000  -   309,319   289,728       -
     -
  Recapitalization        -   (74,797)      -   -        -   (289,728)      -
     -
  Issuance of stock       -        -        -   -  (309,319)       -        -
     -

Issuance of stock
  in satisfaction
  of loans           180,000  480,000       -   -        -         -        -
     -
  Conversion of
    Class A pre-
    ferred stock          -        -        -   -        -         -        -
     -
  Conversion of
    Class C pre-
    ferred stock    (846,669)(405,203)      -   -        -         -        -
     -
  Issuance of
    Class E pre-
    ferred stock
    in exchange
    for common
    stock                 -        -        -   -        -         -   172,986
295,742
  Acquisition and
    retirement of
    stock                 -        -  (325,000) -        -         -        -
     -
  Net income              -        -        -   -        -         -        -
     -

Balance, December
31, 1993                  -        -        -   -        -         -   172,986
295,742

  Conversion of
    Class A pre-
    ferred stock          -        -        -   -        -         -        -
     -
  Conversion of
    Class B pre-
    ferred stock          -        -        -   -        -         -        -
     -
  Conversion of
    Class D pre-
    ferred stock
    and warrants          -        -        -   -        -         -        -
     -

   See accompanying notes to consolidated financial statements.

                                         F-20

              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Convertible       Class C
                     Cumulative       Preferred      Subscribed
Convertible
                   Preferred Stock      Stock      Preferred Stock
Preferred
                       Class C         Series E        Class A        Stock
Class E
                    Shares  Amount   Shares   Amt  Shares   Amount   Shares
Amount
  Conversion of
    Class E pre-
    ferred stock          -        -        -   -        -         -
(172,986)(295,742)

  Conversion of
    Class One pre-
    ferred stock
  Net loss                -        -        -   -        -         -        -
     -

Balance, Decem-
ber 31, 1994              -        -        -   -        -         -        -
     -

  Issuance of
    Series A pre-
    ferred stock          -        -        -   -        -         -        -
     -
  Exercise of
    common stock
    options               -        -        -   -        -         -        -
     -
  Correction of
    Class A pre-
    ferred stock          -        -        -   -        -         -        -
     -
  Redemption of
    Class A
    warrants              -        -        -   -        -         -        -
     -
  Tax benefit
    from utiliza-
    tion of net
    operating
    loss carry
    forward               -        -        -   -        -         -        -
     -
  Retirement of
    treasury
    stock                 -        -        -   -        -         -        -
     -

Balance, June
30, 1995                  -  $     -        -  $-        -   $     -        -
$     -











   See accompanying notes to consolidated financial statements.

                                   F-21
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 Six months ended June 30,    Year ended
December 31,
                                     1995       1994         1994       1993
  1992
                                             (unaudited)
Cash flows from operating
activities:
  Net income (loss)               $  111,373  $(478,798)   $(529,182)
$(73,536) $ 79,126
  Adjustments to reconcile
  net income (loss) to net
  cash provided (used) by
  operating activities:
    Depreciation                      51,670     38,400       98,684    53,397
  60,313
    Loss on sale of equipment             -          -            -         -
   1,346
    Offering costs                        -     305,731      305,731        -
      -
    Tax benefit from utiliza-
      tion of net operating
      loss carryforward               54,718         -            -         -
      -
    Cash provided by (used for):
      Accounts receivable         (1,123,856)   (38,037)     (34,558)
(12,505)  (44,610)
      Inventories                   (908,317)    62,725       33,978    50,654
 (89,509)
      Refundable income taxes         (2,500)        -        90,941
(99,121)       -
      Prepaid expenses and other     (61,325)   (15,373)      (6,189)
(6,805)   10,538
      Accounts payable               767,004      4,376       23,263
(74,444)    7,718
      Accrued expenses                80,835        277      (10,801)
(46,924)   (8,025)

Net cash provided (used) by
operating activities              (1,030,398)  (120,699)     (28,133)
(209,284)   16,897

Cash flows from investing
activities:
  Acquisition of equipment          (304,762)    (6,597)     (46,181)
(123,917)  (34,861)
  Cash acquired from acquisition          -          -            -        778
      -
  Increase in due from parent     (1,168,901)        -            -         -
      -
  Deposit on equipment              (228,282)        -            -         -
      -
  Decrease (increase) in other
    assets                                -          -           555
(1,055)       -

Net cash used by investing
activities                        (1,701,945)    (6,597)     (45,626)
(124,194)  (34,861)

Cash flows from financing
activities:
  Deferred offering costs                 -     (10,305)     (59,990)
(138,136)       -
  Proceeds from issuance of
    notes payable to bank                 -      18,508           -     80,000
      -
  Proceeds (repayments) on
    notes payable to bank            189,671         -       (42,177)  100,000
(130,455)
  Increase (decrease) in due
    to parent                       (165,000)        -       165,000        -
      -
  Proceeds from issuance of
    long-term debt                   482,622         -            -         -
      -
  Payments of long-term debt         (34,328)   (25,671)          -         -
      -
  Payments on loans to stockholder        -          -            -
(23,420)       -

   See accompanying notes to consolidated financial statements.

                                   F-22
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 Six months ended June 30,    Year ended
December 31,
                                     1995       1994         1994       1993
  1992
                                             (unaudited)
  Proceeds from issuance of stock         -          -            -    430,500
      -
  Proceeds from issuance of pre-
    ferred stock, net of offering
    costs                          2,196,447         -            -         -
      -
  Exercise of stock options           20,000         -            -          -
      -
  Redemption of Class A warrants         (40)        -            -          -
      -

Net cash provided (used) by
financing activities               2,689,372    (17,468)      62,833   448,944
(130,455)

Net increase (decrease) in cash      (42,971)  (144,764)     (10,926)  115,466
(148,419)

Cash, beginning of period            139,206    150,132      150,132    34,666
 183,085
Cash, end of period               $   96,235   $  5,368     $139,206  $150,132
$ 34,666



































   See accompanying notes to consolidated financial statements.

                                  F-23
              CONTOUR MEDICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Contour
Medical, Inc. ("CMI") and its wholly-owned subsidiaries, Contour Fabricators, Inc. ("CFI") and Contour Fabricators of Florida, Inc. ("CFFI"), collectively referred to as the Company. All material intercompany accounts and transactions have been eliminated. CMI is a majority-owned subsidiary of Retirement Care Associates, Inc. ("Parent").

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or  market.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by accelerated methods for financial reporting and income tax purposes.

OFFERING COSTS

Fees, costs and expenses related to offerings of securities are deferred and charged against the proceeds therefrom or, if the offering is unsuccessful, charged to operations. Costs of $257,185 related to a proposed public offering were deferred at December 31, 1993 and charged to operations in the second quarter of 1994 when the offering was abandoned. Deferred costs at December 31, 1994, related to the private placement discussed in Note 10, were charged against the proceeds therefrom in 1995.

CHANGE IN METHOD OF ACCOUNTING FOR TAXES ON INCOME

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

REVENUE RECOGNITION

Sales are recognized upon shipment of products to customers.

EARNINGS (LOSS) PER SHARE

Earnings (loss) per common share are based on the weighted average number of common shares outstanding and dilutive common stock equivalent shares outstanding during each period after giving effect to the one-for- thirteen reverse stock split which occurred in 1993. Common stock equivalents for 1995, 1994 and 1993 have not been included since the effect would be antidilutive. Common stock equivalents for 1992 include the convertible preferred Class B And Class C shares and the preferred Class D warrants.


                                   F-24

Cumulative dividends in arrears of $32,000 related to the Company's Class A preferred stock (see Note 10) have been deducted from 1995 net income for the calculation of earnings per common share.

CHANGES IN YEAR ENDS

The Company changed its fiscal year end from December 31 to June 30 during 1995. Accordingly, the June 30, 1995 statements of operations, stockholders' equity and cash flows are for the six months then ended.

CFI changed its fiscal year from March 31 to December 31 effective April 1, 1992. The financial statements for 1992 include the accounts of CFI for the nine months ended December 31, 1992.

RECLASSIFICATIONS

Certain amounts in the 1993 and 1992 financial statements have been restated to conform to current year presentations.

2.   ORGANIZATION AND BUSINESS ACQUISITION

Contour Fabricators, Inc., incorporated in March 1974 and located in Grand Blanc, Michigan, manufactures orthopedic devices used in rehabilitative therapy procedures and positioning aids for imaging procedures. Contour Fabricators of Florida, Inc., incorporated in December 1984 and located in St. Petersburg, Florida, manufactures disposable medical products which consist primarily of plastic and foam items for use in surgical and other special medical procedures.

Contour Medical, Inc. (formerly Associated Healthcare Industries, Inc.) was incorporated in Nevada in April 1987 as a "blank check" company and in 1989 conducted an initial public offering. In May 1993, effective as of January 1, 1993, the stockholders of CFI and CFFI received, in exchange for all their shares, the following from CMI: 1,000,000 shares of Class D Redeemable Preferred Stock, 666,669 shares of Class C convertible preferred stock and 666,666 Class D Warrants. Through December 31, 1992, CMI was a development-stage company in the health-care industry. As a result of this acquisition, the stockholders of CFI and CFFI had effectively acquired CMI and control thereof. Accordingly, this acquisition was accounted for as a reverse acquisition and the financial statements have been prepared as if the entities had operated as a single entity effective as of January 1, 1993. The operating results of CMI are included in the accompanying financial statements since January 1, 1993.

Beginning in 1995, CMI established a medical supply distribution business to service parent company health care facilities. CMI also distributes medical supplies to other nursing home operators and health care providers.

3.   RELATED PARTY TRANSACTIONS

During 1995, CMI began distributing medical supplies to health care facilities owned, leased or managed by the majority stockholder of the parent company. Sales to these facilities approximated $1,426,000 for the period ended June 30, 1995. Trade accounts receivable of $943,094 are outstanding as of June 30, 1995 related to these health care facility sales. Additionally, the Company had an outstanding loan receivable due from its parent company of $1,168,901 as of June 30, 1995, which is due on demand with no stated interest rate.


                                     F-25
4.   INVENTORIES

Inventories are summarized as follows:

                            June 30,              December 31,
                              1995             1994           1993

Raw materials             $  259,952       $  241,942      $  190,449
Work in process               58,704           62,345         101,572
Finished goods               978,738           84,790         131,034

                          $1,297,394       $  389,077      $  423,055

All inventories are pledged as collateral (see Notes 6 and 7).

5.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                       Useful         June 30,           December 31,
                       Lives            1995          1994          1993

Land                                $   50,000    $   50,000    $   50,000
Building              5-45 yrs.        596,247       594,391       589,843
Machinery and
  equipment            3-7 yrs.      1,034,568       765,682       726,510
Furniture and
  fixtures             5-7 yrs.        124,651        92,516        90,056
Leasehold
  improvements           5 yrs.         13,923        12,038        12,037
Vehicles               3-5 yrs.          9,109         9,109         9,109

                                     1,828,498     1,523,736     1,477,555
Less accumulated
  depreciation                       1,236,255     1,184,585     1,085,901

                                    $  592,243    $  339,151    $  391,654

All property and equipment is pledged as collateral (see Notes 6 and 7).

6.   NOTES PAYABLE TO BANKS

Notes payable to banks consists of the following:

                                           June 30,          December 31,
                                             1995          1994        1993

Borrowings under CFFI's $250,000 line
  of credit, interest at prime plus
  1% (10% at June 30, 1995), payable
  monthly, collateralized by accounts
  receivable and inventory.               $  245,600     $     -     $     -
Borrowings under lines of credit                  -        55,929      80,000

                                          $  245,600     $ 55,929    $ 80,000

7.   LONG-TERM DEBT

Long-term debt consists of the following:

                                   F-26
                                               June 30,       December 31,
                                                 1995      1994         1993

Mortgage payable to bank, bearing
  interest at 8.58%, principal and
  interest of $6,793 due monthly
  through 2003, collateralized by
  accounts receivable, inventory,
  equipment and real property.                $  491,662   $509,934   $546,000

Mortgage payable to bank, interest at
  prime plus .75% (9.75% at June 30,
  1995), principal of $1,190 plus
  interest due monthly through 2000,
  collateralized by accounts receivable,
  inventory, equipment and real property.         78,571     84,627    100,000

Note payable to bank, interest at prime
  plus .75% (9.75% at June 30, 1995),
  principal and interest of $3,044 due
  monthly through May 2000, collateral-
  ized by accounts receivable, inventory,
  equipment and real property.                   182,622         -          -

Note payable to bank, interest at prime
  plus 1% (10% at June 30, 1995),
  principal of $5,000 plus interest due
  monthly through June 2000, collateral-
  ized by equipment.                             300,000         -          -

Note payable to bank, interest at prime
  plus 1% (10% at June 30, 1995),
  principal and interest of $1,667 due
  monthly through August 1996, collateral-
  ized by accounts receivable, inventory
  and equipment.                                  23,333     33,333         -

                                               1,076,188    627,894    646,000
Less current maturities                          168,477     73,571    646,000

Total long-term debt                          $  907,711   $554,323   $     -

The net book value of property and equipment collateralized under the above debt agreements was $592,243 as of June 30, 1995.

All long-term debt at December 31, 1993 was classified as a current liability as it was the Company's intention to retire all debt from the proceeds of a proposed stock offering. The proposed offering was subsequently abandoned, and the debt has been classified in the 1994 and 1995 financial statements in accordance with the repayment terms in the respective debt agreements.

Certain of the above agreements contain certain financial and operating covenants, including requirements that the Company maintain certain net worth levels and satisfy current and debt-to-net-worth ratios. The Company was in compliance with all debt covenants as of June 30, 1995.

The aggregate maturities of long-term debt are as follows as of June 30, 1995:



                                   F-27
                          1996     $168,477
                          1997     $162,136
                          1998     $159,456
                          1999     $163,798
                          2000     $168,527
                    Thereafter     $253,794

8.   TAXES ON INCOME (BENEFIT)

The following summary reconciles differences from taxes at the federal statutory rate with the effective rate:

                                 Six months ended
                                     June 30,        Year ended December 31,
                                 1995     1994      1994      1993      1992
                                       (unaudited)

Taxes on income (benefit)
  at statutory rates             34.0%   (34.0%)   (34.0%)   (34.0%)    34.0%
State income taxes, net
  of federal benefit              3.1%      -         -        1.0%      1.0%
Carryforward of net
  operating loss                 (9.9%)     -         -         -         -
Carryback of net operating
  loss                             -        -         -       (8.3%)      -
Graduated tax brackets             -        -         -         -      (11.5%)
Losses not available for
  carryback                        -      34.0%     34.0%       -         -
Other                             5.0%      -         -         -         -

Taxes on income (benefit)
  at effective rates             32.2%      - %       - %    (41.3%)    23.5%

The Company adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes" effective January 1, 1993. There was no cumulative effect of this change in accounting principle on the Company's financial statements. FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Unused net operating losses for income tax purposes, expiring in various amounts from 2007 to 2009, of approximately $1,221,000, which includes approximately $851,000 attributable to CMI for the period prior to January 1, 1993, are available at June 30, 1995 for carryforward against future years' taxable income. Under Section 382 of the Internal Revenue Code, the utilization of this loss is limited to approximately $414,000 per year. The deferred tax asset related to the tax benefit of these losses of approximately $467,000 has been offset by a valuation allowance due to the uncertainty of its realization. The valuation allowance decreased approximately $63,000 during 1995.

The income tax benefit arising from any utilization of the net operating losses attributable to CMI will be credited to additional paid-in capital when recognized. During 1995, the income tax benefit of utilization of net operating losses attributable to CMI of $54,718 were credited to additional paid-in capital.

9.   COMMITMENTS AND CONTINGENCIES

LEASES

                                   F-28

The Company leases its offices and manufacturing facility in St. Petersburg, Florida under a series of two noncancelable long-term leases and one short-term lease. These leases are classified as operating leases and expire at various dates from February 1996 through July 1997.

As of June 30, 1995, future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                            1996     $  171,000
                            1997        131,000
                            1998         11,000

Total minimum lease payments         $  313,000

Rental expense under all operating leases was approximately $145,500, $203,000, $189,500 and $123,000 for the six months ended June 30, 1995 and the years ended December 31, 1994, 1993 and 1992, respectively.

EMPLOYMENT AGREEMENT

The Company has entered into an employment agreement with a key executive for a five-year period ending in June 1998. The agreement provides for annual base compensation of $100,000.

LITIGATION

During 1994, the Company was a defendant in an employment injury lawsuit filed by one of its employees. The Company settled this dispute for approximately $30,000.

The Company was a defendant in a lawsuit filed by one of its former employees for wrongful discharge of employment. During the year ended December 31, 1993, the Company settled this dispute for $85,000.

EQUIPMENT PURCHASES

The Company has made a commitment to purchase equipment from a vendor for a total cost of approximately $371,000. As of June 30, 1995, the Company has paid $228,282 as a deposit toward the equipment purchase.

10.   CAPITAL STOCK

STOCK BONUS PLAN

In March 1993, the Company adopted a non-qualified employee stock bonus plan. The plan provides for the granting of up to 1,050,000 options for the purchase of the Company's common stock to eligible employees at purchase prices of at least $.01 per share. Options awarded under the plan vest over a three-year period from the date of grant and are exercisable over a five-year period from the date of grant.

Changes in options outstanding are summarized as follows:







                                       F-29
                                                     Option Price
                                        Shares         per Share

Balance, December 31, 1991                  -               $  -
     Granted                             16,155             $1.24

Balance, December 31, 1992               16,155             $1.24
     Granted                            262,500             $1.90

Balance, December 31, 1993              278,655       $1.24-$1.90
     Granted                            105,000             $2.14

Balance, December 31, 1994              383,655       $1.24-$2.14
     Granted                             52,500             $3.71
     Exercised                          (16,154)            $1.24
     Canceled                                (1)            $1.24
Balance, June 30, 1995                  420,000       $1.90-$3.71

All of the above options were granted above fair market value. In addition, 210,000 options were exercisable at June 30, 1995. In addition, 1,033,846 common shares are reserved for future issuance under this plan.

STOCK SPLIT

In March 1993, the Board of Directors authorized a 1-for-13 reverse stock split of its common stock effective June 30, 1993. In February 1996, the Board of Directors authorized a 1.05-for-1 forward stock split effective March 15, 1996. All common shares and per share amounts have been retroactively adjusted to give effect to the reverse and forward stock splits.

STOCK WARRANTS

At June 30, 1995, the Company had 965,186 stock warrants outstanding. Information relating to these warrants is summarized as follows:

                                                      Number of
                                                       Common      Exercise
                         Expiration      Number of    Shares per   Price per
Type                        Date         Warrants      Warrant      Warrant

Class B July 1996                         125,186          1        $4.29
      -                    June 1997      315,000          1        $1.43
Class C May 1999                          315,000          1        $4.29
      -                 October 1999      210,000          1        $2.86

The exercise price of the Class C warrants will be reduced by $.95 per share if, by May 1996, the Company has not listed its common stock on the NASDAQ stock market or another equivalent exchange or has not filed a registration statement with the SEC relating to the shares of common stock issuable upon the exercise of these warrants.

The Class B warrants are redeemable by the Company under certain circumstances. Of the total outstanding warrants, 650,186 were exercisable at June 30, 1995. In addition, 965,186 common shares are reserved for future issuance related to these warrants.

CHANGE OF CONTROL

On September 30, 1994, Retirement Care Associates, Inc. ("Retirement Care") acquired 846,669 shares of the Company's outstanding common stock and
                                   F-30
2,000,000 shares of the Company's Class One Convertible Preferred Stock from three persons who were officers and directors of the Company. Subsequently, Retirement Care converted the Class One Convertible Preferred Stock into 2,000,000 shares of common stock.

CLASS ONE CONVERTIBLE PREFERRED STOCK

During 1994, the holders of 1,000,000 shares of Class D Redeemable Cumulative Preferred Stock exchanged their shares for 2,000,000 shares of newly created no par Class One Convertible Preferred stock. The Class One Preferred Stock had a liquidation preference of $3.00 per share. Each Class One Preferred Share was convertible into one share of the Company's common stock. All 2,000,000 shares of Class One Preferred Stock were converted into 2,000,000 shares of common stock in November 1994.

CLASS A CONVERTIBLE PREFERRED STOCK

During 1994, 99,525 shares of Class A Convertible Preferred Stock were converted into 219,182 shares of common stock. The conversion included a stock dividend of $14,777 for dividends in arrears through the date of conversion.

CLASS B CONVERTIBLE PREFERRED STOCK

During 1994, two shares of Class B Convertible Preferred Stock were converted into 33,333 shares of common stock.

CLASS D REDEEMABLE CUMULATIVE PREFERRED STOCK

In April 1994, 74,176 shares of Class D Redeemable Cumulative Preferred Stock and 148,345 Class D Warrants were converted into 238,432 shares of common stock and 119,225 Class B warrants. In addition, 1,000,000 shares of Class D Redeemable Cumulative Preferred Stock and 846,667 Class D Warrants were converted into 2,000,000 shares of a new Class One Convertible Preferred Stock. In November 1994, the Class One shares were converted into an equal number of shares of common stock. These conversions included a stock dividend of $47,794 for dividends in arrears through the date of conversion.

CLASS E CONVERTIBLE PREFERRED STOCK

In April 1994, 172,986 shares of Class E Convertible Preferred Stock were converted into an equal number of shares of common stock.

SERIES A CONVERTIBLE PREFERRED STOCK AND CLASS C WARRANTS

During 1995, the Company completed a private placement of its securities consisting of 60 units sold at a price of $40,000 per unit. Each unit sold in the private placement consisted of 10,000 shares of the Company's Series A Convertible Preferred Stock and 5,000 Class C Redeemable Common Stock Purchase Warrants. Each share of Series A Preferred stock has a $4 liquidation preference and is convertible into 1.05 shares of the Company's common stock beginning in May 1996. Additionally, the holders of the Series A Preferred Stock are entitled to receive annual cash dividends (payable semiannually) of 4% of the liquidation preference of the stock, or $.16 per share, on a cumulative basis from the date of issuance. At June 30, 1995, cumulative dividends in arrears related to the Series A Preferred Stock amounted to $32,000 ($.05 per share). The Series A Preferred stock may be redeemed by the Company at $4 per share plus dividends in arrears beginning in May 1999. In addition, 1,328,250 common shares are reserved for future issuance upon conversion of the total authorized Series A preferred stock.
                                   F-31

PREFERRED STOCK CANCELLATION

Subsequent to the conversion of the preferred stock classes, the Company canceled the Class A, Class B, Class C, Class E and Class One Convertible Preferred Stock and the Class D Redeemable Convertible Preferred Stock.

ISSUANCE OF STOCK IN SATISFACTION OF LOANS

During the year ended December 31, 1993, the Company issued 180,000 shares of Class C Convertible Cumulative Preferred Stock in satisfaction of $480,000 of loans payable to stockholders. All of the Class C Preferred Stock of 846,669 shares were converted into an equal number of shares of common stock in 1993.

SHARES RESERVED

At June 30, 1995, the Company has reserved common stock for future issuance under all of the above arrangements amounting to 3,327,282 shares.

11.   MAJOR CUSTOMERS

Sales to significant customers were as follows:

                                   Number of
       Period ended December 31,   Customers

                1994                   1        $531,000
                1993                   2        $692,000
                1992                   1        $928,000

As a result of the increased sales volume due to sales to related parties of $1,426,000 (see Note 3), there were no sales to significant other customers during the period ended June 30, 1995.

12.   SUPPLEMENTAL CASH FLOW INFORMATION

                                 Six months ended
                                     June 30,        Year ended December 31,
                                   1995     1994      1994     1993     1992
                                        (unaudited)

Cash paid for interest           $39,065 $ 25,592  $ 53,627  $ 65,251  $83,104

Cash paid for income taxes       $ 2,500 $     -   $  5,000  $ 40,054  $24,938

Noncash financing and
  investing activities:
  Conversion of 1,074,176
    shares of Class D preferred
    stock and 995,012 Class D
    Warrants into 238,450 shares
    of common stock and
    2,000,000 shares of Class
    One preferred stock
    (see Note 10)                $    -  $400,500  $400,500  $     -   $   -
    Issuance of 180,000 shares
      of Class C preferred stock
      as payment of stockholder
      loans (see Note 10)             -        -          -    480,000     -


                                   F-32
 Deferred offering costs
      charged to additional paid-
      in capital as an offset to
      private placement offering
      proceeds (see Note 10)      11,444       -         -         -      -

As discussed in Note 2, the stockholders of CFI and CFFI exchanged all of their shares of stock for shares of stock of CMI. As a result of this transaction, the following assets and liabilities of CMI were acquired effective January 1, 1993 which were recorded at predecessor basis:

      Cash                                      $     778
      Other assets                                 54,897
      Accounts payable and accrued expenses      (137,372)

      Capital deficit assumed                   $ (81,697)












































                                   F-33
                        INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
 of AmeriDyne Corporation
Jackson, Tennessee

We have audited the accompanying balance sheet of AmeriDyne Corporation as of February 29, 1996, and the related statements of loss, retained earnings, and cash flows for the ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriDyne Corporation as of February 29, 1996, and the results of operations and cash flows for the ten months then ended in conformity with generally accepted accounting principles.

/s/ Laney, Boteler & Killinger
- ------------------------------
LANEY, BOTELER & KILLINGER

Atlanta, Georgia
April 4, 1996



























                                       F-34
                            AMERIDYNE CORPORATION
                                BALANCE SHEET
                              February 29, 1996

                                   ASSETS

Current assets
   Cash                                              $   52,703
   Accounts receivable - trade
    net of allowance for doubtful
    accounts of $400,000                              1,355,600
   Other receivables                                     23,748
   Inventory                                          1,260,567
   Prepaid insurance                                      2,496
   Prepaid income taxes                                  58,121
   Note receivable - current                             50,670

         Total current assets                         2,803,905


Property and equipment
   Equipment                                            121,970
   Office furniture and equipment                       165,634
   Vehicles                                              49,636
                                                        337,240
   Less accumulated depreciation                        227,315
                                                        109,925

Other Assets
   Deposits                                               7,689
   Note receivable                                       83,999
   Deferred tax benefit                                 160,000
                                                        251,688

                                                     $3,165,518























See notes to financial statements.

                                       F-35
                            AMERIDYNE CORPORATION
                                BALANCE SHEET
                              February 29, 1996

                    LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
   Accounts payable                                 $  669,766
   Accrued payroll and related taxes                    87,448
   Accrued taxes payable - other                        33,389
   Accrued interest payable                              3,850
   Note payable - credit line                          777,000
   Current portion of long-term debt                   140,700

         Total current liabilities                   1,712,153

Long-term debt
   Notes payable                                       201,698
   Note payable - stockholder                          127,988

         Total liabilities                           2,041,839

Stockholder's equity
   Common stock - no par value, 1,000 shares
    authorized and issued, 510 shares out-
    standing                                             7,500
   Additional paid-in capital                           60,500
   Retained earnings                                 1,112,979
                                                     1,180,979
   Less:  Treasury stock, 490 shares, at cost           57,300

         Total stockholder's equity                  1,123,679

                                                    $3,165,518























See notes to financial statements.

                                       F-36
                            AMERIDYNE CORPORATION
                   STATEMENT OF LOSS AND RETAINED EARNINGS

                     Ten Months Ended February 29, 1996


     Sales                                               $8,637,514

     Cost of sales                                        6,665,757

     Gross profit                                         1,971,757

     Other expenses
        Salaries and commissions                            933,216
        Payroll taxes and benefits                          118,615
        Freight-out                                         242,103
        Rent                                                108,335
        Bad debts                                           460,429
        Interest expense                                    110,118
        Depreciation                                         50,355
        Other operating expenses                            172,123
                                                          2,195,294

     Loss from operations                                  (195,537)

     Other income
        Interest income                                       9,272
        Royalty income                                       13,112
        Service charge income                                39,076
        Other income                                          3,052
                                                             64,512

     Loss before income taxes                              (159,025)

     Income tax provision (benefit)
        Current                                              13,129
        Deferred                                            (80,000)
                                                            (66,871)

     Net loss                                               (92,154)

     Retained earnings, April 30, 1995                    1,205,133

     Retained earnings, February 29, 1996                $1,112,979














See notes to financial statements.

                                       F-37

                            AMERIDYNE CORPORATION
                          STATEMENTS OF CASH FLOWS

                     Ten Months Ended February 29, 1996


Cash flows from operating activities
   Net loss                                          $ (92,154)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation                                      50,355
      Provision for doubtful accounts                  200,000
      Loss from sale of assets                           1,145
      Changes in assets and liabilities:
         (Increase) decrease in assets:
            Accounts receivable - trade                263,412
            Other receivables                           15,206
            Inventory                                 (118,340)
            Prepaid insurance                            1,718
            Prepaid income taxes                       (58,121)
            Deferred tax benefit                       (80,000)
         Increase (decrease) in liabilities:
            Accounts payable                            82,507
            Accrued payroll and related taxes           41,002
            Accrued taxes other                            111
            Accrued income taxes                      (317,197)
            Accrued interest                             1,936
      Net cash used in operating activities             (8,420)

Cash flows from investing activities
   Note receivable collections                          39,246
   Decrease in cash surrender value -
    officer's life insurance                             9,269
   Purchase of property and equipment                  (11,100)
   Proceeds on sale of property and equipment            9,000
      Net cash provided by investing
       activities                                       46,415

Cash flows from financing activities
   Payment of long-term debt                           (89,291)
   Net borrowings under line of credit                 102,000
      Net cash provided by
       financing activities                             12,709

Net increase in cash                                    50,704

Cash, beginning of period                                1,999

Cash, end of period                                 $   52,703









See notes to financial statements.

                                       F-38
                            AMERIDYNE CORPORATION
                         NOTES TO FINANCIAL STATEMENT
                              February 29, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITIES

AmeriDyne Corporation (Company) was incorporated in 1980 to manufacture and distribute bed pans and similar plastic products to hospitals and other users in the medical community, primarily within the State of Tennessee. The Company expanded its line of products over the years by reselling items purchased from other manufacturers to the same market. Sales from the resale line of business surpassed the sales of items manufactured by the Company. In June 1993, AmeriDyne sold the assets of its manufacturing division and is now engaged exclusively in the resale and distribution of medical supplies to doctors' offices, hospitals, nursing homes, home health agencies and other customers in the medical field.

CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company uses the reserve method for uncollectible accounts. During the ten months ended February 29, 1996, the allowance for doubtful accounts was increased from $200,000 to $400,000 to allow for delinquent accounts which may be uncollectible. For tax purposes, bad debt expense is deducted when they are deemed uncollectible.

INVENTORIES

Inventories are stated at the lower of average cost or market. At February 29, 1996, the Company adjusted the inventory by $75,000 as a reserve for slow-moving or obsolete inventory.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Depreciation is computed using accelerated methods over the estimated useful lives of the assets of three to ten years.

Included in property and equipment are assets acquired under capital lease. At February 29, 1996, cost and accumulated depreciation for these assets totaled $41,660 and $37,708, respectively. Amortization of these leased assets is included in depreciation expense for the period ended February 29, 1996 and totaled $2,469.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the

                                       F-39
financial statements and consist of taxes currently due plus deferred taxes related primarily to the use of allowance for doubtful accounts for book purposes. The deferred tax assets represent the future tax consequences of those differences, which will be deductible when the assets are recovered (Note 6).

ACCRUED PAYROLL

Statement of Financial Standards No. 43, "Accounting for Compensated Absences", requires the accrual of vacation pay that has been earned but not taken. Accordingly, the Company has accrued $25,870 and $1,979 for unpaid vacation and the related FICA expense, respectively as of February 29, 1996. This amount is included in accrued payroll reflected on the Company's balance sheet at February 29, 1996.

NOTE 2 - NOTE AND ROYALTIES RECEIVABLE

On June 2, 1993, AmeriDyne Corporation sold its manufacturing division to MCP Industries, Inc. (MCP). In connection with the sale, AmeriDyne received a note from MCP in the amount of $245,000 to be paid in sixty monthly installments of $4,968 including interest at 8.0%. AmeriDyne also receives a 2% royalty on all of MCP's sales to AmeriDyne's customers as of June 2, 1993 for five years. During the year ended April 30, 1995, MCP sold its operations to another company, Maxxim Medical, which has assumed the obligations due to AmeriDyne. During the period ended February 29, 1996, interest income and royalty income received was $9,272 and $13,112, respectively.

Scheduled maturities of notes receivable at February 29, 1996 are as follows:

               Year Ended February 28,     Amount
                        1997              $ 50,670
                        1998                54,876
                        1999                29,123
                                          $134,669

NOTE 3 - NOTE PAYABLE-CREDIT LINE

The Company has a $975,000 operating line of credit with Union Planters Bank of Jackson, Tennessee. Interest is payable monthly at the bank's prime rate plus 1.25%. The interest rate at February 29, 1996 was 9.50%. Principal is due on demand, but no later than July 30, 1996. Collateral for the line of credit consists of substantially all the Company's assets, including but not limited to accounts receivable, inventory, furniture, fixtures, equipment, machinery and bank accounts. The loan is also secured by the guarantees of Scott (100% shareholder of the Company) and Constance Lochridge, and life insurance policies on the lives of Scott Lochridge and Bill Farmer.

In connection with the notes payable-credit line and notes payable to the bank referred to in Note 4, the Company executed a loan agreement containing certain covenants regarding the maintenance of minimum financial ratios regarding debt and working capital requirements. The working capital of the Company as of February 29, 1996, was less than the minimum required by the loan agreements and the Company was technically in default on the bank debt at that date. The loan agreement also restricts payment of dividends and capital acquisitions by the Company. The whole life insurance policy on the life of Scott Lochridge for $500,000 has been assigned to the bank to secure the bank loans. The corresponding cash value of this policy was $17,095 at February 29, 1996.

                                       F-40
On March 1, 1996, the personal guarantees of Scott and Constance Lochridge were replaced by a guarantee from Retirement Care Associates, Inc. (Note 9).

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:

Union Planters Bank of Jackson, Tennessee payable in
monthly installments of $3,600 including interest at 9.0%
and maturing May 15, 1997.  Collateral for the note is the
same as for the note payable-credit line (Note 3).                 $ 52,005

Union Planters Bank of Jackson, Tennessee payable in
monthly installments of $5,266 including interest at 9.0%
and maturing October 12, 1997. Collateral for the note
is the same as for the note payable-credit line (Note 3).           226,969

Capital lease-G.E.  Capital payable in monthly installments
of $205, plus sales tax.  Interest imputed at 5.39% and
maturing April 1996.   Collateralized by Canon copier.                  407

Capital lease-Eaton Financial Corporation payable in
monthly installments of $309, plus sales tax.  Interest
imputed at 14.6% and maturing June 1997.  Collateralized by
computer equipment.                                                   4,011

Delta Handling Materials, Inc. note payable in 36 monthly
installments of $533 including interest at 11.0% and maturing
December 1997.  Collateralized by Clark lift truck.                  10,575

Note payable-stockholder Scott F. Lochridge.  Payment of
interest and principal on demand. Unsecured.  Effective
March 1, 1996, this note was modified to be paid in 36
monthly installments of $5,693 including interest at 10.0%.         176,419

                                                                    470,386
                                                                  ---------
Less current portion                                                140,700
                                                                  ---------
                                                                   $329,686

Principal maturities of long-term debt at February 29, 1996, are as follows:

        Year ending February 28,           Amount
                  1997                    $140,700
                  1998                     259,800
                  1999                      64,200
                  2000                       5,686
                                          $470,386

NOTE 5 - COMMITMENTS

The Company began leasing office and warehouse facilities at 231 Bobrick Drive in Jackson, Tennessee in July 1994 for $7,639 per month. The lease was modified in August 1995 to increase the monthly rent to $7,917 and was modified again in February to be effective April 1, 1996 and expiring March 31, 1999 and increased the monthly rent to $8,750. The rate increases are due to modifications at the facility to combine two locations into one.
                                       F-41
Future minimum lease payments as of February 29, 1996, are as follows:

         Year ended February 29,           Amount
                  1997                    $104,169
                  1998                     105,002
                  1999                     105,002
                  2000                       8,750
                                          $322,923

In connection with the merger with Contour Merger Sub, Inc. (Note 9), employment agreements were signed effective March 1, 1996, with the officers of the Company. The current president and sole stockholder's agreement is for a period of two years at an initial annual salary of $150,000, increasing to $165,000 during the second year, plus an annual bonus of up to 30% of salary. The current vice-president of operation's agreement is for a period of three years at an initial annual salary of $75,000 with annual increases of 7.0% plus a bonus of $50,000 upon signing the agreement. The bonus was paid in March 1996.

NOTE 6 - INCOME TAXES

Income taxes are based on financial reporting income or loss. Differences between loss for financial and income for income tax reporting relate primarily to the allowance for doubtful accounts.

At February 29, 1996, the Company has deferred tax assets of $160,000 and prepaid income taxes of $58,121. Deferred tax assets are related to the $400,000 allowance for doubtful accounts not deductible for income tax purposes until the accounts are actually written-off as uncollectible. Prepaid income taxes are the excess of estimated income tax payments made during the year over the accrued taxes currently payable.

NOTE 7 - RELATED PARTY TRANSACTIONS

Rent expense of $30,000 was paid during the period for the use of the Company's premises at 4450 Highway 45 North to Lochridge-Tanner Properties, a general partnership 50% owned by Scott F. Lochridge, President and sole stockholder of AmeriDyne Corporation.

During the ten months ended February 29, 1996, interest payments totaling $17,590 were paid on the note payable to the stockholder (Note 4).

NOTE 8 - CONCENTRATION OF CREDIT RISK AND ECONOMIC DEPENDENCE

AmeriDyne Corporation sells medical supplies and equipment to hospitals, nursing homes, home health care agencies and other customers in the medical field. Most of these customers are highly dependent on receipts from Medicare and/or Medicaid for revenue from which to pay their expenses and suppliers, including AmeriDyne. Any changes to the Medicare/Medicaid programs, or violations of regulations by their customers could have a material effect on the collectibility of AmeriDyne's accounts receivable.

Included in accounts receivable at February 29, 1996 is $460,422 due from Century Home Health Services and its subsidiaries of Murfreesboro, Tennessee. This represented 22% of the Company's entire accounts receivable.

AmeriDyne's sales to the Jackson-Madison County General Hospital and related entities were $1,386,800 or 16% of the Company's sales and 5% of the Company's gross profits for the ten months ended February 29, 1996.

                                       F-42
NOTE 9 - SUBSEQUENT EVENTS

On March 1, 1996, the Company merged with Contour Merger Sub, Inc., a Tennessee corporation wholly-owned by Contour Medical, Inc., a Nevada corporation, with AmeriDyne Corporation as the surviving corporation. Each share of AmeriDyne treasury stock was cancelled and all of the remaining issued and outstanding shares, 100% owned by Scott F. Lochridge, were converted into the right to receive shares of Contour Medical, Inc. common stock, $.001 par value per share, having an aggregate value equal to $2,100,000, plus $250,000 in cash. Each share of Contour Merger Sub, Inc., $.01 par value, issued and outstanding on March 1, 1996, was converted into one share, no par value, common stock of AmeriDyne Corporation.

In connection with the merger, Retirement Care Associates, Inc. (RCA) guaranteed all of the debt owed to Union Planters Bank of Jackson, Tennessee, replacing the guarantees of Scott F. and Constance Lochridge (Note 3). RCA owns a majority interest and/or voting control interest of Contour Medical, Inc.










































                                       F-43
                        INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of AmeriDyne Corporation

We have audited the accompanying balance sheet of AmeriDyne Corporation as of April 30, 1995, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriDyne Corporation as of April 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Cowart & Rich
- -------------------------------------------------
COWART & RICH, CERTIFIED PUBLIC ACCOUNTANTS, P.C.

Jackson, Tennessee

July 21, 1995


























                                       F-44
                            AMERIDYNE CORPORATION
                                BALANCE SHEET
                                April 30, 1995
                      (See Independent Auditor's Report)

                                    ASSETS

CURRENT ASSETS:

Cash on Hand and in Bank (Note 2)                  $    1,999.
Accounts Receivable - Trade
 (Notes 1C & 7)                      $2,019,012.
 Less Allowance for Doubtful
 Accounts (Note 1C & 7)                <200,000.>   1,819,012.
Royalty Income Receivable (Note 5)                      1,822.
Purchase Rebates & Incentives Due
  From Vendors                                         35,973.
Inventory (Note 1D)                                 1,142,227.
Deferred Taxes (Note 1F)                               80,000.
Accrued Interest Receivable                             1,159.
Prepaid Insurance                                       4,214.

     Total Current Assets                                        $3,086,406.


PROPERTY AND EQUIPMENT:

At Cost, Net of Accumulated
  Depreciation (Note 1E)                                            159,325.

OTHER ASSETS:

Deposits                                                7,689.
Note Receivable - MCP Industries,
  Inc. (Note 5)                                       173,915.
Cash Surrender Value - Officers'
  Life Insurance (Note 2)                               9,269.
     Total Other Assets                                             190,873.

TOTAL ASSETS                                                     $3,436,604.


















The accompanying notes are an integral part of these financial statements.

                                       F-45

                            AMERIDYNE CORPORATION
                                BALANCE SHEET
                               April 30, 1995
                      (See Independent Auditor's Report)

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts Payable                                     $  587,259.
Accrued Payroll (Note 1G)                                46,446.
Income Taxes Payable (Note 1F)
  Federal                                  $256,608.
  State                                      60,589.    317,197.
Accrued Taxes Payable - Other                            33,278.
Notes Payable - Credit Line (Note 2)                    675,000.
Notes Payable Due Within One Year (Note 3)              327,021.
Accrued Interest Payable                                  1,914.

     Total Current Liabilities                                    $1,988,115.

LONG-TERM LIABILITIES:

Long-Term Portion of Notes Payable (Note 3)                         232,656.

COMMITMENTS (Note 4):

TOTAL LIABILITIES                                                 2,220,771.

STOCKHOLDERS' EQUITY:

Common Stock - No Par Value, 1,000 Shares
 Authorized and Issued, 510 Shares
 Outstanding                                         $    7,500.
Paid - In Capital                                        60,500.
Retained Earnings                                     1,205,133.
                                                      1,273,133.
Less 490 Shares Held in Treasury - At Cost              <57,300.>

     Total Stockholders' Equity                                   1,215,833.

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 3,436,604.
















The accompanying notes are an integral part of these financial statements.

                                       F-46
                            AMERIDYNE CORPORATION
                       STATEMENT OF INCOME AND EXPENSES
                  For the Twelve Months Ended April 30, 1995
                      (See Independent Auditor's Report)

INCOME

     Sales                                                      $10,564,054.

COST OF GOODS SOLD                                                7,906,859.

GROSS PROFIT                                                      2,657,195.

OPERATING EXPENSES - SCHEDULE I                                   1,930,354.

INCOME FROM OPERATIONS                                              726,841.

OTHER INCOME - SCHEDULE II                                          147,712.

INCOME BEFORE TAXES                                                 874,553.

PROVISION FOR INCOME TAXES

     Current                                        $401,789.
     Deferred                                        <72,936.>      328,853.

NET INCOME                                                      $   545,700.































The accompanying notes are an integral part of these financial statements.

                                       F-47

                            AMERIDYNE CORPORATION
                        STATEMENT OF RETAINED EARNINGS
                   For the Twelve Months Ended April 30, 1995
                      (See Independent Auditor's Report)


Retained Earnings Balance - April 30, 1994                      $   659,433.

Net Income For the Year Ended April 30, 1995                        545,700.

Retained Earnings Balance - April 30, 1995                      $ 1,205,133.















































The accompanying notes are an integral part of these financial statements.

                                       F-48

                            AMERIDYNE CORPORATION
                           STATEMENT OF CASH FLOWS
                  For the Twelve Months Ended April 30, 1995
                      (See Independent Auditor's Report)


CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                        $ 545,700.

Adjustments to Reconcile Net Income to Cash
 Provided by Operating Activities:
   Depreciation and Amortization (Note E)              $ 63,717.

Changes in Assets and Liabilities:
   Increase in Accounts Receivable                     <604,906.>
   Increase in Royalty Income Receivable                 <1,822.>
   Decrease in Purchase Rebates and Incentives
     Due From Vendors                                    16,893.
   Increase in Inventory                               <277,033.>
   Increase in Deferred Taxes                           <72,936.>
   Increase in Accrued Interest Receivable               <1,159.>
   Decrease in Prepaid Insurance                            290.
   Increase in Accounts Payable                         103,446.
   Decrease in Accrued Payroll                           <6,987.>
   Increase in Income Taxes Payable                     204,613.
   Increase in Accrued Taxes Payable - Other              4,775.
   Increase in Accrued Interest Payable                   1,477.

     Total Adjustments                                             <569,632.>

     NET CASH USED BY OPERATING ACTIVITIES                          <23,932.>

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase in Deposits                                   $ <7,689.>
Decrease in Note Receivable - MCP Industries, Inc.       40,263.
Increase in Cash Surrender Value - Officers'
  Life Insurance                                         <9,269.>
Capital Expenditures for Property and Equipment        <167,224.>

     CASH USED BY INVESTING ACTIVITIES                             <143,919.>
















The accompanying notes are an integral part of these financial statements.

                                       F-49

                            AMERIDYNE CORPORATION
                           STATEMENT OF CASH FLOWS
                  For the Twelve Months Ended April 30, 1995
                       (See Independent Auditor's Report)


CASH FLOWS FROM FINANCING ACTIVITIES

Loans to Finance Property Acquisitions                $  16,289.
Repayment of Bank and Equipment Loans                   <99,767.>
Loan from Stockholder                                    76,000.
Repayment of Loan to Stockholder                        <83,081.>
Net Borrowings Under Lines of Credit Agreements         150,000.
Loan from Bank for Operations                           280,000.

     CASH PROVIDED BY FINANCING ACTIVITIES                          339,441.

INCREASE IN CASH & CASH EQUIVALENTS                                 171,590.

CASH & CASH EQUIVALENTS AT BEGINNING OF YEAR:

Cash on Hand                                          $      69.
Bank Overdrafts                                        <169,660.>  <169,591.>

CASH & CASH EQUIVALENTS AT END OF YEAR:

Cash on Hand and in Bank                                           $  1,999.









CASH PAID DURING THE YEAR FOR:

Interest                                                           $ 96,580.
Income Taxes                                                       $203,835.


















The accompanying notes are an integral part of these financial statements.

                                       F-50
                            AMERIDYNE CORPORATION
                        NOTES TO FINANCIAL STATEMENTS

                                April 30, 1995


BUSINESS ACTIVITIES

AmeriDyne Corporation (the Company) was incorporated in 1980 to manufacture and distribute bedpans and similar plastic products to hospitals and other users in the medical community, primarily within the State of Tennessee. The Company expanded its line of products over the years, by reselling items purchased from other manufacturers to the same market. Sales from the resale line of business outgrew the sales of items manufactured by the Company. During the year ended April 30, 1994 AmeriDyne sold the assets of its manufacturing division, and is now engaged exclusively in the resale and distribution of medical supplies to doctors' offices, hospitals, nursing homes, home health agencies and other customers in the medical field.

NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of AmeriDyne Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles, and have been consistently applied in the preparation of the financial statements.

(A)  METHOD OF ACCOUNTING

The Company recognizes revenue, costs and expenses on the accrual basis of accounting, with income being recorded when earned and costs and expenses recorded when incurred.

(B)  CASH

For purposes of the statement of cash flows, the Company considers all short-term debt instruments purchased with a maturity of three months or less to be cash equivalents.

(C)  ACCOUNTS RECEIVABLE

An allowance for doubtful accounts has been established to absorb unforeseen losses from delinquent accounts, with a corresponding charge to Bad Debt Expense on the books. Bad Debts are deducted on the Company's federal income tax return when they are deemed uncollectible.

(D)  INVENTORIES

Inventories are stated at the lower of average cost or market.

(E)  PROPERTY AND EQUIPMENT

The cost of property and equipment is depreciated over the estimated useful lives of the respective assets using accelerated depreciation methods. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Details related to the property and equipment at April 30, 1995 are as follows:

                                       F-51
          Equipment                              $ 115,094.
          Vehicles                                  70,191.
          Office furniture and equipment           161,090.
          Leasehold improvements                       319.
               Total cost                        $ 346,694.
          Accumulated depreciation                <187,369.>
                                                 $ 159,325.

Certain of the Company's assets were acquired under capital leasing arrangements and are included in property and equipment at April 30, 1995:

                                                              Accumulated
                                                   Cost       Depreciation
          Equipment                              $ 8,418.       $  8,418.
          Office furniture and equipment          28,847.         22,322.
          Total                                  $37,265.       $ 30,740.

Amortization of these leased assets was $4,621 for the year and is included in depreciation expense.

(F)  INCOME TAXES

Deferred income taxes are provided for differences between financial statement assets and liabilities and income tax reporting basis of assets and liabilities in accordance with Financial Accounting Standard No. 109. The difference for the year ended April 30, 1995 resulted from the use of the allowance for bad debt expense in the Company's financial statements, not deductible for income tax purposes:

     Net Income Per Books                               $ 545,700.
     Permanent differences:
      Federal income tax expense per books                270,781.
      Nondeductible entertainment expense                   2,785.
      Nondeductible life insurance premiums                   166.
      Deferred state taxes per books                      <10,222.>
      Nondeductible penalties                               6,659.
      Nondeductible bad debts                             165,000.
      Rounding                                                 <1.>
       Tax return taxable income                        $ 980,868.

As it is more likely than not that all future tax benefits will be realized, no valuation allowance has been recorded for the deferred tax assets. There was no prior balance in the valuation allowance, and therefore, there was no change in the valuation allowance for the year ended April 30, 1995.

The components of the provision for income taxes for the year ended December 31, 1995 are as follows:

     Current
       Federal                                $ 333,495.
       State                                     68,294.
          Current Income Tax                  $ 401,789.

     Deferred <Tax benefit>
       Federal                                  <62,714.>
       State                                    <10,222.>
          Deferred Income Tax (Benefit>         <72,936.>
               Total Income Tax               $ 328,853.


                                       F-52
(G)  ACCRUED PAYROLL

Statement of Financial Standards No. 43, "Accounting for Compensated Absences", requires the accrual of vacation pay that has been earned but not taken. Accordingly, the Company has made the following accruals at April 30, 1995 for unpaid vacation and the related FICA expense:

     Accrued Payroll Salaries and Wages Expense                   $  18,127.
     Payroll Taxes Withheld and Accrued Taxes-Payroll                 1,387.
                                                                  $  19,514.

This amount is included in accrued payroll of $46,446 reflected on the Company's balance sheet at April 30, 1995.

NOTE 2-NOTES PAYABLE-CREDIT LINE

Due to Union Planters Bank of Jackson, Tennessee. Interest is payable monthly at the bank's prime rate + 1.25%. The interest rate at April 30, 1995 was 10.25%. Principal is due on demand. Collateral for the line of credit consists of substantially all the Company's assets, including but not limited to Accounts Receivable, Inventory, Furniture, Fixtures, Equipment, Machinery, and bank accounts. The loan is also secured by the guaranties of Scott and Constance Lochridge, and life insurance policies on the lives of Scott Lochridge and Bill Farmer. In connection with the Notes Payable-Credit Line and Notes Payable to the Bank referred to in Note 3, the Company executed a Loan Agreement containing certain covenants regarding the maintenance of minimum financial ratios regarding debt and working capital requirements. The working capital of the Company as of April 30, 1995 was less than the minimum required by the Loan Agreements, and the Company was technically in default on the bank debt at that date. The loan agreement also restricts payment of dividends and capital acquisitions by the Company. The insurance policy on the life of Scott Lochridge for $500,000 has been assigned to the bank to secure the bank loans. The corresponding cash value of this policy - $9,269 at April 30, 1995 - was assigned to the bank as well.

NOTE 3-LONG-TERM DEBT

Long-term debt consists of the following:

Union Planters Bank of Jackson, Tennessee-payable
monthly in installments of $3,000.00 principal plus
interest. The interest rate is adjustable at 2% + the
bank's prime rate.  The current interest rate at April
30, 1995 was 11.00%. Collateral for the note is the
same as for the Note Payable-Credit Line (See Note 2).            $  16,000.

Union Planters Bank of Jackson, Tennessee-payable
in monthly installments of $3,600.00 at 9.25% interest.
Collateral for the note is the same as for the Note
Payable-Credit Line (See Note 2).                                    79,767.

Union Planters Bank of Jackson, Tennessee-payable in
monthly installments of $5,265.76 until 10-12-97 when
the balance is due in full.  Interest rate of 9.00%.
Collateral for the note is the same as for the Note Payable-
Credit Line (See Note 2).                                           260,815.

Capital Lease-G.E. Capital-secured by Canon copier and
attachments, payable in monthly installments of $205.00
plus sales tax.  Interest rate of 5.39%.                              2,392.
                                       F-53
Ford Motor Credit-secured by 1992 Ford E-350 van, payable
in monthly installments of $640.57.  Interest rate
of 11.00%.                                                            3,037.

Capital Lease-Eaton Financial Corporation- payable in
monthly installments of $308.83 plus sales tax.  Interest
rate of 14.6%.  Secured by computer equipment.                        6,520.

Delta Handling Materials, Inc.-Note payable in 36
installments of $533.24 at 11.00%, beginning
February 2, 1995.  Secured by Clark lift truck.                      14,727.

Note Payable-Shareholder-Due to Scott F. Lochridge.
Payment of interest and principal due in full on
demand.  Interest rate of 12%.  Unsecured.                          176,419.

     Total obligations                                            $ 559,677.
     Less amounts due within one year                              <327,021.>
     Total long-term portion of notes payable                     $ 232,656.

At April 30, 1995 installments of principal were scheduled to mature in the following years:

          Year ending April 30,    1996            $ 327,021.
                                   1997               54,349.
                                   1998              178,307.
                                   After 1998              0.
                                   Total           $ 559,677.
NOTE 4-COMMITMENTS

(A) Lochridge-Tanner Properties, a general partnership, rents to the Company its premises located at 4450 Highway 45 North, for a current rental of $3,000 per month. There is no written lease agreement between the Company and the lessor.

(B) The Company leases a Canon copier for use at its premises at 231 Bobrick Drive. The lease expires in September, 1996. The monthly lease amount is for $217.50 per month. There were seventeen payments remaining at April 30, 1995, due as follows:

          Year ending April 30,    1996            $   2,610.
                                   1997                1,088.
                                   Total           $   3,698.

(C) On July 11, 1994, the Company leased additional office and warehouse facilities located at 231 Bobrick Drive for a one year term ending September 14, 1995. The monthly rent under this lease is $7,639.04 per month. There were four monthly payments remaining on this lease at April 30, 1995, totalling $30,556.16.

(D) The Company leases a TMC forklift truck under an operating lease. This lease expires in May, 1995. There was one payment remaining under this lease at April 30, 1995 in the amount of $412.13.

(E) On November 22, 1991 the Company executed a Non-Competition Agreement and a Consulting Agreement with a former shareholder. The Non-Competition Agreement obligates the Company for 48 monthly payments of $2,916.66, beginning December 1, 1991. The Consulting Agreement obligates the Company for 48 monthly payments of $500.00, beginning on the same date. Payments remaining at April 30, 1995 were as follows:
                                       F-54
          Year ending April 30, 1996                $ 23,917.
               Total                                $ 23,917.

NOTE 5-MCP INDUSTRIES/MAXXIM MEDICAL

On May 31, 1993 AmeriDyne Corporation discontinued its manufacturing operations (Plastics Division) and sold substantially all the related assets to MCP Industries, Inc. The agreement included the assumption by MCP Industries of certain notes payable, accounts payable and other obligations, the payment of cash, and the execution of a note to AmeriDyne in the amount of $245,000.00. This note is payable in 60 monthly installments of $4,967.72 at 8.00% interest. MCP Industries received certain of the Company's accounts receivable and other assets, and agreed to pay a 2% Royalty to AmeriDyne on sales of certain products to specified customers during the five years following May 31, 1993. For the year ended April 30, 1995 the royalties received from MCP Industries by AmeriDyne were $26,044.

During the year ended April 30, 1995 MCP Industries sold its operations to another company, Maxxim Medical, who has assumed the obligations for the note and royalty payments to AmeriDyne.

NOTE 6-RELATED PARTY TRANSACTIONS

(A) Rent Expense of $36,200.00 was paid during the year for the use of the Company's premises at 4450 Highway 45 North to Lochridge-Tanner Properties, a general partnership 50% owned by Scott F. Lochridge, President and sole shareholder of AmeriDyne Corporation.

(B) Equipment Lease Expense of $8,736.00 was paid between May and December, 1994 to Scott Lochridge for the use of the Company's computer operating software. In January, 1995 the Company purchased this software from Mr. Lochridge for $41,500.00.

NOTE 7-ACCOUNTS RECEIVABLE/CONCENTRATION OF CREDIT RISK

(A) AmeriDyne Corporation sells medical supplies and equipment to hospitals, nursing homes, home health care agencies and other customers in the medical field. Most of these customers are highly dependent on receipts from Medicare and/or Medicaid for revenue from which to pay their expenses and suppliers, including AmeriDyne. Any changes to the Medicare/Medicaid programs, or violations of regulations by their customers could have a material effect on the collectibility of AmeriDyne's accounts receivable.

(B) The Company's aged accounts receivable trial balance at April 30, 1995 is summarized as follows:

     Invoices not yet due                        $  165,379.           8.2%
     Invoices within current credit terms           779,511.          38.6
     Invoices 1-30 days past due                    362,005.          17.9
     Invoices 31-60 days past due                   166,060.           8.2
     Invoices 61-90 days past due                   144,330.           7.1
     Invoices more than 90 days past due            401,727.          20.0
          Total                                  $2,019,012.         100.0%

The Company's management has established an allowance for doubtful accounts in the amount of $200,000.

Management feels that all of the accounts receivable above this $200,000 are collectible in full.

                                       F-55
(C)CONCENTRATION OF CREDIT RISK

(1)Century Home Health Services and its subsidiaries, of Murfreesboro, Tennessee owed AmeriDyne Corporation $426,819 on open account at April 30, 1995. This represented 21.1% of the Company's entire accounts receivable. Century's aged accounts receivables are summarized as follows:

                                                       At April 30, 1995
     Invoices not yet due                         $ 27,866.             6.5%
     Invoices within current credit terms           75,673.            17.7
     Invoices 30-60 days past due                   79,357.            18.6
     Invoices 60-90 days past due                   42,187.             9.9
     Invoices 90-120 days past due                  37,525.             8.8
     Invoices more than 120 days past due          164,211.            38.5
          Total                                  $ 426,819.           100.0%

AmeriDyne grants Century 45 day credit terms. AmeriDyne's management feels that all of the Century accounts are collectible in full.

Sales to Century Home Health Services and its subsidiaries for the year ended April 30, 1995 were $768,157.

(2)At April 30, 1995 the Company's checking account balance at Union Planters Bank per the bank statement was $136,234. This amount is in excess of the $100,000 Federal Deposit Insurance Corporation insurance limit, leaving $36,234 in uninsured deposits.

NOTE 8-ECONOMIC DEPENDENCE

AmeriDyne Corporation's sales to its five largest customers, and the percentage to the Company's total net sales for the year ended April 30, 1995 were as follows:

     Customer

Jackson Madison County General Hospital          $1,811,231.       17.1%
Fairchild Medical                                   980,793.        9.3%
Century Home Health Services                        768,157.        7.3%
Top RX                                              499,028.        4.7%
Trinity Healthcare                                  353,337.        3.3%

NOTE 9-SUBSEQUENT EVENTS

Scott F. Lochridge, the president and sole shareholder of AmeriDyne Corporation, is currently negotiating to sell all of his common stock in the Company to another party.














                                       F-56

                            AMERIDYNE CORPORATION
                       SCHEDULE I - OPERATING EXPENSES
                  For the Twelve Months Ended April 30, 1995
                      (See Independent Auditor's Report)


Advertising                                           $     5,298.
Office Supplies                                            17,655.
Educational Materials                                       1,046.
Utilities                                                   9,269.
Salaries & Wages (Note 1G)                              1,008,260.
Maintenance                                                 4,832.
Rent                                                      112,632.
Freight Out                                               298,847.
Travel                                                      6,937.
Entertainment                                               5,570.
Depreciation                                               63,717.
Commissions                                                 4,413.
Bank Charges                                                2,467.
Delivery Expense                                            9,587.
Insurance - General                                        26,652.
Insurance - Employees                                      57,331.
Insurance - Officers' Lives                                   166.
Interest                                                   98,057.
Temporary Labor                                            48,623.
Legal & Accounting Fees                                    11,104.
Subscriptions & Dues                                        8,000.
Charitable Contributions                                      600.
Taxes - Payroll (Note 1G)                                  77,540.
Tax Penalties                                               6,659.
Taxes and Licenses - Other                                 10,603.
Factory Supplies and Expense                               18,503.
Equipment Lease                                            17,710.
Telephone                                                  53,534.
Professional Fees                                           3,620.
Postage                                                     6,346.
Computer Service Contracts                                  5,612.
Payments Under Non-Competition
 Agreement (Note 4E)                                       35,000.
Consulting Fees (Note 4E)                                   6,000.
Sales Expense                                               4,543.
Bad Debt Expense                                          165,000.
Miscellaneous Expenses                                      4,829.
Less:  Overhead Absorbed by Cost of Goods Sold           <286,208.>
          Total Operating Expenses                    $ 1,930,354.















                                       F-57
                            AMERIDYNE CORPORATION
                          SCHEDULE II - OTHER INCOME
                  For the Twelve Months Ended April 30, 1995
                      (See Independent Auditor's Report)

Delivery Income - Standard Register and Custom Medical            $  61,616.
Service Charge Income on Accounts Receivable                         39,946.
Interest Income                                                      15,542.
Royalties (Note 5)                                                   26,044.
Sales Tax Incentive and Miscellaneous Other Income                    4,564.
                                                                  $ 147,712.

















































                                       F-58
                        INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
 of AmeriDyne Corporation
Jackson, Tennessee

We have audited the accompanying statement of income and retained earnings of AmeriDyne Corporation for the year ended April 30, 1994. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of income and retained earnings is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of income and retained earnings. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of income and retained earnings. We believe that our audit provides a reasonable basis for our opinion.

The financial statements of AmeriDyne Corporation as of April 30, 1994 were audited by other auditors whose report dated July 1994, expressed an unqualified opinion on the balance sheet and disclaimed an opinion on the statements of income, retained earnings and cash flows because they did not observe the physical inventory as of April 30, 1993, and were unable to satisfy themselves regarding the inventory by means of other auditing procedures. They also were not able to satisfy themselves regarding the reconciled cash balance as of April 30, 1993. We performed additional auditing procedures regarding the cash and inventory amounts as of April 30, 1993 and, accordingly, our opinion on the statement of income and retained earnings, as presented herein, is different from that expressed by the other auditors.

In our opinion, the statement of income and retained earnings referred to above presents fairly, in all material respects, the results of operations of AmeriDyne Corporation for the year ended April 30, 1994, in conformity with generally accepted accounting principles.

/s/ Laney, Boteler & Killinger
- ------------------------------
LANEY, BOTELER & KILLINGER

Atlanta, Georgia
April 4, 1996













                                       F-59
                            AMERIDYNE CORPORATION

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                      For the year Ended April 30, 1994

Sales                                               $7,981,571
Cost of sales                                        6,131,467
Gross profit                                         1,850,104

Other expenses
   Salaries and commissions                            928,476
   Payroll taxes and benefits                          121,075
   Advertising                                          48,080
   Provision for bad debts                              45,697
   Interest                                             72,988
   Non-compete expense                                  37,583
   Rent                                                 66,800
   Depreciation                                         41,020
   Other operating expenses                            397,949
                                                     1,759,668
Income from operations                                  90,436

Other income
   Delivery service income                              46,325
   Interest                                             17,186
   Royalty                                              15,836
   Other income                                          5,593
                                                        84,940
Income from continuing operations
   before income taxes                                 175,376

Income tax provision (benefit)
   Current                                              84,813
   Deferred                                             (7,064)
                                                        77,749

Income from continuing operations                       97,627

Discontinued operations
   Loss from operations of Plastics Division,
    net of income tax benefit of $9,078                (16,814)
   Gain on sale of Plastics Division,
    net of income tax provision of $73,443             136,039
                                                       119,225

Net income                                             216,852
Retained earnings, beginning of year                   442,581
Retained earnings, end of year                       $ 659,433











                                       F-60
                            AMERIDYNE CORPORATION
                         NOTES TO FINANCIAL STATEMENT
                               April 30, 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITIES

AmeriDyne Corporation (Company) was incorporated in 1980 to manufacture and distribute bed pans and similar plastic products to hospitals and other users in the medical community, primarily within the State of Tennessee. The Company expanded its line of products over the years by reselling items purchased from other manufacturers to the same market. Sales from the resale line of business surpassed the sales of items manufactured by the Company. In June 1993, AmeriDyne sold the assets of its manufacturing division and is now engaged exclusively in the resale and distribution of medical supplies to doctors' offices, hospitals, nursing homes, home health agencies and other customers in the medical field.

ACCOUNTS RECEIVABLE

The Company uses the reserve method for uncollectible accounts. During the year ended April 30, 1994, a provision of $35,000 was recorded to allow for delinquent accounts which may be uncollectible. For tax purposes, bad debt expense is deducted when they are deemed uncollectible.

INVENTORIES

Inventories are stated at the lower of average cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Depreciation is computed using accelerated methods over the estimated useful lives of the assets of three to ten years.

Included in property and equipment are assets acquired under capital lease. At April 30, 1994, cost and accumulated depreciation for these assets totaled $41,660 and $30,752, respectively. Amortization of these leased assets is included in depreciation expense for the period ended April 30, 1994 and totaled $12,710.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the use of allowance for doubtful accounts for book purposes. The deferred tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered (Note 6).

ACCRUED PAYROLL

Statement of Financial Standards No. 43, "Accounting for Compensated Absences", requires the accrual of vacation pay that has been earned but not
                                       F-61
taken. Accordingly, the Company has accrued $15,873 and $1,214 for unpaid vacation and the related FICA expense, respectively, as of April 30, 1994.

NOTE 2 - DISCONTINUED OPERATIONS AND NOTE AND ROYALTIES RECEIVABLE

On June 2, 1993, AmeriDyne Corporation sold its manufacturing division to MCP Industries, Inc. (MCP) (Note 9). In connection with the sale, AmeriDyne received a note from MCP in the amount of $245,000 to be paid in sixty monthly installments of $4,968 including interest at 8.0%. AmeriDyne also receives a 2% royalty on all of MCP's sales to AmeriDyne's customer base as of June 2, 1993 for a period of five years. During the year ended April 30, 1994, interest income and royalty income received was $17,186 and $15,836, respectively.

Scheduled maturities of notes receivable at April 30, 1994 are as follows:

               Year Ended April 30,        Amount
                        1995              $ 44,071
                        1996                47,729
                        1997                51,690
                        1998                55,981
                        1999                14,707
                                          $214,178

NOTE 3 - NOTE PAYABLE - CREDIT LINE

The Company was obligated under a fully drawn $525,000 operating line of credit with Union Planters Bank of Jackson, Tennessee. Interest is payable monthly at the bank's prime rate plus 1.25%. The interest rate at April 30, 1994 was 8.50%. Principal is due on demand. Collateral for the line of credit consists of substantially all the Company's assets, including but not limited to accounts receivable, inventory, furniture, fixtures, equipment, machinery and bank accounts. The loan is also collateralized by the guaranties of Scott (100% shareholder of the Company) and Constance Lochridge, and life insurance policies on the lives of Scott Lochridge and Bill Farmer.

In connection with the notes payable-credit line and notes payable to the bank referred to in Note 4, the Company executed a loan agreement containing certain covenants regarding the maintenance of minimum financial ratios regarding debt and working capital requirements. The working capital of the Company as of April 30, 1994 was less than the minimum required by the loan agreements and the Company was technically in default on the bank debt at that
date.   The loan agreement also restricts payment of dividends and capital acquisitions by the Company.

Subsequent to April 30, 1994, the line of credit was periodically increased to $975,000 as of February 29, 1996. On March 1, 1996, the personal guarantees of Scott and Constance Lochridge were replaced by a guarantee from Retirement Care Associates, Inc. (Note 10).

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:

Union Planters Bank of Jackson, Tennessee payable in
monthly installments of $3,600 including interest at
9.0% and maturing May 15, 1997.  Collateral for the note
is the same as for the note payable-credit line (Note 3).         $111,119


                                       F-62
Union Planters Bank of Jackson, Tennessee payable in
monthly installments of $3,000 plus interest at the
bank's prime rate plus 2.0% (9.25% at April 30, 1994)
and maturing August 1995. Collateral for the note is
the same as for the note payable-credit line (Note 3).              52,000

Capital lease-G.E.  Capital payable in monthly install-
ments of $205, plus sales tax.  Interest imputed at 5.39%
and maturing April 1996.  Collateralized by Canon copier.            4,474

Capital lease-Eaton Financial Corporation payable in
monthly installments of $309, plus sales tax.  Interest
imputed at 14.6% and maturing June 1997.  Collateralized by
computer equipment.                                                  9,137

Ford Motor Credit note payable in 36 monthly installments
of $641 including interest at 11.0% and maturing September
1995.  Collateralized by Ford van.                                  10,006

Note payable-stockholder Scott F. Lochridge.  Payment of
interest and principal due on demand.  Interest rate of
12%.  Unsecured.  Effective March 1, 1996, this note was
modified to be paid in 36 monthly installments of $5,693
including interest at 10.0%.                                       183,500
                                                                  --------
                                                                   370,236
Less current portion                                               265,717
                                                                  --------
                                                                  $104,519

Principal maturities of long-term debt at April 30, 1994 are as follows:

        Year ending April 30,              Amount
                  1995                    $265,717
                  1996                      61,950
                  1997                      42,569
                                          $370,236

NOTE 5 - COMMITMENTS

The Company leases a forklift under an operating lease payable $419 per month. The lease expires in April 1995. There were twelve payments remaining under this lease at April 30, 1994, totaling $5,028.

The Company leases its computer operating software from Scott F. Lochridge for a monthly rental of $1,092 (Note 7). In January 1995, the Company acquired the software for $41,500.

Lochridge-Tanner Properties (Note 7), a general partnership, rents to the Company its premises located at 4450 Highway 45 North, for a monthly rental of $3,800. There is no written lease agreement between the Company and its landlord.

On November 22, 1991, the Company executed a non-competition agreement and a consulting agreement with a former shareholder. The non-competition agreement obligates the Company for forty-eight monthly payments of $2,917, beginning December 1, 1991. The consulting agreement obligates the Company for forty-eight monthly payments of $500, beginning on the same date. Payments remaining at April 30, 1994 were as follows:

                                       F-63
            Year ending April 30, 1995     $41,000
            Year ending April 30, 1996      23,917
                                           $64,917

NOTE 6 - INCOME TAXES

Income taxes are based on financial reporting income or loss. Differences between income and loss for financial and income tax reporting relate primarily to allowance for doubtful accounts.

At April 30, 1994, the Company has deferred tax assets of $7,064. Deferred tax assets are related to the $35,000 allowance for doubtful accounts not deductible for income tax purposes until the accounts are actually written-off as uncollectible.

Income taxes payable at April 30, 1994, of $112,584 represent current income taxes payable in excess of estimated payments already paid.

NOTE 7 - RELATED PARTY TRANSACTIONS

Rent expense of $49,400 was paid during the period for the use of the Company's premises at 4450 Highway 45 North to Lockridge-Tanner Properties, a general partnership 50% owned by Scott F. Lochridge, President and sole stockholder of AmeriDyne Corporation (Note 5).

During the year ended April 30, 1994, payments totaling $14,196 were paid on the computer software lease with the stockholder (Note 5).

NOTE 8 - CONCENTRATION OF CREDIT RISK AND ECONOMIC DEPENDENCE

AmeriDyne Corporation sells medical supplies and equipment to hospitals, nursing homes, home health care agencies and other customers in the medical field. Most of these customers are highly dependent on receipts from Medicare and/or Medicaid for revenue from which to pay their expenses and suppliers, including AmeriDyne. Any changes to the Medicare/Medicaid programs, or violations of regulations by their customers could have a material effect on the collectibility of AmeriDyne's accounts receivable.

AmeriDyne's sales to the Jackson-Madison County General Hospital and related entities were $2,228,675 or 28% of the Company's sales and 12% of the Company's gross profits for the year ended April 30, 1994.

NOTE 9 - DISCONTINUED OPERATIONS

On May 31, 1993, AmeriDyne Corporation discontinued its manufacturing operations (Plastics Division) and sold substantially all the related assets to MCP Industries, Inc. (MPC). The agreement included the assumption by MCP of certain notes payable, accounts payable and other obligations, the payment of cash, and the execution of a note to AmeriDyne in the amount of $245,000 (Note 2). MCP received certain of the Company's accounts receivable and other assets, and agreed to pay a 2% royalty to Ameridyne on sales of certain products to specified customers during the five years following May 31, 1993.

For the year ended April 30,1994, the royalties earned from MCP by AmeriDyne were $15,836 and are included in Continuing Operations on the Statement of Income and Expenses. Operating revenues of the Plastics Division for the year were $112,694 and are included in the Loss from Operations of the Discontinued Operations on the Statement of Income and Expenses.


                                       F-64
NOTE 10 - SUBSEQUENT EVENTS

On March 1, 1996, the Company merged with Contour Merger Sub, Inc., a Tennessee corporation wholly-owned by Contour Medical, Inc., a Nevada corporation, with AmeriDyne Corporation as the surviving corporation. Each share of AmeriDyne treasury stock was cancelled and all of the remaining issued and outstanding shares, 100% owned by Scott F. Lochridge, were converted into the right to receive shares of Contour Medical, Inc. common stock, $.001 par value per share, having an aggregate value equal to $2,100,000, plus $250,000 in cash. Each share of Contour Merger Sub, Inc., $.01 par value, issued and outstanding on March 1, 1996, was converted into one share, no par value, common stock of AmeriDyne Corporation.

In connection with the merger, Retirement Care Associates, Inc. (RCA) guaranteed all of the debt owed to Union Planters Bank of Jackson, Tennessee replacing the guarantees of Scott F. and Constance Lochridge. RCA owns a majority interest and/or voting control interest of Contour Medical, Inc.











































                                       F-65
                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Stockholders of AmeriDyne Corporation
4450 Highway 45 North
Jackson, TN  38305

We were engaged to audit the accompanying balance sheet of AmeriDyne Corporation (a Tennessee corporation) as of April 30, 1994, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.

Except as explained in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

We did not observe the physical inventory (stated as $1,110,490) taken at April 30, 1993, since that date was prior to our initial engagement as auditors for the Company, and the Company's records do not permit adequate retroactive tests of those inventory quantities. Furthermore, the Company's accounting personnel were unable to furnish us with a bank reconciliation for the amount in bank overdrafts (stated as $268,783) as of April 30, 1993. Accordingly, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the statements of income, retained earnings, and cash flows for the year ended April 30, 1994.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of AmeriDyne Corporation as of April 30, 1994, in conformity with generally accepted accounting principles.

The supplementary information presented in Schedules I and II accompanying the basic financial statements is not a required part of the basic financial statements and is presented for supplementary analysis purposes only. Because of the scope limitations referred to in paragraph 3, we were unable to express, and do not express an opinion on this supplementary information.

/s/ Cowart & Rich
- -----------------
COWART & RICH, CERTIFIED PUBLIC ACCOUNTANTS, P.C.

July 21, 1994











                                       F-66
                            AMERIDYNE CORPORATION
                                BALANCE SHEET
                               April 30, 1994
                     (See Independent Auditor's Report)

                                   ASSETS

CURRENT ASSETS:

Cash on Hand                                      $       69.

Accounts Receivable - Trade         $1,249,106.
 Less Allowance for Doubtful
 Accounts (Note 1C)                    <35,000.>   1,214,106.
Purchase Rebates & Incentives
 Due From Vendors                                      52,866.
Inventory (Note 1D)                                   865,194.
Deferred Taxes (Note 1F)                                7,064.
Prepaid Insurance                                       4,504.

     Total Current Assets                                       $2,143,803.

PROPERTY AND EQUIPMENT:

At Cost, Net of Accumulated
  Depreciation (Note 1E)                                            55,818.

OTHER ASSETS:

Note Receivable - MCP Industries,
  Inc. (Note 5)                                                    214,178.

TOTAL ASSETS                                                    $2,413,799.

























The accompanying notes are an integral part of these financial statements.

                                       F-67
                            AMERIDYNE CORPORATION
                                BALANCE SHEET
                                April 30, 1994
                      (See Independent Auditor's Report)

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Bank Overdrafts (Note 1B)                            $169,660.
Accounts Payable                                      483,813.
Accrued Payroll (Note 1G)                              53,433.
Income Taxes Payable (Note 1F)
  Federal                                 $ 86,355.
  State                                     26,229.   112,584.
Payroll Taxes Withheld and Accrued
  (Note 1G)                                             5,922.
Accrued Taxes - Other                                  22,581.
Notes Payable - Credit Line (Note 2)                  525,000.
Notes Payable Due Within One Year (Note 3)            265,717.
Accrued Interest Payable                                  437.

     Total Current Liabilities                                  $1,639,147.

LONG-TERM LIABILITIES:

Long-Term Portion of Notes Payable (Note 3)                        104,519.

COMMITMENTS (Note 4):

TOTAL LIABILITIES                                                1,743,666.

STOCKHOLDERS' EQUITY:

Common Stock - No Par Value, 1,000 Shares
 Authorized and Issued, 510 Shares Outstanding       $  7,500.
Paid - In Capital                                      60,500.
Retained Earnings                                     659,433.
                                                      727,433.
Less 490 Shares Held in Treasury - At Cost            <57,300.>

     Total Stockholders' Equity                                    670,133.

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $2,413,799.














The accompanying notes are an integral part of these financial statements.

                                       F-68
                            AMERIDYNE CORPORATION
                       STATEMENT OF INCOME AND EXPENSES
                  For the Twelve Months Ended April 30, 1994
                      (See Independent Auditor's Report)

INCOME

  Sales                                                          $7,981,571.

COST OF GOODS SOLD                                                6,131,467.

GROSS PROFIT                                                      1,850,104.

OPERATING EXPENSES - SCHEDULE I                                   1,759,669.

INCOME FROM OPERATIONS                                               90,435.

OTHER INCOME - SCHEDULE II                                           84,941.

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               175,376.

PROVISION FOR INCOME TAXES

  Current                                             $ 84,813.
  Deferred                                              <7,064.>     77,749.

INCOME FROM CONTINUING OPERATIONS                                    97,627.

DISCONTINUED OPERATIONS (Note 5)

<Loss> From Operations of Plastics Division
 Plus Applicable Income Taxes of $9,078.             $ <16,814.>

Gain on Disposal of Plastics Division Less
 Applicable Income Taxes of $73,443.                   136,039.     119,225.

NET INCOME                                                       $  216,852.





















The accompanying notes are an integral part of these financial statements.

                                       F-69
                            AMERIDYNE CORPORATION
                       STATEMENT OF INCOME AND EXPENSES

                  For the Twelve Months Ended April 30, 1994
                      (See Independent Auditor's Report)


Retained Earnings Per Books - April 30, 1993                      $ 471,328.

Restatements to Correct Accounting Errors:
     Provision for Income Taxes for the
      Year Ended April 30, 1993                                     <65,355.>

     Understatement of Rebates & Incentives Due
      From Vendors at April 30, 1993 Net of Related
      Income Taxes $ 24,405                                          36,608.

Adjusted Retained Earnings Balance - April 30, 1993                 442,581.

Net Income For the Year Ended April 30, 1994                        216,852.

Retained Earnings - April 30, 1994                                $ 659,433.




































The accompanying notes are an integral part of these financial statements.

                                       F-70
                            AMERIDYNE CORPORATION
                           STATEMENT OF CASH FLOWS
                  For the Twelve Months Ended April 30, 1994
                      (See Independent Auditor's Report)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                         $  216,852.

Adjustments to Reconcile Net Income to Cash
 Provided by Operating Activities:
   Depreciation and Amortization (Note 1E)             $  85,529.
   Gain on Sale of Equipment                            <212,310.>
Changes in Assets and Liabilities:
   Increase in Accounts Receivable - Trade              <148,488.>
   Decrease in Rebates and Incentives Due
    From Vendors                                           8,147.
   Decrease in Inventory                                 245,296.
   Increase in Prepaid Insurance                          <3,259.>
   Decrease in Prepaid Income Taxes                       18,907.
   Increase in Deferred Taxes Receivable                  <7,064.>
   Decrease in Accounts Payable                         <398,617.>
   Increase in Accrued Payroll                            17,056.
   Increase in Income Taxes Payable                      107,081.
   Decrease in Payroll Taxes Withheld and Accrued         <1,679.>
   Increase in Accrued Taxes Payable - Other               9,458.
   Decrease in Commissions Payable                        <8,982.>
   Increase in Accrued Interest Payable                      437.

     Total Adjustments                                              <288,488.>

     NET CASH <USED> BY OPERATING ACTIVITIES                         <71,636.>

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from Sale of Equipment                       $  534,875.
Capital Expenditures for Property and Equipment          <36,595.>
Increase in Note Receivable - MCP Industries, Inc.      <214,178.>

     CASH PROVIDED BY INVESTING ACTIVITIES                            284,102.


















The accompanying notes are an integral part of these financial statements.

                                       F-71
                             AMERIDYNE CORPORATION
                            STATEMENT OF CASH FLOWS
                  For the Twelve Months Ended April 30, 1994
                      (See Independent Auditor's Report)

CASH FLOWS FROM FINANCING ACTIVITIES

     Loans to Finance Property Acquisitions        $    7,380.
     Repayment of Bank and Equipment Loans           <399,769.>
     Repayment of Loan to Shareholders                 <6,500.>
     Net Borrowings Under Lines of Credit
       Agreements                                     285,348.

          CASH <USED> BY FINANCING ACTIVITIES                      <113,541.>

INCREASE IN CASH & CASH EQUIVALENTS                                  98,925.
CASH & CASH EQUIVALENTS AT BEGINNING OF YEAR:

     Cash on Hand                                   $     267.
     Bank Overdrafts                                 <268,783.>    <268,516.>

CASH & CASH EQUIVALENTS AT END OF YEAR:

     Cash on Hand                                   $      69.
     Bank Overdrafts                                 <169,660.>   $<169,591.>







CASH PAID DURING THE YEAR FOR:

     Interest                                                    $   79,727.
     Income Taxes                                                $   49,842.






















The accompanying notes are an integral part of these financial statements.

                                       F-72
                            AMERIDYNE CORPORATION

                        NOTES TO FINANCIAL STATEMENTS

                                April 30, 1994


BUSINESS ACTIVITIES

AmeriDyne Corporation (the Company) was incorporated in 1980 to manufacture and distribute bedpans and similar plastic products to hospitals and other users in the medical community. The company expanded its line of products over the years, by reselling items purchased from other manufacturers to the same market. Sales from the resale line of business outgrew the sales of items manufactured by the company. During the year ended April 30, 1994 AmeriDyne sold the assets of its manufacturing division, and is now engaged exclusively in the resale and distribution of medical supplies to doctors' offices, hospitals, nursing homes, home health agencies and other customers in the medical field.

NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of AmeriDyne Corporation is presented to assist in understanding the company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles, and have been consistently applied in the preparation of the financial statements.

(A)  METHOD OF ACCOUNTING

The Company recognizes revenue, costs and expenses on the accrual basis of accounting, with income being recorded when earned and costs and expenses recorded when incurred.

(B)  CASH

For purposes of the statement of cash flows, the Company considers all short-term debt instruments purchased with a maturity of three months or less to be cash equivalents.

(C)  ACCOUNTS RECEIVABLE

An allowance for doubtful accounts has been established to absorb unforeseen losses from delinquent accounts, with a corresponding charge to Bad Debt Expense on the books. Bad Debts are deducted on the Company's federal income tax return when they are deemed uncollectible.

(D)  INVENTORIES

Inventories are stated at the lower of average cost or market.

(E)  PROPERTY AND EQUIPMENT

The cost of property and equipment is depreciated over the estimated useful lives of the respective assets using accelerated depreciation methods. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Details related to the property and equipment at April 30, 1994 are as follows:
                                       F-73
               Equipment                             $20,374.
               Vehicles                               70,191.
               Office furniture and equipment         88,586.
               Leasehold improvements                    319.
                    Total cost                      $179,470.
               Accumulated depreciation            (123,652).

                                                    $ 55,818.

Certain of the company's assets were acquired under capital leasing arrangements and are included in property and equipment at April 30, 1994:

                                                                 Accumulated
                                            Cost                 Depreciation

Equipment                                $   8,418.               $   8,418.
Office furniture and equipment              28,847.                  17,701.
Total                                    $  37,265.               $  26,119.

Amortization of these leased assets was $7,299 for the year and is included in depreciation expense.

(F)  INCOME TAXES

Deferred income taxes are provided for differences between financial statement assets and liabilities and income tax reporting basis of assets and liabilities in accordance with Financial Accounting Standard No. 109. The difference for the year ended April 30, 1994 resulted from the use of the allowance for bad debt expense in the Company's financial statements, not deductible for income tax purposes:

     Net Income Per Books                                $216,852.
     Income taxes for prior year
       charged to retained earnings                      $<65,355.>
     Accrued rebates at April 30, 1994
       net of related taxes                                36,608.
     Deferred taxes on $35,000 allowance
       for bad debts                                      < 7,064.>
     Total temporary differences                         < 35,811.>
     Permanent differences:
     Federal income tax expense per tax return            189,103.
     Nondeductible entertainment expense                    1,783.
     Nondeductible allowance for bad debts                 35,000.
     Rounding                                                   2.
     Tax return taxable income                           $406,929.

(G)  ACCRUED PAYROLL

Statement of Financial Standards No. 43, "Accounting for Compensated Absences", requires the accrual of vacation pay that has been earned but not taken. Accordingly, the Company has made the following accruals at April 30, 1994:

     Accrued Payroll Salaries and Wages Expense                $15,873.
     Payroll Taxes Withheld and Accrued Taxes-Payroll            1,214.
                                                               $17,087.

NOTE 2 - NOTES PAYABLE-CREDIT LINE

Due to Union Planters National Bank, Jackson, Tennessee.  Interest is payable
                                       F-74
monthly at the bank's prime rate + 1.25%. The interest rate at April 30, 1994 was 8.50%. Principal is due on demand. Collateral for the line of credit consists of substantially all the Company's assets, including but not limited to Accounts Receivable, Inventory, Furniture, Fixtures, Equipment, Machinery, and bank accounts. The loan is also secured by the guaranties of Scott and Constance Lochridge, and life insurance policies on the lives of Scott Lochridge and Bill Farmer. In connection with the Notes Payable-Credit Line and Notes Payable to the Bank referred to in Note 3, the Company executed a Loan Agreement containing certain covenants regarding the maintenance of minimum financial ratios regarding debt and working capital requirements. The working capital of the Company as of April 30, 1994 was less than the minimum required by the Loan Agreements, and the Company was technically in default on the bank debt at that date. The loan agreement also restricts payment of dividends and capital acquisitions by the company.

NOTE 3 - LONG-TERM DEBT

Long-term debt consists of the following:

Union Planters National Bank-Jackson, Tennessee-payable
monthly in installments of $3,000.00 principal plus interest.
The interest rate is adjustable at 2% + the bank's prime
rate.  The current interest rate at April 30, 1994 was
9.25%. Collateral for the note is the same as for the Note
Payable-Credit Line (See Note H).                                  $ 52,000.

Union Planters National Bank-Jackson, Tennessee-payable
in monthly installments of $3,600.00 at 9.25% interest.
Collateral for the note is the same as for the Note
Payable-Credit Line (See Note H).                                   111,119.

Capital Lease-G.E. Capital-secured by Canon copier and
attachments, payable in monthly installments of $205.00
plus sales tax.  Interest rate of 5.39%.                              4,474.

Ford Motor Credit-secured by 1992 Ford E-350 van, payable in
monthly installments of $640.57.  Interest rate of 11.00%.           10,006.

Capital Lease-Eaton Financial Corporation- payable in
monthly installments of $308.83 plus sales tax.  Interest
rate of 14.6%.  Secured by computer equipment.                        9,137.

Note Payable-Shareholder-Due to Scott F. Lochridge.
Payment of interest and principal due in full on
April 30, 1995.  Interest rate of 12%.  Unsecured.                  183,500.

     Total obligations                                             $370,236.

     Less amounts due within one year                              <265,717.>

     Total long-term portion of notes payable                      $104,519.

At April 30, 1994 installments of principal were scheduled to mature in the following years:

     Year ending April 30,    1995                  $265,717.
                              1996                    61,950.
                              1997                    42,569.
                              After 1997                   0.
                              Total                 $370,236.
                                       F-75
NOTE 4-COMMITMENTS

(A) The company leases a forklift under an operating lease, payable $418.97 per month. The lease expires in April, 1995. There were twelve payments remaining under this lease at April 30, 1994, totaling $5,027.64.

(B) The company leases its computer operating software from Scott F. Lochridge for a monthly rental of $1,092. There are no plans to change to another software system at this time.

(C) Lochridge-Tanner Properties, a general partnership, rents to the Company its premises located at 4450 Highway 45 North, for a monthly rental of $3,800. There is no written lease agreement between the Company and its landlord.

(D) On November 22, 1991 the company executed a Non-Competition Agreement and a Consulting Agreement with a former shareholder. The Non-Competition Agreement obligates the Company for 48 monthly payments of $2,916.66, beginning December 1, 1991. The Consulting Agreement obligates the Company for 48 monthly payments of $500.00, beginning on the same date. Payments remaining at April 30, 1994 were as follows:

          Year ending April 30, 1995                 $41,000.
          Year ending April 30, 1996                  23,917.
               Total                                 $64,917.

NOTE 5 - DISCONTINUED OPERATIONS

On May 31, 1993 AmeriDyne Corporation discontinued its manufacturing operations (Plastics Division) and sold substantially all the related assets to MCP Industries, Inc. The agreement included the assumption by MCP Industries of certain notes payable, accounts payable and other obligations, the payment of cash, and the execution of a note to AmeriDyne in the amount of $245,000.00. This note is payable in 60 monthly installments of $4,967.72 at 8.00% interest. MCP Industries received certain of the Company's accounts receivable and other assets, and agreed to pay a 2% Royalty to AmeriDyne on sales of certain products to specified customers during the five years following May 31, 1993. For the year ended April 30, 1994 the royalties earned from MCP Industries by AmeriDyne were $15,836 and are included in Continuing Operations on the Statement of Income and Expenses. Operating revenues of the Plastics Division for the year were $112,694 and are included in the Loss from Operations of the Discontinued Operations on the Statement of Income and Expenses.

NOTE 6-RELATED PARTY TRANSACTIONS

(A) Rent Expense of $49,400 during the year for the Company's office and warehouse premises at 4450 Highway 45 North was paid to Lochridge-Tanner Properties, a general partnership 50% owned by Scott F. Lochridge, President and sole shareholder of AmeriDyne Corporation.

(B) Equipment Lease Expense of $14,196 during the year for use of the Company's computer operating software was paid to Scott F. Lochridge.

(c) AmeriDyne Corporation sold a 1990 Honda automobile to Scott F. Lochridge for $6,500, its estimated fair market value on April 30, 1994. The proceeds were applied against the Note Payable-Shareholder.

NOTE 7 - SUBSEQUENT EVENTS

(A)  AmeriDyne was audited by the Tennessee Department of Revenue sales tax
                                       F-76
department beginning in May, 1994, with results of the examination to be completed in late July. The Company anticipates a liability of around $28,000 from this audit. Of this amount, over $26,000 was billed to and collected from one of the Company's customers.

(B) On July 11, 1994 the Company leased additional office and warehouse facilities located at 231 Bobrick Drive for a one year term beginning September 15, 1994, and expiring September 14, 1995. The lease rentals are $7,639.04 per month.

(C) On May 5, 1994, Scott F. Lochridge made a loan to the Company in the amount of $76,000, for use in the company's operations. This note is due in full on April 30, 1995.

NOTE 8-ECONOMIC DEPENDENCE

AmeriDyne's sales to the Jackson-Madison County General Hospital and related entities were $2,228,675 for the year ended April 30, 1994. Gross profit derived from these sales was $228,363. This represents 28% of the Company's sales and 12% of the Company's gross profit for the year.








































                                       F-77
                            AMERIDYNE CORPORATION
                       SCHEDULE I - OPERATING EXPENSES
                  For the Twelve Months Ended April 30, 1994
                      (See Independent Auditor's Report)

Advertising                                           $    48,080.
Office Supplies                                            11,949.
Educational Materials                                         432.
Salaries & Wages (Note G)                                 928,476.
Maintenance                                                 7,141.
Rent                                                       66,800.
Freight Out                                               184,152.
Travel                                                     12,943.
Entertainment                                               6,096.
Depreciation (Note 1E)                                     41,020.
Bank Charges                                                  247.
Delivery Expense                                            8,229.
Insurance - General                                        19,147.
Insurance - Employees                                      69,194.
Interest                                                   72,988.
Legal & Accounting Fees                                    10,070.
Subscriptions & Dues                                        8,575.
Charitable Contributions                                    2,707.
Professional Fees                                          21,326.
Factory Supplies & Expense                                  9,290.
Equipment Lease                                            19,970.
Telephone                                                  48,037.
Taxes - Payroll (Note G)                                   65,225.
Taxes & Licenses - Other                                   14,274.
Postage                                                     7,563.
Computer Service Contract                                   4,030.
Payments Under Non-Competition
 Agreement (Note 4D)                                       31,083.
Consulting Fees (Note 4D)                                   6,500.
Bad Debt Expense                                           45,697.
Miscellaneous Expenses                                      9,524.
Less:  Overhead Absorbed by Cost of Goods Sold            <21,096.>
          Total Operating Expenses                    $ 1,759,669.






















                                       F-78
                            AMERIDYNE CORPORATION
                          SCHEDULE II - OTHER INCOME
                  For the Twelve Months Ended April 30, 1994
                      (See Independent Auditor's Report)



Delivery Income - Standard Register                           $ 46,325.
Royalties                                                       15,836.
Interest Income                                                 17,186.
Gain on Sale of Equipment                                        2,828.
Vending and Miscellaneous Other Income                           2,766.
                                                              $ 84,941.















































                                       F-79

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                   PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

As discussed elsewhere herein, on March 1, 1996, the Company acquired all of the issued and outstanding shares of the common stock of AmeriDyne Corporation for payment of $300,000 cash and 369,619 shares of the Company's common stock (which has been valued at $5.6815 per share for purposes of the proforma financial statements). The Company obtained the funds for the acquisition from Retirement Care Associates, Inc., the parent company of Contour Medical, Inc., through the repayment of funds advanced to Retirement Care Associates, Inc. by the Company.

The acquisition has been accounted for as a purchase, with assets acquired and liabilities assumed recorded at fair value, and the results of AmeriDyne Corporation's operations included in the Company's consolidated financial statements from the date of acquisition.

The accompanying consolidated financial statements illustrate the effect of the acquisition ("Proforma") on the Company's financial position and results of operations. The consolidated balance sheet as of December 31, 1995, is based on the historical balance sheets of the Company and AmeriDyne Corporation as of December 31, 1995, and October 31, 1995, respectively, and assumes the acquisition took place on that date. The consolidated statements of income for the year ended June 30, 1995, and the six months ended December 31, 1995, are prepared based on the historical statements of income of the Company and AmeriDyne Corporation for the year ended June 30, 1995, and April 30, 1995, and the six months ended December 31, 1995, and October 31, 1995, respectively. The proforma consolidated statements of income assume the acquisition took place as of July 1, 1994.

On February 29, 1996, the Company authorized a 1.05-for-1 forward stock split of its common stock effective March 15, 1996. All common shares and per share amounts in the proforma consolidated financial statements reflect the forward stock split.

The proforma consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the proforma consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocations of which may differ.

The accompanying consolidated proforma financial statements should be read in conjunction with the historical financial statements of the Company and AmeriDyne Corporation included elsewhere herein.
















                                       F-80
CONTOUR MEDICAL, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEET
December 31, 1995 (Unaudited)

                           CONTOUR                          PROFORMA
                           MEDICAL                      ADJUSTMENTS FOR
PROFORMA
                           INC. AND     AMERIDYNE    PURCHASE ACQUISITION
CONSOLIDATED
                         SUBSIDIARIES  CORPORATION       DR          CR
 TOTAL
ASSETS

Cash                     $   42,593   $        205 $  300,000(2) $ 300,000(1)
$   42,798
Accounts receivable       2,126,170      1,974,712
4,100,882
Inventory                 1,635,673      1,209,371
2,845,044
Prepaid expenses            153,833         90,239
 244,072
Due from parent             941,563                                300,000(2)
 641,563

                          4,899,832      3,274,527    300,000      600,000
7,874,359

Property and equipment      807,121        140,346
 947,467

Other assets:
 Deposit on equipment       355,454          7,689
 363,143
 Goodwill                                             985,639(4)
 985,639
 Notes receivable                          146,718
 146,718
 Other assets                 4,575          9,270
  13,845

                            360,029        163,677    985,639            0
1,509,345

                         $6,066,982     $3,578,550 $1,285,639   $  600,000
$10,331,171


























See accompanying notes to proforma consolidated statements.

                                       F-81
CONTOUR MEDICAL, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEET
December 31, 1995 (Unaudited)

                           CONTOUR                          PROFORMA
                           MEDICAL                      ADJUSTMENTS FOR
PROFORMA
                           INC. AND     AMERIDYNE    PURCHASE ACQUISITION
CONSOLIDATED
                         SUBSIDIARIES  CORPORATION       DR          CR
 TOTAL
LIABILITIES AND
  STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Line of credit          $  303,800     $  327,021                           $
 630,821
 Current maturities of
   long-term debt           168,477        763,200
 931,677
 Accounts payable         1,070,648        721,357
1,792,005
 Accrued expenses           136,973        179,183
 316,156

      Total current
        liabilities       1,679,898      1,990,761          0            0
3,670,659

Long-term debt            1,061,130        173,428
1,234,558

Total liabilities        $2,741,028     $2,164,189          0            0
4,905,217

SHAREHOLDER'S EQUITY:
 Preferred stock          2,400,000              0
2,400,000
 Common stock                 4,079          7,500      7,500(3)       370(1)
   4,449

 Additional paid-in
   capital                  986,415         60,500     60,500(3) 2,099,630(1)
3,086,045
 Retained earnings
   (deficit)                (64,540)     1,403,661  1,403,661(3)
 (64,540)
 Treasury stock                   0        (57,300)                 57,300(3)
       0

                          3,325,954      1,414,361  1,471,661    2,157,300
5,425,954

                         $6,066,982     $3,578,550 $1,471,661   $2,157,300
$10,331,171

















See accompanying notes to proforma consolidated statements.

                                       F-82
CONTOUR MEDICAL, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF INCOME
For Six Months Ended December 31, 1995 (Unaudited)

                         CONTOUR
                         MEDICAL                               PROFORMA
PROFORMA
                         INC. AND      AMERIDYNE     PROFORMA   ADJUST-
CONSOLIDATED
                       SUBSIDIARIES   CORPORATION    SUBTOTAL    MENTS
TOTAL
Sales                   $4,750,349    $5,167,006   $9,917,355
$9,917,355

Cost of sales            3,420,339     3,924,598    7,344,937
7,344,937

Gross profit             1,330,010     1,242,408    2,572,418         0
2,572,418

Operating expenses         984,944       989,911    1,974,855    24,641(5)
1,999,496

Other income                 3,220        83,384       86,604
 86,604

Income (loss) before
 income tax                348,286       335,881      684,167   (24,641)
659,526

Income taxes               118,417       137,351      255,768    (9,600)(6)  $
246,168

Net income              $  229,869    $  198,530   $  428,399  $(15,041)     $
413,358

Net income per common
 and common equivalent
 share                       $0.05                 $     0.09                $
   0.08

Weighted average
 shares outstanding      4,844,533                  4,844,533   369,619
5,214,152
























See accompanying notes to proforma consolidated financial statements.

                                       F-83
CONTOUR MEDICAL, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF INCOME
For Twelve Months Ended June 30, 1995 (Unaudited)

                         CONTOUR
                         MEDICAL                                 PROFORMA
PROFORMA
                         INC. AND    AMERIDYNE    PROFORMA       ADJUST-
CONSOLIDATED
                       SUBSIDIARIES CORPORATION   SUBTOTAL        MENTS
TOTAL
Sales                   $5,585,004  $10,564,054  $16,149,058
$16,149,058

Cost of sales            3,666,601    7,906,859   11,573,460
11,573,460

Gross profit             1,918,403    2,657,195    4,575,598          0
4,575,598

Operating expenses       1,764,461    1,930,354    3,694,815     49,282(5)
3,744,097

Other income (loss)        (38,235)     147,712      109,477
 109,477

Income (loss) before
 income tax                115,707      874,553      990,260    (49,282)
 940,978

Income taxes                54,718      328,853      383,571    (19,220)(6)  $
 364,351

Net income              $   60,989  $   545,700  $   606,689  $ (30,062)     $
 576,627

Net income per common
 and common equivalent
 share                       $0.01               $      0.13                 $
    0.11

Weighted average shares
 outstanding             4,786,126                 4,786,126    369,619
5,155,745
























See accompanying notes to proforma consolidated financial statements.

                                       F-84
                      CONTOUR MEDICAL, INC. AND SUBSIDIARIES

         NOTES TO PROFORMA CONSOLIDATED (UNAUDITED) FINANCIAL STATEMENTS


 NOTE A - BASIS OF PRESENTATION

 Reference is made to the "Introduction" at page F-48.

 NOTE B - PROFORMA ADJUSTMENTS

 The proforma adjustments to the consolidated balance sheet are as follows:

 (1) To record the purchase of 100% of the outstanding common stock of AmeriDyne Corporation for a purchase price consisting of $300,000 cash and 369,619 common shares of Contour Medical with a fair market value of $2,100,000.

 (2) To record the receipt of $300,000 from Retirement Care Associates, Inc., the parent company of Contour Medical.

 (3) To record the elimination of AmeriDyne Corporation shareholder equity.

 (4) To record goodwill of $985,639 which is the difference between the purchase price of $2,400,000 consisting of common stock and cash; and the net assets of AmeriDyne Corporation of $1,414,361. The goodwill will be amortized over a 20 year life.

 The proforma adjustment to the consolidated statements of income are as follows:

 (5) To record amortization of goodwill of $985,639 over a 20 year period.

 (6) To record income tax changes for proforma adjustments at a 39% effective tax rate.

























                                        F-85
 No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction or any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

 TABLE OF CONTENTS
                                           Page

 Prospectus Summary
 Risk Factors
 The Company
 Price Range of Common Stock
 Dividend Policy
 Selected Financial Information
 Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations
 Use of Proceeds
 Business
 Management
 Security Ownership of Management
  and Principal Shareholders
 Certain Transactions
 Description of Securities
 Plan of Distribution

 Selling Shareholder

 Legal Matters
 Experts
 Index to Financial Statements

 CONTOUR MEDICAL, INC.

 125,186 Shares of Common Stock Issuable
         Upon Exercise of Class B Warrants

 315,000 Shares of Common Stock Issuable
         Upon Exercise of Class C Warrants

 630,000 Shares of Common Stock Issuable
         Upon Conversion of Series A
         Convertible Preferred Stock

 577,500 Shares of Common Stock Issuable
         Upon Exercise of Consultant's
         Warrants



 369,619 Shares of Common Stock Offered
         By Selling Shareholder

 PROSPECTUS

 _______________, 1996

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13.  Other Expenses of Issuance and Distribution.

      The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

       SEC Filing Fees . . . . . . . . . . . . . . . . . . . . . $ 1,917.76
       Printing Expenses . . . . . . . . . . . . . . . . . . . .   2,500.00
       Accounting Fees and Expenses. . . . . . . . . . . . . . .   5,000.00
       Legal Fees and Expenses . . . . . . . . . . . . . . . . .  15,000.00
       Blue Sky Fees and Expenses. . . . . . . . . . . . . . . .   2,000,00
       Registrar and Transfer Agent Fees . . . . . . . . . . . .     500.00
       Miscellaneous . . . . . . . . . . . . . . . . . . . . . .   3,082.24

             Total . . . . . . . . . . . . . . . . . . . . . . . $30,000.00

 Item 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

      (a) Subsection (1) of Section 78.751 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

      Subsection (2) of Section 78.751 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

      Subsection 78.751(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

      (b) Article Eight of the Restated Articles of Incorporation of the Registrant provides that no director, officer or stockholder of the Company shall be personally liable for damages for breach of fiduciary duty as a director or officer; provided, that this provision shall not eliminate liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments or distributions in violation of Nevada law.

      (c) Article XI of the Bylaws of the Registrant generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

 Item 15.  RECENT SALES OF UNREGISTERED SECURITIES.

      During its past three fiscal years, the Registrant issued securities which were not registered under the Securities Act of 1933, as amended (the "Act"), as set forth below. The following information gives retroactive effect to a 1 for 13 reverse stock split which occurred in July 1993 and a
 1.05 for 1 forward stock split which occurred in March 1996.

      A. From January to April 1992, the Registrant conducted a private offering of units, each unit consisting of 2,000 shares of Convertible Redeemable Preferred Stock, at a price of $2,000 per unit. The Registrant sold 18.1625 Units (36,325 Shares, $1.00 par value) to 6 persons for a total consideration of $36,325. In November 1992, the Registrant offered holders of these Units the opportunity to exchange at no cost the 36,325 shares of Convertible Preferred Stock for 36,325 Units, consisting of 36,325 shares of the Registrant's Class A Convertible Stock and 36,325 Class A Common Stock Purchase Warrants. All holders of the Registrant's Convertible Redeemable Preferred Stock chose to exercise this conversion option. The Class A Warrants were called for redemption in 1995, and none were exercised.

      No brokers/dealers received any compensation in connection with the sale of these securities.

      The Registrant claims the exemption from registration provided by
 Section 4(2) of the Securities Act of 1933, as amended, and Regulation D adopted thereunder.

      B. From July 1992 to January 1993, the Registrant conducted a private offering of Units, each Unit consisting of one share of Convertible Redeemable Preferred Stock and one Class A Stock Purchase Warrant at a price of $1.00 per Unit. The Registrant sold 334,319 Units to 16 persons for a total consideration of $321,819. The Class A Warrants were called for redemption in 1995, and none were exercised.

      No brokers/dealers received compensation in connection with the sale of these securities. However, Tom Walsh, a registered person with a broker/dealer, helped the Registrant locate purchasers for these Units, and was permitted to purchase 25,000 Units in consideration of the payment of $12,500, which represented a reduced rate of $.50 per Unit as compared to $1.00 per Unit paid by other purchasers.

      The Registrant claims exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

      C. In connection with the acquisition of the stock of the Michigan and Florida Subsidiaries in May 1993, and conversion of notes payable into Class C Convertible Preferred Stock, the Registrant issued shares of its Class D Redeemable Preferred Stock, Class D Warrants and Class C Convertible Preferred Stock to the owners of the Michigan and Florida subsidiaries stock. See "CERTAIN TRANSACTIONS."

      No brokers/dealers were involved in the exchange of these securities.

      The Registrant claims the exemption from registration provided by
 Section 4(2) of the Securities Act of 1933, as amended.

      D. From February through May 1993, the Registrant sold 74,176 shares of its Class D Redeemable Preferred Stock, and 148,345 Class D Warrants to 21 persons for a total consideration of $445,000.

      The Registrant claims the exemption from registration provided by
 Section 4(2) of the Securities Act of 1933, as amended.

      E. From July of 1993 to January of 1994, the holders of the Class A Convertible Preferred Units listed in A. and B. above exercised their right to convert their Class A Preferred Stock into Common Stock. The number of shares of Common Stock into which the Class A could be converted was calculated by totaling the number of shares held multiplied by $0.95238 (the redemption value) and adding the dividend accrued to the date of conversion and dividing the sum of one-half of the average trading price of the Common Stock for 30 days prior to receipt of the conversion notice.
 The total Common Stock issued upon conversion of all of the outstanding shares of the Class A Convertible Preferred Stock was 614,130.

      No broker/dealers were involved in the solicitation of the shareholders to convert the Class A shares into Common Stock, and no payment by shareholders were required in order to convert. The Company claims the exemption provided for in Section 3(a)(9) of the Securities Act of 1933, as amended, for the transaction.

      F. In April 1994, the Registrant offered holders of 74,176 shares of the Company's Class D Redeemable Preferred Shares and 148,345 Class D Redeemable Common Stock Purchase Warrants the opportunity to exchange those shares and warrants for Units identical to those registered in this Registration Statement. The exchange ratio was calculated by multiplying the number of Class D Redeemable Preferred Shares held by the $5.714 per share liquidation value plus accrued dividends plus the number of warrants held times $1.4286 and dividing the sum by the proposed $5.714 per share Unit offering price. All Class D Redeemable Preferred Shares and Class D Redeemable Common Stock Purchase Warrants were exchanged for a total of 119,225 Units.

      No broker/dealers were involved in the solicitation of the shareholders to convert their Class D Shares and Class D Warrants into Common Stock, and no payments by shareholders were required in order to convert. The Company claims the exemption provided for in Section 3(a)(9) of the Securities Act of 1933, as amended, for the transaction.

      G. From time to time during the period of November 1991 to January 1993, the Registrant sold shares of its Common Stock to 32 persons, including affiliates, at prices varying from $.01 to $.19, as follows:

                                                  Number of
      Date(s)              Name                     Shares    Amount Paid

 4/18/92, 5/12/92,     Frank Bauco                  50,483     $80,000
 6/4/92 & 8/28/92

 5/7/92, 5/15/92       Anthony LaMura               14,540     $28,000
 & 8/28/92

 5/14/92, 5/15/92      William Miller               45,442     $65,884
 & 7/7/92

 5/15/92 & 9/8/92      George W. David               4,039     $ 6,000

 5/25/92               Frank Caimano                 4,039     $ 5,000

 6/19/92, 11/16/91     Walter James<FN1>            22,836     $46,540
 1/3/92, 1/24/92 &
 4/23/92

 6/21/92 & 9/1/92      Lillian Munter                8,051     $14,950

 9/8/92                Wing Mark                     3,387     $ 6,290

 9/8/92                Tom Walsh                     2,666     $ 4,950

 9/10/92               Sam Cohen                     8,078     $15,000

 9/11/92               Brian David                   1,616     $ 3,000

 9/11/92               Dominic/Vito Deleonardis      8,078     $15,000

 9/23/92               Bob Wine                      8,078     $15,000

 12/18/92              Dr. George Brennan            8,078     $12,000

 1/19/93               Sam & Carol J. Piazza         2,666     $ 5,000

 12/10/91, 1/17/92,    Carmen Russell<FN1>          21,732     $54,517
 1/22/92, 2/5/92,
 4/3/92 & 4/7/92

 2/7/92                Jim Kowalczyic<FN1>           8,962     $22,189

 3/13/92               Robert Cramer<FN1>            3,604     $ 8,922

 7/1/92                Damon Cozzolino               8,886     $11,000

 7/1/92                Robert Sweets<FN2>            8,078     $10,000

 7/1/92                Scott Williams<FN2>           8,078     $10,000

 7/1/92                Robert James<FN2>             8,078     $10,000

 7/1/92                Jerry Weinger                 8,078     Services
 valued
                                                               at $10,000

 11/3/92               Don Tomlin                    8,078     Services
 valued
                                                               at $10,000

 4/1/93                Paul Cornell                  4,039     Services
 valued
                                                               at $5,000

 2/20/92               Joseph L. DuRant            145,385     Services
 valued
                                                               at $18,000

 2/20/92               Edwin B. Salmon, Jr.<FN3>   218,078     Services
 valued
                                                               at $27,000

 5/14/93               William J. Gabriele<FN4>    403,789     1,153,683
 shares
                       Charitable Remainder
                       Unitrust

 5/14/93               Howard Hagon<FN4>           118,704     339,153
 shares
                       Charitable Remainder
                       Unitrust

 5/14/93               Rudolph J. Dallessandro<FN4>142,510     408,172
 shares
                       Charitable Remainder
                       Unitrust

 5/14/93 & 5/28/93     R. J. Dallessandro<FN4>      87,500     235,000
 shares

 5/28/93               W. J. Gabriele<FN4>         136,500     345,000
 shares

 <FN1>
 Shares received for note conversions.
 <FN2>
 Employees who received shares as bonus compensation.
 <FN3>
 Joe DuRant and Ed Salmon received shares for performance under management contracts. These shares were subsequently contributed back to the Registrant at the time of the acquisition of the Michigan and Florida Subsidiaries on May 14, 1993, as part of the acquisition agreement.
 <FN4>
 Shares received for Conversion of Class C Convertible Preferred Shares.

      H. In connection with a proposed public offering of the Company, the underwriter of the offering requested the Company to obtain lock up agreements from certain shareholders who had the right to have their shares registered. The Company authorized 300,000 shares of Class E Convertible Preferred Stock, which were convertible into shares of Common Stock on a 1.05-for-1 basis 180 days after the effective date of a registration statement relating to the proposed public offering. In September 1993, 16 holders of Common Stock agreed to exchange their Common Stock with registration rights for 172,986 shares of the Class E Preferred.

      No brokers or dealers were involved in the solicitation of the shareholders to convert their shares of Common Stock to Class E Preferred, and no payments by shareholders were required in order to convert. The Company claims the exemption provided for by Section 3(a)(9) of the Securities Act of 1933, as amended, for the transaction.

      In April 1994, the 16 holders of the Class E Convertible Preferred Stock converted their shares of Class E Stock to Common Stock on a 1.05-for-1 basis.

      No brokers or dealers were involved in the solicitation of the shareholders to convert their Class E Stock into Common Stock, and no payments were required in order to convert. The Company claims the exemption provided for by Section 3(a)(9) of the Securities Act, as amended, for the transaction.

      I. In April 1994, all of the shares of the Class D Redeemable Preferred Stock and Class D Warrants held by William J. Gabriele, Rudolph
 J. Dallesandro and Harold H. Hagon, who were then officers and directors of the Company, were exchanged for 2,000,000 shares of Class One Convertible Preferred Stock. The Company claims the exemption provided for in Section 3(a)(9) of the Securities Act of 1933, as amended, for this transaction.

      In September 1994, the holders of Class One Convertible Preferred Stock sold all of such stock to Retirement Care Associates, Inc. In November 1994, Retirement Care Associates, Inc. converted the Class One Convertible Preferred Stock into 2,100,000 shares of the Company's Common Stock. The Company claims the exemption provided for in Section 3(a)(9) of the Securities Act of 1933, as amended, for this transaction.

      J. During the period from November 1994 through February 1995, the Company sold units consisting of shares of the Company's Series A Convertible Preferred Stock and Class C Warrants to purchase Common Stock to 50 accredited investors in a private offering. A total of 600,000 shares of Series A Convertible Preferred Stock and 300,000 Class C Warrants were sold in this offering, for an aggregate of $2,400,000 in cash. The Company paid a commission of $196,000 to registered broker-dealers for their services as sales agents. Retirement Care Associates, Inc., the Company's majority shareholder, invested $340,000 in this offering and received 85,000 shares of Class A Convertible Preferred Stock and 42,500 Class C Warrants.

      With respect to these sales, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each investor was given a copy of a Private Placement Memorandum containing complete information concerning the Registrant, a Form D was filed with the SEC and the Company complied with the other applicable requirements of Rule 506. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution. The appropriate restrictive legends were placed on the certificate and stop transfer instructions were issued to the transfer agent.

      K. On March 1, 1996, the Company issued 369,619 shares of its Common Stock to Scott F. Lochridge as part of the consideration paid for his ownership of all of the outstanding stock of AmeriDyne Corporation ("AmeriDyne") in a transaction in which AmeriDyne was merged with a wholly-owned subsidiary of the Company. Mr. Lochridge continues to serve as President of AmeriDyne.

          With respect to this sale, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. Mr. Lochridge, an accredited investor, was given access to complete information concerning the Registrant. Mr. Lochridge represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution. The appropriate restrictive legends were placed on the certificate and stop transfer instructions were issued to the transfer agent.



 Item 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
Sequential
  No.        Description                         Location

  3.1 Restated Articles of Incorpora- Incorporated by reference to tion of Associated Health Care Exhibit 3.1 to the Company's
             Industries, Inc.                    Form S-1 Registration State-
                                                 ment (File No. 33-66024)

  3.2        Amendment to the Restated           Incorporated by reference to
             Articles of Incorporation           Exhibit 3.2 to the Company's
                                                 Form S-1 Registration State-
                                                 ment (File No. 33-66024)

  3.3        Bylaws of the Registrant            Incorporated by reference to
                                                 Exhibit 3.3 to the Company's
                                                 Form S-1 Registration State-
                                                 ment (File No. 33-66024)

  3.4       Second Amendment to the Restated     Incorporated by reference to
            Articles of Incorporation of         Exhibit 3.4 to the Company's
            Contour Medical, Inc., dated         Form S-1 Registration State-
            July 26, 1993                        ment (File No. 33-66024)

  3.5       Third Amendment to the Restated      Incorporated by reference to
            Articles of Incorporation of         Exhibit 3.5 to the Company's
            Contour Medical, Inc., dated         Form S-1 Registration State-
            August 27, 1993                      ment (File No. 33-66024)

  3.6       Fourth Amendment to the Restated     Incorporated by reference to
            Articles of Incorporation of         Exhibit 3.6 to the Company's
            Contour Medical, Inc., dated         Form S-1 Registration State-
            November 10, 1993                    ment (File No. 33-66024)

  3.7       Amended Bylaws                       Incorporated by reference to
                                                 Exhibit 3.7 to the Company's
                                                 Form S-1 Registration State-
                                                 ment (File No. 33-66024)

  3.8       Sixth Amendment to Articles of       Incorporated by reference to
            Incorporation, dated November 9, Exhibit 3.8 to the Company's 1993 (there is no "Fifth" Amend- Form S-1 Registration State-
            ment)                                ment (File No. 33-66024)

  3.9       Amendment Number Five to             Incorporated by reference to
            Articles of Incorporation,           Exhibit 3.9 to the Company's
            dated April 25, 1994                 Form S-1 Registration State-
                                                 ment (File No. 33-66024)

  3.10      Amendment Number Six to              Incorporated by reference to
            Articles of Incorporation,           Exhibit 3.10 to the Company's
            dated May 13, 1994                   Form S-1 Registration State-
                                                 ment (File No. 33-66024)

  4.1       Warrant Agreement for Class B        Included with Amendment No. 1
            Warrants                             to this filing


  4.2       Warrant Agreement for Class C        Included with initial filing
            Warrants

  5         Opinion of Jon D. Sawyer, P.C.       Included with initial filing

 10.1       Lease Agreement, effective           Incorporated by reference to
            August 1, 1994, between Contour      Exhibit 10.1 to the Company's
            Fabricators of Florida, Inc., and    Transition Report on Form10-K
            William A. and Gerald Gehrand,       for the period ended June30,
            relating to the Registrant's         1995
            office and manufacturing space
            in St. Petersburg, Florida

 10.2       Lease Agreement, dated March 1,      Incorporated by reference to
            1993, between the Registrant         Exhibit 10.2 to the Company's
            and William A. and Gerald            Form S-1 Registration State-
            Gehrand, relating to the Regis-      ment (File No. 33-66024)
            trant's office and manufacturing
            space in St. Petersburg, Florida

 10.3       Employment Agreement, dated          Incorporated by reference to
            January 1, 1993, between the         Exhibit 10.3 to the Company's
            Registrant and William J.            Form S-1 Registration State-
            Gabriele                             ment (File No. 33-66024)

 10.4       Employment Agreement, dated          Incorporated by reference to
            January 1, 1993, between the         Exhibit 10.4 to the Company's
            Registrant and Rudolph J.            Form S-1 Registration State-
            Dallessandro                         ment (File No. 33-66024)

 10.5       Employment Agreement, dated          Incorporated by reference to
            January 1, 1993, between the         Exhibit 10.5 to the Company's
            Registrant and Howard E. Hagon       Form S-1 Registration State-
            ment (File No. 33-66024)

 10.6       Non-Qualified Employee Stock         Incorporated by reference to
            Bonus Plan                           Exhibit 10.6 to the Company's
                                                 Form S-1 Registration State-
                                                 ment (File No. 33-66024)

 10.7       Employment Agreement by and          Incorporated by reference to
            between Contour Medical Fabrica-     Exhibit 10.8 to the Company's
            tors of Florida, Inc., Associa-      Form S-1 Registration State-
            ted Healthcare Industries, Inc.      ment (File No. 33-66024)
            and Gerald J. Flanagan, dated
            July 1, 1993

 10.8       Lease Agreement with William A.      Incorporated by reference to
            and Gerald Gehrand dated             Exhibit 10.8 to the Company's
            February 1, 1995, relating to        Transition Report on Form
            Registrant's warehouse space in      10-K for the period ended
            St. Petersburg, Florida              June 30, 1995

 10.9       1996 Stock Option Plan               Included with Amendment No.1
                                                 to this filing


 10.10      Agreement and Plan of Merger by      Incorporated by reference to
            and among Contour Medical, Inc.      Exhibit 10 to the Company's
            Contour Merger Sub, Inc., Scott F.   Current Report on Form 8-K
            Lochridge and AmeriDyne              Dated March 1, 1996
            Corporation

 10.11      Employment Agreement with Scott F.   Attached
            Lochridge

 10.12      Promissory Note from AmeriDyne       Attached
            Corporation to Scott F. Lochridge

 21         Subsidiaries of the Registrant       Attached

 23.1       Consent of Jon D. Sawyer, P.C.       Included in Exhibit 5

 23.2       Consent of BDO Seidman, LLP          Attached

 23.3       Consent of Pender Newkirk &          Attached
            Company

 23.4       Consent of Cowart & Rich, Certified  Attached
            Public Accountants, P.C.

 23.5       Consent of Laney, Boteler &          Attached
            Killinger

All financial statement schedules have been omitted, as the required information is inapplicable or the information is presented in the financial statements or the notes thereto.

Item 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

      (1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 30th day of May, 1996.

                                        CONTOUR MEDICAL, INC.


                                        By/s/ Donald F. Fox
                                          Donald F. Fox, President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                     Title                    Date


/s/ Donald F. Fox                 President, Treasurer        May 30, 1996
Donald F. Fox                     (Principal Financial and
                                  Accounting Officer), and
                                  Chief Financial Officer


/s/ Chris Brogdon                 Director                    May 30, 1996
Chris Brogdon


/s/ Edward E. Lane                Director                    May 30, 1996
Edward E. Lane


/s/ Darrell C. Tucker             Director                    May 30, 1996
Darrell C. Tucker

                            SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the ____ day of May, 1996.

                                        CONTOUR MEDICAL, INC.


                                        By___________________________________
                                          Donald F. Fox, President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                     Title                    Date


____________________________      President, Treasurer        May ___, 1996
Donald F. Fox                     (Principal Financial and
                                  Accounting Officer), and
                                  Chief Financial Officer


____________________________      Director                    May ___, 1996
Chris Brogdon


____________________________      Director                    May ___, 1996
Edward E. Lane


____________________________      Director                    May ___, 1996
Darrell C. Tucker